As filed with the Securities and Exchange Commission on August 17, 2021

Registration Nos. 333-257257

333-257257-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVESCO DB US DOLLAR INDEX TRUST

(Registrant)

INVESCO DB US DOLLAR INDEX BEARISH FUND

(Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	6799	87-0778084
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Invesco Capital Management LLC 3500 Lacey Road, Suite 700 Downers Grove, Illinois 60515 (800) 983-0903	Adam Henkel c/o Invesco Capital Management LLC 3500 Lacey Road, Suite 700 Downers Grove, Illinois 60515 (800) 983-0903
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Philipp, Esq.

Morgan, Lewis & Bockius LLP

110 North Wacker Drive

Chicago, IL 60606-1511

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share	Proposed maximum aggregate offering price	Amount of registration fee
Invesco DB US Dollar Index Bearish Fund Common Units of Beneficial Interest	(1)	(1)	(1)	(2) (3)

(1)

In accordance with Rule 456(d) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of Invesco DB US Dollar Index Bearish Fund Common Units of Beneficial Interest (the “Shares”) are being registered as may from time to time be offered hereunder at indeterminate prices.

(2)

In accordance with Rules 456(d) and 457(u) under the Securities Act, the registrant is deferring payment of these registration fees and will pay these registration fees on an annual net basis no later than 90 days after the end of each fiscal year.

(3)

Pursuant to Rule 457(p) under the Securities Act, when registration fees become due under Rule 456(d), the registration fee for the Shares will be partially offset by the registration fee associated with unsold securities registered pursuant to that certain registration statement on Form S-1 (File No. 333-233253-01) filed by Invesco DB US Dollar Index Bearish Fund on August 13, 2019 (the “Prior Registration Statement”). A registration fee of $323,668.36 was paid in connection with the registration pursuant to the Prior Registration Statement of 191,482,020 Shares, of which 186,382,020 remain unsold as of the date hereof and for which a filing fee of $315,047.66 was previously paid with respect to the unsold Shares. The filing fee for any remaining unsold Shares as of the date of effectiveness of this registration statement will be applied to partially offset filing fees when they become due under Rule 456(d).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus
August 17, 2021

Invesco DB US Dollar Index Trust

UDN	Invesco DB US Dollar Index Bearish Fund	186,382,020
Common Units of Beneficial Interest
Invesco DB US Dollar Index Trust (the “Trust”) is organized in two separate series as a Delaware statutory trust, one of which is offered pursuant to this Prospectus. Invesco DB US Dollar Index Bearish Fund (the “Fund”) is a series of the Trust. The Fund issues common units of beneficial interest (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Fund. The common units of beneficial interest of the other series of the Trust, the Invesco DB US Dollar Index Bullish Fund, are offered pursuant to a separate prospectus. Shares may be purchased from the Fund only by certain eligible financial institutions (“Authorized Participants”) and only in one or more blocks of 100,000 Shares (“Creation Units”). The Fund issues Shares in Creation Units on a continuous basis at the applicable net asset value (“NAV”) per Share as of the closing time of the NYSE Arca, Inc. (“NYSE Arca”) or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the creation order date.
The Shares trade on the NYSE Arca under the symbol “UDN.”
Invesco Capital Management LLC serves as the Fund’s managing owner (the “Managing Owner”), commodity pool operator and commodity trading advisor. The Fund establishes short positions in certain futures contracts (“DX Contracts”) with a view to tracking the Deutsche Bank Short USD Currency Portfolio Index – Excess ReturnTM (the “Index”) over time. The Fund also earns interest income (“Treasury Income”) from United States Treasury securities (“Treasury Securities”) and dividend income from its holdings in money market mutual funds (affiliated or otherwise) (“Money Market Income”). The Fund also gains exposure to Treasury Securities through an investment in exchange-traded funds (affiliated or otherwise) (“ETFs”) that track indexes that measure the performance of U.S. Treasury Obligations with a maximum remaining maturity of up to twelve months (“T-Bill ETFs”), and the Fund may receive dividends or distributions of capital gains from those investments (“T-Bill ETF Income”). While the Fund’s performance will reflect the appreciation or depreciation of its investments in Treasury Securities, money market mutual funds and T-Bill ETFs, the Fund’s performance, whether positive or negative, will be driven primarily by its strategy of trading DX Contracts with the aim of seeking to track the Index.
DX Contracts are traded exclusively through ICE Futures U.S., a wholly-owned subsidiary of Intercontinental Exchange, Inc., under the symbol “DX.” The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the ICE U.S. Dollar Index (the “USDX®”). The USDX®, and in turn, the Index, provide a general indication of the international value of the U.S. dollar relative to the six major world currencies (the “Index Currencies”) which comprise the USDX® — the Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.
Except when aggregated in Creation Units, the Shares are not redeemable securities.
INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS.
PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 12
■
Futures trading is volatile and even a small movement in market prices could cause large losses.
■
The success of the Fund’s trading program depends upon the skill of the Managing Owner and its trading principals.
■
You could lose all or substantially all of your investment.
■
Investors pay fees in connection with their investment in Shares including asset-based fees of 0.75% per annum. Additional charges include brokerage fees of approximately 0.02% per annum in the aggregate.
Authorized Participants may offer to the public, from time to time, Shares from any Creation Units they create. Because the Shares will trade at market prices, rather than the NAV of the Fund, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount). Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.
An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. In addition, the Managing Owner pays a distribution services fee to Invesco Distributors, Inc. without reimbursement from the Trust or Fund. For more information regarding items of compensation paid to Financial Industry Regulatory Authority, Inc. (“FINRA”) members, please see the “Plan of Distribution” section on page 91.
These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation thereunder.
THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 44 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 32.
THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 12 THROUGH 29.
SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK. HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST OR FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.
THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.
THE FILINGS OF THE TRUST AND FUND ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST AND FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

Notes to Cover Page (cont’d)
THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF INVESCO DISTRIBUTORS, INC., 11 GREENWAY PLAZA, SUITE 1000, HOUSTON, TEXAS 77046-1173; TELEPHONE NUMBER (800) 983-0903; CREATION UNIT TRANSACTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 240 GREENWICH STREET, NEW YORK, NEW YORK 10007, TELEPHONE NUMBER (718) 315-7500. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S COMMODITY BROKERS) ARE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O INVESCO CAPITAL MANAGEMENT LLC, 3500 LACEY ROAD, SUITE 700, DOWNERS GROVE, ILLINOIS 60515; TELEPHONE NUMBER (800) 983-0903. BOOKS AND RECORDS OF THE MANAGING OWNER (INCLUDING THOSE RELATED TO ACCOUNTING, PORTFOLIO MANAGEMENT, COMPLIANCE, LEGAL, MARKETING AND OPERATIONS): IRON MOUNTAIN, 341 S. ARI CT., ADDISON, ILLINOIS 60101; 121 FOSTER AVE., BENSENVILLE, ILLINOIS, 60106; 2625 W. ROOSEVELT RD., CHICAGO, ILLINOIS 60608; 2425 S. HALSTED ST., CHICAGO, ILLINOIS, 60608; 4175 CHANDLER DR., HANOVER PARK, ILLINOIS 60133; 901 S. MENARD AVE., CHICAGO, ILLINOIS 60644; 2221 W. PERSHING RD., CHICAGO, ILLINOIS 60609; 1301 S. ROCKWELL ST., CHICAGO, ILLINOIS 60608; 331 S. SWIFT RD., ADDISON, ILLINOIS 60101. BOOKS AND RECORDS OF THE MANAGING OWNER THAT ARE REQUIRED BY SECTION 204 OF THE INVESTMENT ADVISERS ACT OF 1940 ARE MAINTAINED AT THE MANAGING OWNER’S OFFICE AT 1166 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, 10036; INVESCO DISTRIBUTORS, INC., 11 GREENWAY PLAZA, HOUSTON, TEXAS 77046; AND THE BANK OF NEW YORK MELLON, 100 COLONIAL CENTER PARKWAY, LAKE MARY, FLORIDA, 32746. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (“NFA”) REQUIREMENTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE AT HTTPS://WWW.INVESCO.COM/ETFS. ADDITIONAL REPORTS MAY BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. INFORMATION ON THE MANAGING OWNER’S WEBSITE SHALL NOT BE DEEMED TO BE A PART OF THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN UNLESS OTHERWISE EXPRESSLY STATED. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER INVESCO DB US DOLLAR INDEX TRUST NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”
AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

Table of Contents
Part One – Disclosure Document

Experts	94
Additional Information	94
Recent Financial Information and Annual Reports	94
Incorporation by Reference of Certain Documents	95
Part Two - Statement of Additional Information
General Information Relating to Invesco Capital Management LLC	98
The Futures Markets	98

Summary Information	August 17, 2021

UDN	Invesco DB US Dollar Index Bearish Fund
This summary of material information contained or incorporated by reference in this Prospectus is intended for quick reference only and does not contain all of the information that may be important to you. For ease of reference, any references throughout this Prospectus to various actions taken by the Fund are actually actions that the Trust has taken on behalf of the Fund. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including the information incorporated by reference in this Prospectus, before deciding whether to invest in Shares. Please see the section “Incorporation by Reference of Certain Documents” for information on how you can obtain the information that is incorporated by reference in this Prospectus.

The Trust and the Fund
Invesco DB US Dollar Index Trust (the “Trust”) was formed as a Delaware statutory trust, in two separate series, or funds, on August 3, 2006. Only one of the series is offered pursuant to this Prospectus: the Invesco DB US Dollar Index Bearish Fund (the “Fund”). The Fund issues common units of beneficial interest (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Trust and the Fund is perpetual (unless terminated earlier in certain circumstances). The principal executive offices of the Trust and the Fund are located at c/o Invesco Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515, and its telephone number is (800) 983-0903. Information regarding the offered Fund is available at https://www.invesco.com/ETFs.
Shares Listed on the NYSE Arca
The Shares are listed on the NYSE Arca under the symbol “UDN.” Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.
Purchases and Sales of Shares
The Fund issues and redeems Shares at net asset value (“NAV”) with Authorized Participants and only in large blocks of 100,000 shares (each block of Shares is called a “Creation Unit”) or multiples thereof in exchange for cash. Except when aggregated in Creation Units, the Shares are not redeemable securities of the Fund.
Individual Shares may be purchased and sold only on the NYSE Arca through brokers. Because the Shares will trade at market prices rather than NAV, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).
Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Summary Information (cont’d)
Pricing Information Available on the NYSE Arca and Other Sources
The following table lists additional NYSE Arca symbols and their meanings with respect to the Fund and the Index:
Symbol	Meaning
UDN	Market price per Share on NYSE Arca
UDN.IV	Intra-day indicative value (“IIV”) per Share
UDN.NV	End of day NAV of the Fund
USDDNX	Intra-day and Index closing level as of close of NYSE Arca from the prior day
The intra-day data in the above table, including the IIV, is published once every fifteen seconds throughout each trading day. The Index Sponsor (as defined herein) calculates and publishes the closing level of the Index daily. The Managing Owner publishes the NAV of the Fund and the NAV per Share daily.
All of the foregoing information is published as follows:
The intra-day level of the Index (symbol: USDDNX) and the IIV per Share (symbol: UDN.IV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg. The IIV per Share (symbol: UDN.IV) is also published on the Managing Owner’s website at https://www.invesco.com/ETFs, or any successor thereto.
The current trading price per Share (symbol: UDN) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at https://www.invesco.com/ETFs, or any successor thereto.
The most recent end-of-day Index closing level (symbol: USDDNX) is published as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg.
The most recent end-of-day NAV of the Fund (symbol: UDN.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at https://www.invesco.com/ETFs, or any successor thereto. In addition, the most recent end-of-day NAV of the Fund (symbol: UDN.NV) is published the following morning on the consolidated tape.
All of the foregoing information with respect to the Index, including the Index’s history, is also published at https://index.db.com.
Deutsche Bank Securities, Inc. (the "Index Sponsor" or "DBSI") obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.
Information on the Managing Owner’s website shall not be deemed to be a part of this Prospectus or incorporated by reference herein unless otherwise expressly stated.
CUSIP Number
The Fund’s CUSIP number is 46141D104.
Risk Factors
An investment in Shares is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Fund. The Fund has additional risks that are set forth elsewhere in this Prospectus.

Summary Information (cont’d)
•
The novel coronavirus (“COVID-19”) has disrupted the global economy, causing high unemployment rates, illnesses and deaths, travel restrictions, and government emergency actions. The extent of the impact of COVID-19 is not fully known at this time and may adversely affect the Fund’s performance.
•
Past performance is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.
•
The Fund’s trading of futures contracts takes place in very volatile markets.
•
Investments in foreign exchange related products are subject to many factors which contribute to potential volatility, including, but not limited to:
•
National debt levels and trade deficits, including changes in balances of payments and trade;
•
Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;
•
Domestic and foreign interest rates and investors’ expectations concerning interest rates;
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Currency exchange rates;
•
Investment and trading activities of mutual funds, hedge funds and currency funds;
•
Global or regional political, economic or financial events and situations;
•
Supply and demand changes which influence the foreign exchange rates of various currencies;
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Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;
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Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and
•
Expectations among market participants that a currency’s value soon will change.
•
The Fund is subject to fees and expenses in the aggregate amount of approximately 0.77% per annum and will be successful only if its annual returns from futures trading, plus its annual Treasury Income, Money Market Income and T-Bill ETF Income exceed such fees and expenses.
•
ICE U.S. Dollar Index futures contracts (“DX Contracts”) are not subject to position limits imposed by the CFTC and/or futures exchange rules. There can be no assurance that the DX Contracts will not become subject to position limits. Should the Fund become subject to position limits with respect to its DX Contracts holdings, the Fund’s positions in DX Contracts might be required to be aggregated with positions in other accounts that the Managing Owner owns or for which it controls trading unless an exemption applies under the applicable regulations of the CFTC or the futures exchange on which the DX Contracts trade. Should the Fund become subject to position limits, the Fund’s ability to issue new Creation Units or to reinvest income in additional DX Contracts may be impaired or limited. This may adversely affect the correlation between the market price of the Shares and the NAV of the Fund, which could result in Shares trading at a premium or discount to the NAV of the Fund.
•
There can be no assurance that the Fund will achieve profits or avoid losses, significant or otherwise.
•
Performance of the Fund may not track the Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the Index.
•
Disruptions in the ability to create or redeem Creation Units may adversely affect investors.

Summary Information (cont’d)
•
Certain potential conflicts of interest exist between the Managing Owner, the Commodity Broker (as defined herein) and their affiliates and the Fund’s shareholders (“Shareholders”). Although the Managing Owner attempts to monitor for conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that the conflicts will not, in fact, result in adverse consequences to the Fund and the Shareholders.
•
The Fund’s NAV may not always correspond to the market price of the Shares and, as a result, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).
•
Shareholders will be subject to taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions.
The Trustee
Wilmington Trust Company (the “Trustee”), a Delaware trust company, is the sole trustee of the Trust. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund are limited to its express obligations under the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the “Trust Agreement”). The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner.
Investment Objective
The Fund establishes short positions in DX Contracts with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Short USD Currency Portfolio Index – Excess ReturnTM (the “Index”) over time, plus the excess, if any, of the sum of the Fund’s Treasury Income, Money Market Income and T-Bill ETF Income over the expenses of the Fund. The Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs only for margin and/or cash management purposes. While the Fund’s performance will reflect the appreciation or depreciation of those holdings, the Fund’s performance, whether positive or negative, will be driven primarily by its strategy of trading DX Contracts with the aim of seeking to track the Index.
The Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. The Index reflects the changes in market value over time, whether positive or negative, of a short position in the DX Contract which expires during the months of March, June, September and December. The Fund seeks to track the Index by establishing short positions in DX Contracts.
Investing in the Fund does not insulate Shareholders from certain risks, including price volatility.
DX Contracts are linked to the six underlying currencies (the “Index Currencies”) of the ICE U.S. Dollar Index (USDX®) (the “USDX®”). The Index Currencies are the Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The changes in market value over time, whether positive or negative, of DX Contracts are tied to the USDX®. The USDX® is composed of notional amounts of the Index Currencies. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.
The Index reflects changes in market value over time, whether positive or negative, of short positions in the first to expire DX Contract relative to the value of the dollar as of December 31, 1986 (the “Base Date”). Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986. The Euro

Summary Information (cont’d)
was included in the USDX® in 1999 and replaced the following currencies that were originally included in the USDX®: Belgian Franc, Dutch Guilder, German Mark, French Franc and Italian Lira.
The use of short positions in DX Contracts in the construction of the Index causes the Index to rise as a result of any downward price movement in the DX Contracts. In turn, this appreciation in the short DX Contracts reflects the fall of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.
The underlying DX Contracts of the Index are rolled quarterly over three consecutive business days starting on the Wednesday prior to the applicable IMM Date (each an “Index Roll Day”). “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.
This roll takes place over a period of time in order to allow for more efficient execution during the roll period. With respect to each DX Contract, the Fund employs the below rule-based approach when it rolls from one DX Contract to another.
DX Contracts are rolled on each Index Roll Day as follows:
•
On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.
•
On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving the Index as well as the new DX Contracts entering the Index.
•
On all days that are not Index Roll Days, the notional holdings of the DX Contracts in the Index remain constant.
The DX Contract price is sized at $1000 times the USDX® closing level. Thus, if the USDX® closing level is 100.00, the DX Contract will be valued $100,000. If the USDX® closing level is 112.50, each DX Contract will have a $112,500 value.
The Index Sponsor is DBSI. The composition of the Index may be adjusted in the Index Sponsor’s discretion.
The following table reflects the index base weights (“Index Base Weights”) of each Index Currency as of March 1973 with respect to the USDX®:
Index Currency	Index Base Weight (%)
Euro	57.60
Japanese Yen	13.60
British Pound	11.90
Canadian Dollar	9.10
Swedish Krona	4.20
Swiss Franc	3.60
Closing Level at Inception:	100.000
The Index Currencies and Index Base Weights used in the calculation of the USDX® are based on those used in the original Federal Reserve Board’s trade-weighted U.S. Dollar Index. The Index Base Weights of the Index Currencies comprising the USDX® in the above table have been fixed since inception in 1973, except for the changes necessitated by the introduction of the Euro. The Euro was included in the USDX® in 1999 and replaced the following currencies that were originally included in the USDX®: Belgian Franc, Dutch Guilder, German Mark, French Franc and Italian Lira. Because the USDX® is based only on indications of foreign exchange rate values, it may occasionally differ from a value calculated using other data sources. The USDX® is calculated as a geometric weighted average of the change in the Index Currency exchange rates against the U.S. dollar relative to March 1973. The USDX® measures the dollar’s general value relative

Summary Information (cont’d)
to a base of 100.00. A quote of “105.50” means the dollar’s value has risen 5.50% since March 1973 relative to the underlying basket of Index Currencies which comprise the USDX®.
The Managing Owner
Invesco Capital Management LLC, a Delaware limited liability company, serves as Managing Owner of the Trust and the Fund. The Managing Owner was formed on February 7, 2003. The Managing Owner is an affiliate of Invesco Ltd. The Managing Owner was formed to be the managing owner of investment vehicles such as ETFs and has been managing non-commodity futures based ETFs since 2003 and a commodity futures based ETF since 2014. The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Trust and the Fund. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member of, and approved as a swap firm by, the National Futures Association (the “NFA”). As a registered commodity pool operator and commodity trading advisor, with respect to both the Trust and the Fund, the Managing Owner must comply with various regulatory requirements under the United States Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”) and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner also is subject to periodic inspections and audits by the CFTC and NFA.
The principal office of the Managing Owner is located at 3500 Lacey Road, Suite 700, Downers Grove, IL 60515. The telephone number of the Managing Owner is (800) 983-0903.
The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Managing Owner’s services related to the management of the Fund’s business and affairs, including the provision of currency futures trading advisory services.
The Fund may, for margin and/or cash management purposes, invest in money market mutual funds and/or T-Bill ETFs that are managed by affiliates of the Managing Owner. The indirect portion of the management fees that the Fund may incur through such investments is in addition to the Management Fee paid to the Managing Owner. The Managing Owner has contractually agreed to waive indefinitely the fees that it receives from the Fund in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds and/or affiliated T-Bill ETFs. The Managing Owner may terminate this waiver on 60 days’ notice.
Effective June 4, 2018, the name of the Managing Owner changed from Invesco PowerShares Capital Management LLC to Invesco Capital Management LLC, the name of the Trust changed from PowerShares DB US Dollar Index Trust to Invesco DB US Dollar Index Trust, and the name of the Fund changed from PowerShares DB US Dollar Index Bearish Fund to Invesco DB US Dollar Index Bearish Fund.
The Commodity Broker
A variety of executing brokers execute futures transactions on behalf of the Fund. Such executing brokers give-up all such transactions to Morgan Stanley & Co. LLC, a Delaware limited liability company, which serves as the Fund’s clearing broker (the “Commodity Broker”). In its capacity as clearing broker, the Commodity Broker may execute transactions by others on behalf of the Fund, clears all of the Fund’s futures transactions and performs certain administrative services for the Fund. The Commodity Broker is registered with the CFTC as a futures commission merchant (“FCM”) and is a member of the NFA in such capacity.
The Fund pays the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund. On average, total charges paid to the Commodity Broker

Summary Information (cont’d)
are expected to be less than $6.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner estimates the brokerage commissions and fees will be approximately 0.02% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.
The Administrator, Custodian and Transfer Agent
The Bank of New York Mellon is the administrator (the “Administrator”) and serves as the custodian (the “Custodian”) and the transfer agent (the “Transfer Agent”) of the Fund. The Bank of New York Mellon has entered into a Fund Administration and Accounting Agreement (the “Administration Agreement”), a Global Custody Agreement (the “Custody Agreement”), and a Transfer Agency and Service Agreement, in connection therewith.
Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including NAV calculations, accounting and other fund administrative services.
Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”
The Administrator’s monthly fees are paid on behalf of the Fund by the Managing Owner out of the Management Fee.
Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent receives a transaction processing fee in connection with receiving and processing orders from Authorized Participants to create or redeem Creation Units in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund. From time to time, the Managing Owner, in its sole discretion, may reimburse Authorized Participants for all or a portion of the processing fees from the Managing Owner’s own assets.
Invesco Distributors, Inc.
Invesco Distributors, Inc. (“Invesco Distributors”) assists the Managing Owner with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. Invesco Distributors retains all marketing materials at c/o Invesco Distributors, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173. Investors may contact Invesco Distributors toll-free in the U.S. at (800) 983-0903. The Fund has entered into a Distribution Services Agreement with Invesco Distributors. Invesco Distributors is affiliated with the Managing Owner.
The Managing Owner, out of the Management Fee, pays Invesco Distributors $25,000 annually ($6,250 per quarter) for performing its duties on behalf of the Fund. Such services may include, among other services, reviewing distribution related legal documents and contracts, consulting on marketing or sales strategy, maintaining certain books and records in respect of the Fund and performing additional marketing and distribution related services as may be agreed upon by Invesco Distributors and the Managing Owner.
Index Sponsor
The Managing Owner, on behalf of the Fund, has appointed DBSI to serve as the Index Sponsor. The Index Sponsor calculates and publishes the daily index levels and the indicative intraday index levels. The Index Sponsor also calculates the IIV per Share throughout each Business Day.
The Managing Owner pays the Index Sponsor a licensing fee and an index services fee out of the Management Fee for performing its duties.

Summary Information (cont’d)
“800” Number for Investors
Investors may contact the Managing Owner toll free in the U.S. at (800) 983-0903.
Limitation of Liabilities
You cannot lose more than your investment, including any appreciation in your investment, in the Shares. Shareholders are entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit. An investor may be required to return some or all of its capital in the event of a bankruptcy of the Fund.
You will not be subject to the losses or liabilities of any other series of the Trust in which you have not invested. The Fund has received an opinion of counsel that the Fund is entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act. Each Share, when purchased in accordance with the Trust Agreement, shall, except as otherwise provided by law, be fully-paid and non-assessable.
The debts, liabilities, obligations, claims and expenses of the Fund will be enforceable against the assets of the Fund only, and not against the assets of the Trust generally or the assets of any other series of the Trust, and, unless otherwise provided in the Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof will be enforceable against the assets of the Fund, as the case may be.
Creation and Redemption of Shares
The Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 100,000 Shares. Creation Units may be created or redeemed only by Authorized Participants. Creation Units are created and redeemed continuously on the creation order settlement date or redemption order settlement date, as applicable, as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create or redeem a Creation Unit is accepted by the Fund. The creation or redemption will be at the NAV of 100,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund's futures contracts are traded, whichever is later, on the date that a valid order to create or redeem a Creation Unit is accepted by the Fund. Upon submission of a creation order or redemption order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement or redemption order settlement date up to two business days after the creation order date or redemption order date.
For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Except when aggregated in Creation Units, the Shares are not redeemable securities.
See “Creation and Redemption of Shares” for more details.
Authorized Participants
Creation Units may be created or redeemed only by Authorized Participants. Each Authorized Participant must: (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (2) be a participant in the Depository Trust Company (“DTC”); and (3) have entered into an agreement with the Fund and the Managing Owner (a “Participant Agreement”). The Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the delivery of cash required for such creations or redemptions. See “Creation and Redemption of Shares” for more details.

Summary Information (cont’d)
NAV
NAV means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.
NAV per Share is the NAV of the Fund divided by the number of outstanding Shares.
See “Description of the Shares; Certain Material Terms of the Trust Agreement – NAV” for more details.
Clearance and Settlement
The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.
Segregated Accounts/Treasury Income, Money Market Income and T-Bill ETF Income
The Fund has arranged for the proceeds of the continuous offering of the Shares to be deposited as cash in a segregated account in the name of the Fund at the Custodian (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. The Fund is credited with 100% of the interest earned on its average net assets on deposit with the Custodian or such other financial institution each week. The Fund’s non-margin assets are generally invested in Treasury Securities, money market mutual funds (affiliated or otherwise) and T-Bill ETFs (affiliated or otherwise). See “Fees and Expenses” for more details.
Fees and Expenses
Fee	Description
Management Fee
The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily NAV of the Fund. The
Management Fee is paid in consideration of the Managing Owner’s services related to the management of the Fund’s business and affairs, including the provision of futures trading advisory services. The Fund may, for margin and/or cash management purposes, invest in money market mutual funds and/or T-Bill ETFs that are managed by affiliates of the Managing Owner.
The indirect portion of the management fees that the Fund may incur through such investments is in addition to the Management Fee paid to the
Managing Owner. The Managing Owner has contractually agreed to waive indefinitely the fees that it receives in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds and/or affiliated T-Bill ETFs. The Managing
Owner may terminate the fee waiver on 60 days’ notice.

Offering Expenses	Expenses incurred in connection with the continuous offering of Shares are paid by the Managing Owner.

Summary Information (cont’d)
Fee	Description
Brokerage Commissions and Fees
The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity
Broker are expected to be less than $6.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner estimates the brokerage commissions and fees will be approximately 0.02%
of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses
The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, the fees and expenses of the Trustee, license and service fees paid to DBSI as Index
Sponsor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

Non-Recurring Fees and Expenses
The Fund pays all of the non-recurring and unusual fees and expenses
(referred to as extraordinary fees and expenses in the Trust Agreement), if any, as determined by the Managing Owner. Non-recurring and unusual fees and expenses include items such as legal claims and liabilities, litigation costs, indemnification expenses and other expenses that are not currently anticipated obligations of the Fund or of managed futures funds in general.

Management Fee and Expenses to be Paid First out of Treasury Income, Money Market Income and/or T-Bill ETF Income
The Management Fee and the brokerage commissions and fees of the Fund are paid first out of Treasury Income from the Fund’s holdings of Treasury
Securities, Money Market Income from the Fund’s holdings of money market mutual funds (affiliated or otherwise) and T-Bill ETF Income from the Fund’s holdings of T-Bill ETFs (affiliated or otherwise), as applicable, on deposit with the Commodity Broker as margin, the Custodian, or otherwise.
If the sum of the Treasury Income, the Money Market Income and the T-Bill
ETF Income is not sufficient to cover the fees and expenses of the Fund that are payable by the Fund during any period, the excess of such fees and expenses over such Treasury Income, Money Market Income and T-Bill ETF
Income, as applicable, will be paid out of income from futures trading, if any, or from sales of the Fund’s holdings in Treasury Securities, money market mutual funds, and/or holdings in T-Bill ETFs.

Selling Commission
Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

[Remainder of page left blank intentionally]

Summary Information (cont’d)
Distributions
The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected Treasury Income, the Fund’s actual and projected Money Market Income and the Fund’s actual and projected T-Bill ETF Income, as applicable, exceed the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Managing Owner currently does not expect to make distributions with respect to the Fund’s capital gains. Depending on the Fund’s performance for the taxable year and a Shareholder’s particular tax situation for such year, a Shareholder’s income tax liability for the taxable year for such Shareholder’s allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions received with respect to such year.
Fiscal Year
The Fund’s fiscal year ends on December 31 of each year.
U.S. Federal Income Tax Considerations
General
Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will generally not incur U.S. federal income tax liability; rather, each Shareholder will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the Shareholder’s taxable year.
Please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.
UBTI
An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” all of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from treatment as UBTI. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares is not expected to incur any UBTI by reason of its investment in the Shares or upon sale of such Shares, provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.
Breakeven Amounts
A Shareholder should expect that the Fund’s fees and expenses during the first twelve months of the Shareholder’s investment will equal 0.77% of the Fund’s NAV. This amount equates to $0.1673 per annum per Share at $21.68, the Fund’s NAV per Share as of May 31, 2021. Based on market rates observed as of May 31, 2021, the Fund’s Treasury Income is expected to be earned at a rate of 0.02%, Money Market Income is expected to be earned at a rate of 0.01%, and T-Bill ETF Income is expected to be earned at a rate of 0.01%. This means that, during those first twelve months, the Fund would have to earn 0.75% of the Fund’s NAV, or $0.1630 per Share at $21.68, for a Shareholder to break even on the amount originally invested.
THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK

Risk Factors
You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

Market Risks
Risk that the COVID-19 Pandemic Will Cause Continued Economic Turmoil.
An outbreak of a novel and highly contagious form of coronavirus, COVID-19, has spread to many countries throughout the world including the United States. The World Health Organization has declared the outbreak to be a public health emergency of international concern, and the U.S. Health and Human Services Secretary has declared it a public health emergency in the United States.
The impact of the outbreak of COVID-19 has been extensive in many aspects of society. The outbreak has resulted in a significant number of deaths, adversely impacted global commercial activity, and led to significant uncertainty and disruptions in the global financial markets and the economies of nations where the coronavirus disease has arisen. Many countries have reacted by instituting quarantines, prohibitions on travel and the closure of offices, businesses, schools, retail stores and other public venues. Businesses are also implementing similar precautionary measures. Such measures, as well as the general uncertainty surrounding the dangers and impact of COVID-19, as well as the effectiveness and timing of distribution of a vaccine, are creating significant disruption in supply chains and economic activity. Consumer, corporate and financial confidence is being materially adversely affected by this outbreak. Such erosion of confidence may lead to or extend to a localized or global economic downturn. Such health crisis could exacerbate political, social, and economic risks and result in significant breakdowns, delays, and other disruptions to the economy, with potential corresponding results on the performance of the Fund and its investments.
This outbreak of COVID-19 (and any future outbreaks of any other epidemics or pandemics) has led (and may continue to lead) to significant uncertainty, breakdowns, delays and other disruptions in the global financial markets and the economies of nations where COVID-19 has arisen and may in the future arise, and may result in adverse impacts on the global economy in general, with potential corresponding results on the performance of the Fund. The global impact of this outbreak continues to evolve, and it is impossible to predict the scope of this outbreak or the impact it may have on the global economy or the global financial markets. The COVID-19 outbreak has already led to certain governmental interventions that were implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. No assurances can be made regarding the policies that may be adopted by the Federal Reserve, the federal government (including regulatory agencies), any state government, or any foreign government as a result of the outbreak or market volatility. In response to the COVID-19 outbreak, most of the Managing Owner’s personnel is working remotely and travel is restricted. Although the Managing Owner has implemented its business continuity plan to permit personnel to effectively work remotely, there is no assurance that this will work effectively at all times.
This outbreak of COVID-19, or any future epidemic or pandemic similar to COVID-19, SARS, H1N1/09 flu or MERS, could have a significant adverse impact on the Fund and its investments, could adversely affect the Fund’s ability to fulfill its investment objectives, and could result in significant losses to the Fund. The extent of the impact of any outbreak on the performance of the Fund and its investments depend on many factors, including the duration and scope of such outbreak, the development and distribution of treatments and vaccines for viruses such as COVID-19, the extent of its disruption to important global, regional and local supply chains and economic markets, and the impact of such outbreak on overall supply and demand, investor liquidity, consumer confidence and levels of economic activity, all of which are highly uncertain and cannot be predicted.

NAV May Not Always Correspond to Market Price and, as a Result, Creation Units May Be Created or Redeemed at a Value that Differs from the Market Price of the Shares.
Shares may trade at, above or below their NAV. The NAV fluctuates with changes in the market value of the Fund’s assets. The trading price of Shares fluctuates in accordance with changes in the NAV, intraday changes in the value of the futures contracts and market supply and demand. The amount of the discount or premium in the trading price of the Shares relative to their NAV may be influenced by non-concurrent trading hours between NYSE Arca (the exchange on which the Shares trade) and ICE Futures U.S. While the Shares are expected to trade on NYSE Arca until 4:00 p.m. (Eastern time), liquidity in the markets for the DX Contracts is expected to be reduced whenever the market for those contracts are closed. As a result, trading spreads, and the resulting premium or discount on Shares, may widen during these gaps in market trading hours.
The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.
The Shares are listed for trading on the NYSE Arca. Trading in Shares may be halted due to market conditions or in light of certain procedures and safeguards under NYSE Arca rules. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. If the Fund were no longer to meet the requirements necessary to maintain the listing of its Shares, the Shares would be delisted. In such a scenario, the Fund would be terminated.
The Lack of an Active Trading Market for the Shares May Result in Losses on Your Investment at the Time of Disposition of Your Shares.
Although the Shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price you would receive if an active market did exist.
Short Selling Theoretically Exposes the Fund to Unlimited Losses.
The Fund establishes short positions in DX Contracts. The price of these DX Contracts is linked to the USDX®. The Fund will profit if the USDX® falls (i.e., the value of the U.S. dollar falls relative to the Index Currencies) and the Fund will suffer loss if the USDX® rises (i.e., the value of the U.S. dollar rises relative to the Index Currencies). Because the value of the USDX® could, in theory, rise infinitely, a short position in DX Contracts exposes the Fund to theoretically unlimited liability. The Fund’s losses could result in the total loss of your investment.
Volatility May Cause the Total Loss of Your Investment.
Futures contract prices have a high degree of volatility and are subject to rapid and substantial changes. Consequently, there is a risk that the value of your investment in the Fund could decrease significantly due to rapid and substantial changes in the prices of futures contracts held by the Fund. The Index’s average annual volatility since inception is 7.97%. Average annual volatility is the average of the Index’s volatility each year since its inception. Yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year. However, annual volatility should not be interpreted as the most-likely outcome. As demonstrated during the unprecedented market conditions in 2020, volatility in certain futures contracts may spike significantly during periods of global economic and social stress. At such times, if the Fund holds a futures contract that experiences the full impact of such market stresses, the volatility of its investments could greatly surpass the Index’s annual volatility since inception.
In addition, the Fund enters sell orders with the Commodity Broker from time to time, to liquidate DX Contract positions in order to satisfy redemption requests or to pay expenses and liabilities. The Fund is subject to the risk that temporary aberrations or distortions will occur in the market for DX Contracts at the time those orders are executed. The prices received by the Fund from the liquidation of its positions could be adversely affected, which in turn could adversely affect the value of the Shares. Those aberrations or distortions may result from trading activities by other market participants or actions taken by the Commodity Broker, the CFTC, the exchange or other regulatory authorities. If the Fund’s positions are liquidated at inopportune times or in a manner that temporarily distorts the market or otherwise causes a pricing aberration, the value of the Shares may be adversely affected. Further, in periods of heightened volatility, the bid and ask “spread” for purchasing shares of the Fund typically widen. Accordingly, an investor’s return on investment may be negatively impacted when transacted in Shares.
The Fund’s Trading of DX Contracts May Adversely Affect the Price that the Fund Pays for DX Contracts.
The prices that the Fund pays for DX Contracts may be adversely affected by the trading of DX Contracts by other market participants. Transactions by other market participants may be based on their awareness of the Fund’s positions in DX Contracts. If other market participants are able to anticipate the timing of the Fund’s DX Contract transactions, for instance, they may be able to execute transactions in advance of the Fund. If that were to occur, those market participants may receive more favorable pricing for their DX Contract transactions than the Fund does for its own, subsequent DX Contract transactions. If the Fund’s DX Contract positions represent a significant part of the open short interest in those DX Contracts, moreover, other market participants may take that fact into account and trade in a manner that adversely affects the prices that the Fund obtains when trading DX Contracts. The Fund may not be able to counteract adverse pricing effects of its own positions and transactions in DX Contracts.
Withdrawal from Participation by Authorized Participants May Affect the Liquidity of Shares.
If one or more Authorized Participants withdraws from participation, it may become more difficult to create or redeem Creation Units, which may reduce the liquidity of the Shares. Such circumstances may be more pronounced in market conditions of increased volatility. If it becomes more difficult to create or redeem Creation Units, the correlation between the price of the Shares and the NAV may be affected, which may affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between futures contracts and the Shares, which may also affect the trading market and liquidity of the Shares.
Possible Illiquid Markets May Exacerbate Losses.
Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currencies or major commodities exports, can also make it difficult to liquidate a position.
Illiquidity may cause losses for the Fund. The large size of the positions which the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
The Effect of Market Disruptions and Government Interventions Are Unpredictable and May Have an Adverse Effect on the Value of Your Shares.
The commodity futures markets may be subject to temporary distortions due to various factors, including lack of liquidity, congestion, disorderly closing periods, manipulation and disruptive conduct, limitations on deliverable supplies, excessive speculation, government regulation and intervention, technical and operational or system failures, nuclear accidents, terrorism, riots and acts of God.
Government intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. These interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.
The financial crisis of 2008-2009 and associated regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), are generally considered to have contributed to less credit being available to financial market participants. This is particularly the case for credit extended by banks and other traditional lending sources. The Fund does not borrow from lenders for the purpose of pursuing its investment objective. Nonetheless, restrictions on the availability of credit may adversely affect investors who borrow to purchase Shares and participants in the markets for financial instruments in which the Fund trades, including futures markets. Limitations on the availability of credit, whether in stressed market conditions or otherwise, may have a material adverse effect on investors and financial market participants, which in turn could affect the Fund’s ability to pursue its investment objective. Among other things, fewer prospective investors may adversely affect the Fund’s asset levels, and fewer financial market participants may reduce liquidity and adversely affect pricing for the financial instruments that the Fund seeks to trade.
The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out or liquidate positions against which the markets are moving. The large size of the positions which the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
The financing available to market participants is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants, including the Fund and its Shareholders.
An Investment in the Shares May Be Adversely Affected by Competition from Other Methods of Investing in Currencies.
The Fund competes with other financial vehicles, including mutual funds, ETFs and other investment companies, other index tracking commodity pools, actively traded commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to currencies, and direct investments in the underlying currencies or the DX Contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such currencies directly, which could limit the market for the Shares and therefore reduce the liquidity of the Shares.
The NAV Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is Not Available on the Date of NAV Calculation.
Calculating the NAV of the Fund includes, in part, any unrealized profits or losses on open DX Contracts. Under normal circumstances, the NAV of the Fund reflects the settlement price of open DX Contracts on the date when the NAV is being calculated. However, if a settlement price for a DX Contract could not be determined for any reason, the Managing Owner may value the DX Contract pursuant to policies the Managing Owner has adopted. In such a situation, there is a risk that the resulting calculation of the Fund’s NAV could be understated or overstated, perhaps to a significant degree.
Exchange Rates on the Index Currencies Could Be Volatile and Could Materially and Adversely Affect the Performance of the Shares.
Foreign exchange rates are influenced by a variety of factors, including the following:
•
National debt levels and trade deficits;
•
Domestic and foreign inflation rates; and
•
Investors’ expectations concerning inflation rates:
•
Domestic and foreign interest rates;
•
Currency exchange rates
•
Investment and trading activities from mutual funds, hedge funds and currency funds; and
•
Global or regional political, economic or financial events and situations.

Foreign exchange rates on the Index Currencies may also be influenced by changing supply and demand for a particular Index Currency, monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), changes in balances of payments and trade, trade restrictions, currency devaluations and revaluations. Governments may intervene in the currency markets in order to influence currency values directly. Expectations among market participants that a currency’s value soon will change may also affect exchange rates on the Index Currencies, and in turn, both the Index and the DX Contracts. These events and actions are unpredictable. The resulting volatility in the exchange rates on the underlying Index Currencies may materially and adversely affect the market value of the DX Contracts, which would then negatively impact the value of your Shares.
Substantial Sales of Index Currencies by the Official Sector Could Adversely Affect an Investment in the Shares.
The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold certain Index Currencies as part of their reserve assets. The official sector holds a significant amount of Index Currencies that can be mobilized in the open market. In the event that future economic, political or social conditions require members of the official sector to sell significant amounts of their Index Currency holdings, such an increase in supply may outstrip demand for Index Currencies and depress their prices. Such a decline in prices may materially and adversely affect the market value of a short position in DX Contracts, which would negatively impact the Shares.
Uncertainty Surrounding the United Kingdom’s Withdrawal from the European Union Could Adversely Affect an Investment in the Shares.
Following a referendum in June 2016, the United Kingdom (“UK”) formally exited the European Union (“EU”) on January 31, 2020 (known as “Brexit”). During a transition period where the UK remained subject to EU rules but had no role in the EU law-making process, the UK and EU representatives negotiated the precise terms of their future relationship, reaching an agreement on December 24, 2020. On December 31, 2020, the transition period concluded and the terms of the new agreement went into effect provisionally on January 1, 2021. The complete impact of the new agreement, as well as the full scope and nature of the consequences of the exit, are not at this time known and are unlikely to be known for a significant period of time and may impact the future direction of the value of the Index Currencies included in the USDX® and, in turn, the Shares. These uncertainties could increase volatility in the market prices of the Index Currencies included in the USDX® and, in turn, the Shares.
Futures Risks
Margin Requirements and Risk Limits for Futures Contracts may Limit the Fund’s Ability to Achieve Sufficient Exposure and Prevent the Fund from Achieving its Investment Objective.
“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contract that the trader purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.
An FCM may compute margin requirements multiple times per day and must do so at least once per day. When the Fund has an open futures contract position, it is subject to daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or initial margin, they involve a high degree of leverage. A Fund with open positions is subject to maintenance or variation margin on its open positions. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM. If the margin call is not met within a reasonable time, the FCM may close out the Fund’s position, which may result in reduced returns to the Fund’s investors or impair the Fund from achieving its investment objective. If the Fund has insufficient cash to meet daily variation margin requirements, it may need to sell assets at a time when doing so is disadvantageous. Futures markets are highly volatile in general, and may become more volatile during periods of market or economic volatility, and the use of or exposure to futures contracts may increase volatility of the Fund’s NAV.
In addition, an FCM may impose margin requirements in addition to those imposed by the clearinghouse. Margin requirements are subject to change on any given day, and may be raised in the future on a single day or on multiple or successive days by either or both of the clearinghouse and the FCM. High margin requirements could prevent the Fund from obtaining sufficient exposure to futures contracts and may adversely affect the Fund’s ability to achieve its investment objective. An FCM’s failure to return required margin to the Fund on a timely basis may cause the Fund to delay redemption settlement dates or restrict, postpone, or limit the right of redemption.
Futures contracts are subject to liquidity risk. An FCM may impose risk limits on the Fund, which restrict the amount of exposure to futures contracts that the Fund can obtain through the FCM. If the risk limits imposed by an FCM do not provide sufficient exposure, the Fund may not be able to achieve its investment objective.
Fluctuations in the Price of Assets Held by the Fund Could Have a Materially Adverse Effect on the Value of an Investment in Shares.
The Shares are designed to reflect as closely as possible the changes, positive or negative, in the level of the Index, over time, through the Fund’s investment in the DX Contracts. The value of the Shares relates directly to the value of the portfolio, less the liabilities (including estimated accrued but unpaid expenses) of the Fund. The price of the DX Contracts may fluctuate widely. Several factors may affect the prices of the DX Contracts, including, but not limited to:
•
National debt levels and trade deficits, including changes in balances of payments and trade;
•
Domestic and foreign interest rates and investors’ expectations concerning interest rates;
•
Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;
•
Currency exchange rates;
•
Investment and trading activities by other futures market participants;
•
Global or regional political, economic or financial events and situations;
•
Supply and demand changes which influence the foreign exchange rates of various currencies;
•
Monetary policies of central banks (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and re-valuations;
•
Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

•
Expectations among market participants that a currency’s value soon will change.
Fewer Representative Index Currencies May Result in Greater Index Volatility.
The Index Currencies are the Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. Other currency indexes may contain a larger number of currencies than the Index. Accordingly, increased volatility in a single Index Currency is expected to have a greater impact on the Index’s overall volatility than would likely be the case with increased volatility in a single currency within a more diversified index. Because the Fund tracks the performance of the Index, your investment in the Fund will be exposed to the relatively greater impact on the Index of volatility in a single Index Currency.
Because the DX Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.
Trading in futures contracts transfers the risk of future price movements from one market participant to another. For every gain in futures trading, there is an equal and offsetting loss. Accordingly, whether a futures trade is profitable for one party depends on whether the price paid, value received, or cost of delivery under the related futures contract is favorable to that party. The prices of stocks, bonds, and other assets could rise significantly, and the economy as a whole could prosper, while the Fund experiences losses as a result of pursuing its investment objective through trading the DX Contracts.
The Fund May Not Provide a Diversification Benefit to Investments in Other Asset Classes and May Result in Additional Losses to Your Portfolio.
Historically, currency futures returns have tended not to be correlated with the returns of other assets such as stocks and bonds. Currency futures contracts therefore have the potential to help diversify investor portfolios consisting of stocks and bonds, to the extent there is low or negative correlation between currency futures contracts and other assets held in those portfolios. However, the fact that the Index is not inversely correlated with other assets such as stocks and bonds means that, in seeking to replicate the performance of the Index, the Fund will not necessarily be profitable during unfavorable periods for the stock or bond markets. If the Shares perform in a manner that correlates with the stock or bond markets or otherwise do not perform successfully, the Shares may not provide any diversification from losses in those markets. In such a scenario, the Shares may produce no gains to offset losses from investments in stocks, bonds, or related assets and may result in additional investment losses.
Over-The-Counter Trading Risks
Trading Forwards and Swaps May Subject the Fund to Risks that Differ from Risks Associated with Trading Futures Contracts.
If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the DX Contracts, the Fund may enter into forwards or swaps referencing the Index Currencies.
A forward contract is an agreement to exchange one currency for another on a future date at a fixed rate agreed upon at the inception of the forward contract. Performance of a forward contract’s terms is not guaranteed by an exchange or clearinghouse; rather, banks and dealers act as principals in these markets. If it enters into forward, therefore, the Fund will be subject to risks of dealing with a counterparty, which differ from the risks involved with trading futures contracts on an exchange (or with trading swaps that are subject to centralized clearing and/or executed on a trading facility). For instance, there would be a risk that the counterparty would become unable or unwilling to honor its obligations on the forward agreement. Even if it is able to honor its obligations, a counterparty could determine not to perform on the contract because of a dispute over its terms (whether or not bona fide) or for other reasons. These counterparty risks will expose the Fund to potential for losses associated with default, other nonperformance, or delays in liquidating or transferring the forward contract.
Foreign exchange forward contracts that provide for and result in the actual delivery of the subject currencies are not subject to regulation by the CFTC to the same extent as futures and swaps. As a result, the Fund will not benefit from regulatory protections like those that apply to the trading of futures contracts (or to swaps) under CFTC regulations.
In addition, there is currently no limitation on the daily price movements of forward contracts. To the extent that assets are deposited with the counterparty as margin, such assets are not currently required under CFTC regulations or any other regulations to be held in a segregated account for the benefit of the Fund. Consequently, assets deposited by the Fund with a counterparty as margin may be indistinguishable, for insolvency purposes, from assets of such counterparty and therefore may be subject to creditors’ claims in the event of such counterparty’s insolvency, and not available for timely recall by the Fund.
Swap agreements can take the form of either privately negotiated, over-the-counter transactions or standardized, centrally cleared transactions. In each case, swaps involve an agreement in which two parties agree to exchange actual or contingent payment streams that may be calculated in relation to the Index Currencies and a particular “notional amount.” A significant factor in the performance of swaps is the change in the value of the underlying currencies, specific interest rates, or other factors that determine the amounts of payments due to and from the counterparties. If a swap calls for payments by the Fund, the Fund must have sufficient cash available to make such payments as they become due.
Uncleared, over-the-counter swaps present counterparty risks similar to those present with forward contracts. In addition, over-the-counter swaps may be subject to significant “bid-ask” spreads, which can adversely affect the Fund’s ability to enter into swaps in pursuing its investment objective. While market makers and dealers may quote indicative prices or terms for entering into or terminating these contracts, they are not obligated to do so — particularly if they are not a party to the contract in question. As a result, it may be difficult to obtain reliable pricing for, or otherwise value, an uncleared, over-the-counter swap.
Cleared swaps present similar risks to those of futures contracts, particularly with respect to market, clearance, and settlement risks. However, the customer protections afforded to customers engaged in trading cleared swaps differ from those afforded to customers that trade futures contracts. Under the CFTC’s cleared swaps customer protection regime, referred to as “LSOC” (legally segregated, operationally commingled), in the event of the failure of a clearing member, a clearinghouse may not use the entire pool of the failed clearing member’s cleared swaps customer collateral to cure a customer default without regard to ownership of the collateral like it may with futures customer collateral.
Under the Dodd-Frank Act, the CFTC has implemented several regulations that are intended to enhance transparency in the swaps markets and to provide protections to swap counterparties (e.g., swap recordkeeping and reporting requirements, mandatory clearing and on-facility trade execution for major swap classes, swap dealer registration and business conduct standards, and margin requirements for uncleared transactions). Although the Fund may benefit from these protections to the extent it enters into swaps, the Fund will nonetheless be exposed to the risk of loss on those transactions. The costs of compliance with regulations governing the swaps markets may also detract from the Fund’s performance, to the extent those costs are passed on by swap counterparties or are otherwise borne by the Fund. It is also possible that the CFTC’s swap regulations may not function as intended and, as a consequence, may fail to protect the Fund from counterparty or other risks associated with its swap trading.
Foreign exchange swap contracts that provide for and result in the actual delivery of the subject currencies, and that provide for and result in the reverse exchange of the same currencies at a later date, are not subject to regulation by the CFTC to the same extent as futures and other swaps. As a result, the Fund will not benefit from regulatory protections like those that apply to the trading of futures contracts (or to other swaps) under CFTC regulations.
Index Risks
The Fund’s Performance May Not Always Replicate the Changes in the Levels of its Index.
Tracking the Index requires trading of the Fund’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors. It is possible that the Fund’s performance may not fully replicate the changes in levels of the Index due to disruptions in the markets for the relevant Index Currencies, the DX Contracts, or due to other extraordinary circumstances. The Managing Owner may determine to invest in other futures contracts if at any time it is impractical or inefficient to gain full or partial exposure to the Index Currencies through the DX Contracts.
In addition, the Fund may not be able to replicate the changes in levels of the Index because the total return generated by the Fund is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s trading activities, and increased by, as applicable, Treasury Income, Money Market Income and T-Bill ETF Income.
There can be no guarantee that the Index or the underlying methodology is free from error. It is also possible that third parties may seek to manipulate the value of the Index or the Index Currencies which, if successful, would be likely to have an adverse effect on the Fund’s performance.
The Fund Is Not Actively Managed and Tracks the Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising.
The Fund is not actively managed on the basis of judgments relating to economic, financial and market conditions with a view to obtaining positive results under all market conditions. Instead, the Managing Owner seeks to cause the NAV to track the performance of the Index during periods in which the Index is flat or declining as well as when the Index is rising. Therefore, if positions in any one or more of the Index Currencies are declining in value, the Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index.
Investors Who Invest Only in the Fund May Not Be Able to Profit if the Market Value of the DX Contracts Moves Against Such Investment.
The NAV of the Fund is expected to rise as a result of any downward price movement in the Fund’s short positions in DX Contracts.
If the price of the Fund’s short positions in DX Contracts decreases, the NAV of the Fund will increase. If the price of the Fund’s short positions in DX Contracts increases, the NAV of the Fund will decrease. Therefore, the investment experience of investors who plan to invest in the Fund will depend inversely upon the price movements of the Fund’s short positions in its DX Contracts. The Fund may become unprofitable in the future if the price of the DX Contracts moves in an adverse direction.
Certain investors who decide to invest in both the Fund and the Invesco DB US Dollar Index Bullish Fund (“UUP”) may, nevertheless, suffer losses if the investor’s investment mix between the Fund and UUP is biased in one direction and the market price of the DX Contracts moves in an adverse direction. Additionally, investors should not invest in equal amounts in both the Fund and UUP simultaneously. The net effect of such an investment will be the sum of the Treasury Income, the Money Market Income and T-Bill ETF Income, less fees and expenses.
If You Sell Your Shares at a Time When the DX Contracts Are Being Traded at a Discount, You Would Receive an Amount that Would Be Lower than if the DX Contracts Were Trading at a Premium.
The price of DX Contracts responds directly to short-term interest rate differentials. For example, if interest rates in the U.S. are broadly higher than international interest rates, then the DX Contracts will trade at a discount to the spot index. If U.S. rates are lower, then the DX Contracts will trade at a premium to the spot index. This relationship also holds for long-dated futures versus nearby futures. Because interest rates move up and down, DX Contracts may trade at a premium some of the time and at a discount at other times. In turn, if you sell your Shares during a period when the DX Contracts are trading at a discount, you may receive less than you may have received if you sold your shares during a period when the DX Contracts are trading at a premium.

Unusually Long Peak-to-Valley Drawdown Periods with Respect to the Index May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect To the Performance of the Shares.
“Peak-to-valley drawdown” represents the cumulative percentage decline in month-end NAV per Share due to losses sustained during any period in which the initial month-end NAV per Share is not equaled or exceeded by a subsequent month-end NAV per Share.
Although past Index levels are not necessarily indicative of future Index levels, the peak-to-valley drawdown periods that the Index has experienced occasionally have been unusually long and have lasted for multi-year drawdown periods. Please see the chart on page 34 for information regarding worst peak-to-valley drawdown periods with respect to the Index.
Because it is expected that the Fund’s performance will track the change of its underlying Index, the Fund would experience a continuous drawdown during the period that the Index experiences such a drawdown. The value of your Shares will also decrease during such a period.
Regulatory Risks
Position Limits and Other Potential Limitations on Futures Trading May Restrict the Creation of Creation Units and the Operation of the Fund.
Position Limits. CFTC and futures exchange rules impose position limits on market participants that trade in certain futures contracts. These position limits prohibit any person from holding a position of more than a specific number of futures contracts. Generally, position limits in the physical delivery markets are set at a stricter level during the spot month, the month when the futures contract matures and becomes deliverable, versus the limits set for all other months or for any other month individually. Limits are generally applied on an aggregate basis to positions held in accounts that are subject to common ownership or common control. There are exemptions from this general aggregation requirement.
The Index currently is not composed of any contracts subject to position limits imposed by either the CFTC or the rules of ICE Futures U.S. To the extent position limits apply to the Fund, and if the Managing Owner determines that the Fund’s trading may be approaching any of these position limits, the Fund may reduce its trading in the corresponding commodity futures contracts or may trade futures contracts in other commodities that the Managing Owner determines will best position the Fund to pursue its investment objective. Depending on the outcome of any future CFTC or futures exchange rulemaking, as applicable, the rules concerning position limits may be amended in a manner that is detrimental to the Fund.
Accountability Levels. Exchanges may establish accountability levels applicable to a futures contract instead of position limits, provided that the futures contract is not subject to federal position limits. An exchange may order a person who holds or controls a position in excess of a position accountability level not to further increase its position, to comply with any prospective limit that exceeds the size of the position owned or controlled, or to reduce any open position that exceeds the position accountability level if the exchange determines that such action is necessary to maintain an orderly market. Position accountability levels could adversely affect the Fund’s ability to establish and maintain positions in commodity futures contracts to which such levels apply, if the Fund were to trade in such contracts. Such an outcome could adversely affect the Fund’s ability to pursue its investment objective.
Daily Limits. U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” or “daily limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once a limit price has been reached in a particular contract, it is usually the case that no trades may be made at a different price than specified in the limit. The duration of limit prices generally varies. Limit prices may have the effect of precluding the Fund from trading in a particular contract or requiring the Fund to liquidate contracts at disadvantageous times or prices. Either of those outcomes could adversely affect the Fund’s ability to pursue its investment objective or achieve favorable performance.

If the Fund became subject to position limits, position accountability levels or daily limits in the future, it may not be able to issue new Creation Units or reinvest income in additional currency futures contracts to the extent these restrictions limit its ability to establish new futures positions or otherwise transact in futures contracts. Limiting the size of the Fund, or restricting the Fund’s futures trading, under these requirements may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the NAV of the Shares.
Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Cause Losses for the Fund.
The Commodity Exchange Act requires a futures commission merchant to segregate all funds received from customers from such futures commission merchant’s proprietary assets. If the Commodity Broker fails to segregate customer assets as required, the assets of the Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, the Fund could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to the Fund was held by the Commodity Broker.
The Commodity Exchange Act requires an approved derivatives clearing organization to segregate all funds and other property received from a clearing member’s customers in connection with U.S. futures and options contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, customer funds held at a clearing organization in connection with any futures or options contracts may be held in a commingled omnibus account, which may not identify the name of the clearing member’s individual customers. With respect to futures and options contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. In the event of a default of the clearing futures commission merchant’s other clients or the clearing futures commission merchant’s failure to extend its own funds in connection with any such default, a customer may not be able to recover the full amount of assets deposited by the clearing futures commission merchant with the clearing organization on the customer’s behalf. In addition, the protections afforded to cleared swaps customer collateral do not guarantee the full return of such collateral in the event of a futures commission merchant’s bankruptcy.
In the event of a bankruptcy or insolvency of any exchange or a clearing organization, the Fund could experience a loss of the funds deposited through the Commodity Broker as margin with the exchange or clearing organization, a loss of any unrealized profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.
The Fund’s Performance Could Be Adversely Affected if the Commodity Broker Reduces its Internal Risk Limits for the Fund.
The CFTC requires futures commission merchants, like the Commodity Broker, to implement and evaluate from time-to-time risk-based limits on futures position and order sizes. Under this regime, the Commodity Broker could determine to reduce its internal risk limits on the size of futures positions it will trade or clear for the Fund. Such a development would reduce the Fund’s capacity to transact in futures contracts. In this scenario, the Fund could seek to enter into clearing relationships with one or more other clearing brokers with the goal of increasing its overall capacity to trade and clear futures contracts. The introduction of one or more additional clearing broker relationships would be likely to increase the Fund’s trading costs and could make its overall trading less efficient or more prone to error. These consequences would be likely to detract from the Fund’s performance.
Failure of a Swap Dealer with which the Fund Trades Swaps May Adversely Affect the Fund.
A swap dealer that is registered with the CFTC is required to segregate from its own assets, and for the sole benefit of its customers, all assets it holds in respect of each swap agreement, including an amount equal to the net unrealized gain on all open cleared swaps. Cleared swaps are marked to market on a daily basis, with variations in value credited or charged to the customer’s account, and any funds received in connection with profits on a swap position belonging to the customer must be treated as the property of the customer and maintained by a swap dealer in a cleared swaps customer account. A swap dealer is also required to deposit its own funds into its cleared swaps customer accounts to the extent necessary to ensure that such accounts do not become under-segregated and that the excess funds of one customer held in the cleared swaps customer account may not be used to meet the margin requirements of another customer.
In the event of a swap dealer’s insolvency or bankruptcy, the customer funds held in the swap dealer’s cleared swaps customer accounts, assuming such funds were properly segregated, should be insulated as an identifiable separate pool of assets and, as such, should not be available for distribution to the swap dealer’s general creditors. Under these circumstances, each customer with assets on deposit in the swap dealer’s cleared swaps customer account would receive its pro rata share of those assets. As long as the swap dealer is collecting margin payments from its customers, properly segregating such customer margin payments or advancing its own funds in accordance with CFTC regulations, each customer should receive all of its assets from the cleared swaps customer account. To the extent that any such account may be under-margined, however, the deficiency would be shared on a pro rata basis by each customer holding assets in such account. In addition, and with respect to uncleared swaps, the Fund remains subject to credit risk with respect to the amount it expects to receive from its swap counterparties. In the event of a swap dealer’s insolvency or bankruptcy, therefore, the Fund is subject to the risk that it will only recover a portion of the funds that it had on deposit with the dealer.
Regulatory Changes or Actions May Alter the Operations and Profitability of the Fund.
The regulation of commodity interest transactions and markets, including under the Dodd-Frank Act, is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. In particular, the Dodd-Frank Act has expanded the regulation of markets, market participants and financial instruments. The regulatory regime under the Dodd-Frank Act has imposed additional compliance and legal burdens on participants in the markets for futures and other commodity interests. For example, under the Dodd-Frank Act new capital and risk requirements have been imposed on market intermediaries. Those requirements may cause the cost of trading to increase for market participants, like the Fund, that must interact with those intermediaries to carry out their trading activities. These increased costs can detract from the Fund’s performance.
The Fund and the Managing Owner Are Subject to Extensive Legal and Regulatory Requirements.
The Fund is subject to a comprehensive scheme of regulation under the federal commodity futures trading and securities laws, as well as futures market rules and the rules and listing standards for its Shares. The Fund and the Managing Owner could each be subject to sanctions for a failure to comply with those requirements, which could adversely affect the Fund’s financial performance and its ability to pursue its investment objective. In addition, the SEC, CFTC, and exchanges are empowered to intervene in their respective markets in response to extreme market conditions. Any such interventions could adversely affect the Fund’s ability to pursue its investment objective and could lead to losses for the Fund and its Shareholders.
In addition, the Fund is subject to significant disclosure, internal control, governance, and financial reporting requirements because the Shares are publicly traded.
For example, the Fund is responsible for establishing and maintaining internal controls over financial reporting. Under this requirement, the Fund must adopt, implement and maintain an internal control system designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. The Fund is also required to adopt, implement, and maintain disclosure controls and procedures that are designed to ensure information required to be disclosed by the Fund in reports that it files or submits to the SEC is recorded, processed, summarized and reported within the time periods specified by the SEC. There is a risk that the Fund’s internal controls over financial reporting and disclosure controls and procedures could fail to work properly or otherwise fail to satisfy SEC requirements. Such a failure could result in the reporting or disclosure of incorrect information or a failure to report information on a timely basis. Such a failure could be to the disadvantage of Shareholders and could expose the Fund to penalties or otherwise adversely affect the Fund’s status under the federal securities laws and SEC regulations.
All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation and other disclosure matters.
Tax Risks
Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.
Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.
Items of Income, Gain, Loss and Deduction with Respect to Shares Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Such Items.
U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be in compliance with all aspects of the applicable tax requirements. It is possible that the United States Internal Revenue Service (the “IRS”) will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and/or the Federal Tax Regulations codified under 26 C.F.R., referred to herein as the Treasury Regulations, and could require that items of income, gain, loss and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.
The Fund is a partnership, which is generally not subject to U.S. federal income taxes. Rather, the partnership’s taxable income flows through to the owners, who are responsible for paying the applicable income taxes on the income allocated to them. The Fund is subject to partnership audit rules in Subchapter C of Chapter 63 of the Code (the “Centralized Partnership Audit Regime”). Under the Centralized Partnership Audit Regime, any IRS audit of the Fund would be conducted at the Fund level, and if the IRS determines an adjustment, the default rule is that the Fund would pay an “imputed underpayment” including interest and penalties, if applicable. The Fund may instead elect to make a “push-out” election, in which case the shareholders for the year that is under audit would be required to take into account the adjustments on their own personal income tax returns.
No Deduction for Qualified Publicly Traded Partnership Income.
For taxable years beginning before January 1, 2026, there is a 20% deduction for “qualified publicly traded partnership income” within the meaning of Section 199A(e)(4) of the Code. In general, “qualified publicly traded partnership income” for this purpose is an item of income, gain, deduction or loss that is effectively connected with a United States trade or business and includable in determining taxable income for the year, but does not include certain investment income. It is currently not expected that the Fund’s income will be eligible for such deduction because as discussed below, although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund will not result in the Fund being engaged in a trade or business within the United States. Potential investors should consult their tax advisors regarding the availability of such deduction for their allocable share of the Fund’s items of income, gain, deduction and loss.

Regulated Investment Company Investors Will Be Treated as Owning a Proportionate Share of the Fund’s Assets and Will Take into Account Its Allocable Share of the Fund’s Items of Income, Gain, Loss and Deduction.
The Fund does not believe that it will be classified as a qualified publicly traded partnership within the meaning of Section 851(h) of the Code. Accordingly, a regulated investment company within the meaning of Subchapter M of the Code (a “RIC”) that invests in Shares will be treated as owning a proportionate share of the Fund’s assets and will take into account its allocable share of the Fund’s items of income, gain, loss, and deduction when testing the various compliance requirements specifically applicable to RICs. RIC investors face a risk that future Treasury Regulations will recharacterize foreign currency gains received by them as nonqualifying income and be retroactive in application. Notwithstanding the above, the Fund anticipates that income recognized by a RIC in respect of their investment in the Fund should be treated as qualifying income for purposes of Section 851(b)(2) of the Code. A prospective RIC investor is encouraged to consult a tax advisor regarding the treatment of its investment in Shares under the current tax rules.
PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.
Other Risks
An Insolvency Resulting from Another Series of the Trust or the Trust Itself May Have a Material Adverse Effect on the Fund.
The Fund is a series of a Delaware statutory trust. Pursuant to Delaware law, the organization of the Trust provides that the assets and liabilities of the Fund are separate from the assets and liabilities of the other series of the Trust, as well as the larger Trust itself. Though such organization may, under state law, protect the assets of the Fund in an insolvency action brought by the creditors of another series of the Trust, this may be insufficient to protect the assets of the Fund from such creditors in an insolvency action in federal court, or in a court in a foreign jurisdiction. Accordingly, an insolvency resulting from another series of the Trust or the Trust itself may have a material adverse effect on the Fund.
Disruptions in the Ability to Create and Redeem Creation Units May Adversely Affect Investors.
It is generally expected that the public trading price per Share will track the NAV per Share closely over time. The relationship between the public trading price per Share and the NAV per Share depends, to a considerable degree, on the ability of Authorized Participants or their clients or customers to purchase and redeem Creation Units in the ordinary course. If the process for creating or redeeming Shares is impaired for any reason, Authorized Participants and their clients or customers may not be able to purchase and redeem Creation Units or, even if possible, may choose not to do so. The inability to purchase and redeem Creation Units, or the partial impairment of the ability to purchase and redeem Creation Units, could result in Shares trading at a premium or discount to the NAV of the Fund. Such a premium or discount could be significant, depending upon the nature or duration of the impairment.
In addition, the Fund may, in its discretion, suspend the creation of Creation Units. Suspension of creations may adversely affect how the Shares are traded and could cause Shares to trade at a premium or discount to the NAV of the Fund, perhaps to a significant degree.
The Shares Could Decrease in Value if Unanticipated Operational or Trading Problems Arise.
The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for the Fund. Consequently, there may be unanticipated problems with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. To the extent that unanticipated operational or trading problems arise, the Managing Owner’s past experience and qualifications may not be suitable for solving those problems.

Historical Performance of the Fund and the Index is Not Indicative of Future Performance.
Past performance of the Fund or the Index is not necessarily indicative of future results. Therefore, past performance of the Fund or the Index should not be relied upon in deciding whether to buy Shares of the Fund.
Fees and Expenses May Deplete the Fund’s Assets if the Fund’s Investment Performance is Not Favorable.
The Fund pays fees and expenses regardless of its investment performance. Such fees and expenses include asset-based fees of 0.75% per annum. Additional charges include brokerage fees of approximately 0.02% per annum in the aggregate and selling commissions. Selling commissions are not included in the Fund’s breakeven calculation. The sum of the Fund’s Treasury Income, Money Market Income and/or T-Bill ETF Income may not exceed its fees and expenses. If such income does not exceed its fees and expenses, in order to break even, the Fund’s futures trading activity will need to have a favorable performance that exceeds the difference between the sum of the Fund’s Treasury Income, Money Market Income and/or T-Bill ETF Income and its fees and expenses. If the Fund’s futures trading performance is not sufficiently favorable, the Fund’s expenses could deplete its assets over time. In such a scenario, the value of your Shares will decrease.
There May Be Circumstances That Could Prevent the Fund from Being Operated in a Manner Consistent With its Investment Objective.
There may be circumstances outside the control of the Managing Owner and/or the Fund that make it, for all practical purposes, impossible to re-position the Fund and/or to process a purchase or redemption order. Examples of such circumstances include: natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as DTC, or any other participant in the purchase process, and similar extraordinary events. While the Managing Owner has established and implemented a disaster recovery plan, circumstances such as those identified above may prevent the Fund from being operated in a manner consistent with its investment objective.
Additionally, natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics, have been and may be highly disruptive to economies and markets, adversely impacting individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region are increasingly likely to adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S. Any such events could have a significant adverse impact on the value of the Fund’s investments and could result in increased premiums or discounts to the Fund’s NAV. Additionally, the Fund rebalances its portfolio in accordance with the Index, and, therefore, any changes to the Index’s rebalance schedule will result in corresponding changes to the Fund’s rebalance schedule.
Redemption Orders for Creation Units May Be Subject to Postponement, Suspension or Rejection Under Certain Circumstances.
The Managing Owner may, in its discretion, suspend the right of redemption or postpone the redemption order settlement date with respect to Creation Units for (1) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the participant agreement with the Authorized Participant, or if the fulfillment of the order, in the opinion of the Fund’s counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the

Authorized Participant’s redemption proceeds if the NAV of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement.
Shareholders Do Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the 1940 Act.
The Fund is not registered as an investment company under the 1940 Act. Consequently, Shareholders do not have the legal and regulatory protections provided to the investors in investment companies that are registered as such.
Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.
The Shares have none of the statutory rights normally associated with the ownership of shares of a corporation. However, under Delaware law, a beneficial owner of a business trust (such as a Shareholder) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners to recover damages from a third party where a managing owner has failed or refused to institute legal action on behalf of himself and all other similarly situated beneficial owners to recover damages from a managing owner for violations of fiduciary duties, or on behalf of a business trust to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. The Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular distributions, although the Fund may pay distributions in the discretion of the Managing Owner).
Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.
The Fund is subject to actual and potential conflicts of interest involving the Managing Owner or any of its affiliates, the Commodity Broker, including its principals and its affiliates, the Index Sponsor, and Invesco Distributors. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. The Managing Owner and its principals and affiliates are engaged in a broad array of asset management and financial services activities and may engage in activities during the ordinary course of business that cause their interests or those of their other clients to conflict with those of the Fund and its Shareholders.
As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. For example, by investing in affiliated money market mutual funds and/or T-Bill ETFs for margin and/or cash management purposes, the Managing Owner may select affiliated money market mutual funds and/or T-Bill ETFs that may pay dividends that are lower than non-affiliated money market mutual funds and/or T-Bill ETFs. In addition, the Managing Owner would have a conflict of interest if it sought to redeem the Fund’s interest in an affiliated money market mutual fund or T-Bill ETF in circumstances when such a redemption would be unfavorable for the affiliated fund. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund and the Shareholders.
The Fund may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker. Because the Managing Owner and Invesco Distributors are affiliates, the Managing Owner has a disincentive to replace Invesco Distributors. Furthermore, the Managing Owner did not conduct an arm’s length negotiation when it retained Invesco Distributors.

Lack of Independent Advisers Representing Investors.
The Managing Owner has consulted with counsel, accountants and other advisers regarding the operation of the Fund. No counsel has been appointed to represent you in connection with the Fund’s continuous offering of Shares. Accordingly, you should consult your own legal, tax and financial advisers about whether you should invest in the Fund.
Possibility of Termination of the Fund May Adversely Affect Your Portfolio.
It is ultimately within the discretion of the Managing Owner whether it will continue to operate and advise the Fund. The Managing Owner may withdraw from the Fund upon 120 days’ prior written notice to all Shareholders and the Trustee, which would cause the Fund to terminate unless a substitute managing owner was obtained. Shareholders owning 50% or more of the Shares have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to invest in a vehicle that tracks the Fund’s Index will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares; Certain Material Terms of the Trust Agreement – Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. In addition, Shareholders could receive less from the sale of the Fund’s assets in the event of its liquidation and termination than amounts that could be realized from sales of those assets other than in the case of a liquidation and termination. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.
Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.
While the Managing Owner believes that all intellectual property rights needed to operate the Fund in the manner described in this Prospectus are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the issuance of any restraining orders or injunctions, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law may adversely affect the Fund and an investment in the Shares. For example, such actions could result in expenses or damages payable by the Fund, suspension of activities or the termination of the Fund.
The Value of the Shares Will Be Adversely Affected if the Fund Is Required to Indemnify the Trustee or the Managing Owner.
Under the Trust Agreement, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense they incur, except for any expenses resulting from gross negligence or willful misconduct. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and, consequently, the value of the Shares.
Although the Shares Are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders Will Increase a Shareholder’s Liability.
The Shares are limited liability investments; investors may not lose more than the amount that they invest including any appreciation in their investments. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement. In addition, Shareholders agree in the Trust Agreement that they will indemnify the Fund for any harm suffered by it as a result of:
•
Shareholders’ actions unrelated to the business of the Fund, or
•
taxes imposed on the Shares by the states or municipalities in which such investors reside.

The Fund May Lose Money on Its Holdings of Money Market Mutual Funds.
The Fund may invest in government money market funds that have chosen to not rely on the ability to impose fees on shareholder redemptions, or liquidity fees, or temporarily to suspend redemption privileges, or gates, if the government money market fund’s weekly liquid assets fall below a certain threshold. Although such government money market funds seek to preserve the value of an investment at $1.00 per share, there is no guarantee that they will be able to do so. As a result, the Fund may lose money by investing in a government money market fund. An investment in a government money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. The share price of a government money market fund can fall below the $1.00 share price. The Fund cannot rely on or expect a government money market fund’s adviser or its affiliates to enter into support agreements or take other actions to maintain the government money market fund’s $1.00 share price. The credit quality of a government money market fund’s holdings can change rapidly in certain markets, and the default of a single holding could have an adverse impact on the government money market fund’s share price. Due to fluctuations in interest rates, the market value of securities held by a government money market fund may vary. A government money market fund’s share price can also be negatively affected during periods of high redemption pressures and/or illiquid markets.
Due to the Increased Use of Technologies, Intentional and Unintentional Cyber Attacks Pose Operational and Information Security Risks.
With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption.
Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of the Fund’s third party service providers (including, but not limited to, the Index Sponsor, the Administrator and the Transfer Agent) or the money market mutual funds and T-Bill ETFs in which the Fund invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Shareholders or Authorized Participants to transact business in Shares and Creation Units respectively, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Fund and its Shareholders could be negatively impacted as a result.
While the Managing Owner has established business continuity plans and systems reasonably designed to detect and prevent such cyber attacks from being effective, there are inherent limitations in such plans and systems. For instance, it is possible that certain existing risks have not been identified or that new risks will emerge before countervailing measures can be implemented. Furthermore, the Fund cannot control, or even necessarily influence, the cyber security plans and systems put in place by the Fund’s third party service providers. Since the Fund is dependent upon third party service providers (including the Managing Owner) for substantially all of its operational needs, the Fund is subject to the risk that a cyber attack on a service provider will materially impair its normal operations even if the Fund itself is not subject to such an attack. In addition, a service provider that has experienced a cyber security incident may divert resources normally devoted to servicing the Fund to addressing the incident, which would be likely to have an adverse effect on the Fund’s operations. Cyber attacks may also cause disruptions to the futures exchanges and clearinghouses through which the Fund invests in futures contracts and to the exchanges on which the Fund buys and sells shares of T-Bill ETFs, which could result in disruptions to the Fund’s ability to pursue its investment objective, resulting in financial losses to the Fund and Shareholders.

Forward-Looking Statements
This Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. The matters discussed in the Prospectus that are not historical facts are forward-looking statements. These forward-looking statements are based on the Fund’s and Managing Owner’s current expectations, estimates and projections about the future results, performance, prospects and opportunities of the Fund and the Fund’s business and industry and their beliefs and assumptions about future events and speak only as of the date on which they are made. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “outlook,” and “estimate,” as well as similar words and phrases, signify forward-looking statements. Forward-looking statements are not guarantees of future results. Conditions and important factors, risks and uncertainties in the markets for financial instruments that the Fund trades, in the markets for related physical commodities, in the legal and regulatory regimes applicable to Invesco Capital Management LLC, the Fund, and the Fund’s service providers, and in the broader economy may cause actual results to differ materially from those expressed by such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, including those described in the “Risk Factors” and elsewhere in this Prospectus and in other SEC filings by the Fund, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.
You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

Investment Objective
Invesco DB US Dollar Index Bearish Fund (the “Fund”) establishes short positions in ICE U.S. Dollar Index futures contracts (“DX Contracts”) with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Short USD Currency Portfolio Index – Excess ReturnTM (the “Index”) over time, plus the excess, if any, of the sum of the Fund’s Treasury Income, Money Market Income and T-Bill ETF Income over the expenses of the Fund. The Fund invests in futures contracts in an attempt to track its Index. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs for margin and/or cash management purposes. While the Fund’s performance will reflect the appreciation or depreciation of those holdings, the Fund’s performance, whether positive or negative, will be driven primarily by trading futures contracts with the aim of seeking to track the Index.
The Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. The Index reflects the changes in market value over time, whether positive or negative, of a short position in the DX Contract which expires during the months of March, June, September and December. The Fund seeks to track the Index by establishing short positions in DX Contracts.
Investing in the Fund does not insulate Shareholders from certain risks, including price volatility.
DX Contracts are linked to the six underlying currencies (the “Index Currencies”) of the ICE U.S. Dollar Index (the “USDX®”). The Index Currencies are the Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The changes in market value over time, whether positive or negative, of DX Contracts are tied to the USDX®. The USDX® is composed of notional amounts of the Index Currencies. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March

1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.
The Index reflects changes in market value over time, whether positive or negative, of short positions in the first to expire DX Contract relative to the value of the dollar as of December 31, 1986 (the “Base Date”). Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986.
The Fund’s portfolio also holds United States Treasury securities (“Treasury Securities”) for deposit with the Fund’s Commodity Broker as margin and Treasury Securities, cash and money market mutual funds (affiliated or otherwise) and/or T-Bill ETFs (affiliated or otherwise) for deposit with the Fund’s Custodian (for margin and/or cash management purposes). In addition, the Fund gains an exposure to Treasury Securities with a maximum remaining maturity of up to twelve months through its holdings of T-Bill ETFs (affiliated or otherwise). Such holdings of T-Bill ETFs will also be on deposit with the Custodian (for margin and/or cash management purposes) and may be held by the Fund’s Commodity Broker as margin, to the extent permissible under CFTC rules.
Under the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Trust, as amended from time-to-time (the “Trust Agreement”), the Managing Owner has exclusive management and control of all aspects of the business of the Fund. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund are limited to its express obligations under the Trust Agreement. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.
If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to a DX Contract, the Fund may invest in:
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a different month DX Contract other than the specific DX Contract that was originally required by the Index,
•
another futures contract substantially similar to the DX Contracts, if available,
•
the futures contracts referencing the Index Currencies, or
•
a forward agreement, swap, or other OTC derivative referencing the Index Currencies, if, in the commercially reasonable judgment of the Managing Owner, such an instrument tends to exhibit trading prices that correlate with the DX Contract.
The Shares are intended to provide investment results that generally correspond to changes, positive or negative, in the levels of the Index over time.
The value of the Shares is expected to fluctuate in relation to changes in the value of the Fund’s portfolio. The market price of the Shares may not be identical to the NAV per Share, but these two valuations are generally expected to be very close. See “Risk Factors — NAV May Not Always Correspond to Market Price and, as a Result, Creation Units May be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”
There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.
Temporary Defensive Positions
Because the Fund seeks to track changes, whether positive or negative, in the level of the Index over time, the Fund will not ordinarily take temporary defensive positions during periods of adverse market, economic or other conditions. However, in highly stressed markets, the Managing Owner may, in its discretion, take a temporary defensive position and hold a portion of the Fund’s assets in cash or cash equivalents, money market funds and/or T-Bill ETFs (including money market funds and T-Bill ETFs that are managed by affiliates of the Managing Owner) or in futures contracts other than DX Contracts. Taking such positions may mean lost investment opportunities in a period of rising market prices. During these periods, the Fund may not achieve its investment objective to track the Index.
Role of Managing Owner
The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund. Specifically, with respect to the Fund, the Managing Owner:
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selects the Trustee, Commodity Broker, Administrator, Index Sponsor, Custodian, Transfer Agent, distributor and auditor;
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negotiates various agreements and fees;
•
performs such other services as the Managing Owner believes that the Fund may from time to time require; and
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monitors the performance results of the Fund’s portfolio and reallocates assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of the Index over time.
The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member of the NFA. The Managing Owner is an NFA-approved swap firm.
The principal office of the Managing Owner is located at c/o Invesco Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515. The telephone number of the Managing Owner is (800) 983-0903.

Breakeven Analysis
A Shareholder should expect that the Fund’s fees and expenses during the first twelve months of the Shareholder’s investment will equal 0.77% of the Fund’s NAV. This amount equates to $0.1673 per annum per Share at $21.68, the Fund’s NAV per Share as of May 31, 2021. Based on market rates observed as of May 31, 2021, the Fund’s Treasury Income is expected to be earned at a rate of 0.02%, Money Market Income is expected to be earned at a rate of 0.01%, and T-Bill ETF Income is expected to be earned at a rate of 0.01%. This means that, during those first twelve months, the Fund would have to earn 0.75% of the Fund’s NAV, or $0.1630 per Share at $21.68, for a Shareholder to break even on the amount originally invested. While the Fund’s performance will reflect the appreciation or depreciation of those holdings, the Fund’s performance, whether positive or negative, will be driven primarily by its strategy of trading futures contracts with the aim of seeking to track the Index.

Breakeven Table
The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $21.68 investment in a Share to equal the amount originally invested twelve months after issuance, based on the NAV per Share as of May 31, 2021.
The amounts reflected in this discussion and the accompanying table reflect the effect of rounding.

Breakeven Table
The Breakeven Table, as presented, is an approximation only. Because a constant NAV per Share has been assumed, the actual capitalization of the Fund does not directly affect the level of its charges as a percentage of its NAV.
	Dollar Amount and Percentage of Expenses and Interest Income
Expense[1]	$	%
Management Fee[2]	$0.1626	0.75%
Offering Expense Reimbursement	$0.0000	0.00%
Brokerage Commissions and Fees[3]	$0.0047	0.02%
Routine Operational, Administrative and Other Ordinary Expenses[4]	$0.0000	0.00%
Treasury Income, Money Market Income and T-Bill ETF Income[5]	$0.0043	0.02%
12-Month Breakeven[6]	$0.1630	0.75%
1.
See the “Charges” section for an explanation of the expenses included in the Breakeven Table.
2.
The Managing Owner, out of its own assets, pays the fees and expenses of the Administrator, Invesco Distributors, and the Index Sponsor. The Fund may, for margin and/or cash management purposes, invest in money market mutual funds and/or T-Bill ETFs that are managed by affiliates of the Managing Owner. The indirect portion of the management fees that the Fund may incur through such investments is in addition to the Management Fee paid to the Managing Owner. The Managing Owner has contractually agreed to waive indefinitely the fees that it receives in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds and/or affiliated T-Bill ETFs. The Managing Owner may terminate this fee waiver on 60 days’ notice. As of the date of this prospectus, this waiver is approximately less than $0.01 per Share per annum.
3.
The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Fund and the specific futures contracts traded.
4.
The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of the Fund.
5.
Treasury Income is assumed to be earned at a rate of 0.02%, Money Market Income is assumed to be earned at a rate of 0.01%, and T-Bill ETF Income is assumed to be earned at a rate of 0.01%. These assumed rates are based on market rates as of May 31, 2021. T-Bill ETF Income reflects dividend income from the Fund’s holdings in T-Bill ETFs, if any. Actual Treasury Income, Money Market Income and T-Bill ETF Income could be higher or lower than the levels shown.
6.
Investors may pay brokerage commissions in connection with purchases of the Shares. Brokerage commissions have not been included in the Breakeven Table because they are borne by investors rather than the Fund and will generally vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
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Performance of Invesco DB US Dollar Index Bearish Fund (Ticker: UDN)

Name of Pool	Invesco DB US Dollar Index Bearish Fund
Type of Pool	Public, Exchange-Listed Commodity Pool
Inception of Trading	February 2007
Aggregate Gross Capital Subscriptions as of May 31, 2021[1]	$1,303,267,165
NAV as of May 31, 2021	$78,056,829
NAV per Share as of May 31, 2021[2]	$21.68
Worst Monthly Drawdown[3]	(3.37)% November 2016
Worst Peak-to-Valley Drawdown[4]	(30.17)% March 2008 - December 2016

Monthly Rate of Return	2021 (%)	2020 (%)	2019 (%)	2018 (%)	2017 (%)	2016 (%)
January	(0.78)	(1.12)	0.57	3.03	2.69	(0.98)
February	(0.37)	(0.79)	(0.62)	(1.56)	(1.57)	1.46
March	(2.65)	(0.94)	(1.24)	0.35	0.73	3.81
April	2.15	0.05	(0.24)	(1.97)	1.30	1.52
May	1.31	0.65	(0.34)	(2.55)	1.99	(2.87)
June		0.90	1.70	(0.73)	1.21	(0.45)
July		4.10	(2.53)	0.14	2.80	0.73
August		1.09	(0.49)	(0.74)	0.09	(0.59)
September		(1.88)	(0.49)	0.00	(0.54)	0.55
October		(0.14)	2.03	(2.14)	(1.70)	(3.17)
November		2.30	(1.02)	(0.19)	1.64	(3.37)
December		1.97	1.84	1.08	0.78	(0.92)
Compound Rate of Return[5]	(0.41)%	6.19%	(0.93)%	(5.28)%	9.69%	(4.44)%
Annual Total Returns – Calendar Years (past 10 years) 6

Average Annual Returns (as of May 31, 2021)
	Fund (%)	Index (%)	Index TR7 (%)	USDX Spot Index[8] (%)
1 Year	8.07%	8.81%	8.90%	(8.66)%
5 Year	0.23%	(0.11)%	1.01%	(1.30)%
10 Year	(2.48)%	(2.23)%	(1.65)%	1.87%
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
THE FUND’S PERFORMANCE INFORMATION FROM INCEPTION UP TO AND EXCLUDING FEBRUARY 23, 2015 IS A REFLECTION OF THE PERFORMANCE ASSOCIATED WITH THE FUND’S PREDECESSOR MANAGING OWNER. ALL THE PERFORMANCE INFORMATION ON AND AFTER FEBRUARY 23, 2015 REFLECTS THE PERFORMANCE ASSOCIATED WITH THE MANAGING OWNER.

Footnotes to Performance Information
1.
“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the Fund, including investors who subsequently redeemed their investments.
2.
“NAV per Share” is the NAV of the Fund divided by the total number of Shares outstanding with respect to the Fund as of May 31, 2021.
3.
“Worst Monthly Drawdown” is the largest single month loss sustained during the most recent five calendar years and year to date (if applicable). “Drawdown” as used in this section of the Prospectus means losses experienced by the Fund over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.
4.
“Worst Peak-to-Valley Drawdown” is the largest percentage decline in the NAV per Share during the most recent five calendar years (and to the extent applicable, for a period beyond the most recent five calendar years if the starting date of the peak value extends beyond this period). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end NAV per Share that occurs without such month-end NAV per Share being equaled or exceeded as of a subsequent month-end. For example, if the NAV per Share of the Fund declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the NAV per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.
5.
“Compound Rate of Return” of the Fund is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.
6.
Returns shown are for previous full calendar years.
7.
Deutsche Bank Short USD Currency Portfolio Index – Total ReturnTM (“Index TR”). Index TR reflects the change in the market value of the same underlying DX Contracts as the Index. Index TR is calculated on a funded (total return) basis, which reflects the change in market value of the underlying DX Contracts and interest income from a notional basket of fixed income securities. Index TR is included so that investors can evaluate an index with both DX Contracts and income components, as the Fund tracks the Index and expects to generate income from positions in Treasury Securities, money market funds, and/or T-Bill ETFs that are maintained for margin and/or cash management purposes.
8.
The USDX Spot Index has been included to provide investors with an additional basis for evaluating the Fund.
THE FUND DOES NOT TRACK THE INDEX TR OR THE USDX SPOT INDEX. THE INDEX/BENCHMARK PERFORMANCE INFORMATION SHOWN ABOVE DOES NOT REPRESENT THE FUND’S PERFORMANCE, AND NONE OF THE PERFORMANCE INFORMATION (INCLUDING THAT OF THE FUND) IS INDICATIVE OF THE FUND’S FUTURE PERFORMANCE.
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Description of the Deutsche Bank Short USD Currency Portfolio Index – Excess ReturnTM
The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.
The Invesco DB US Dollar Index Bearish Fund (the “Fund”) is not sponsored or endorsed by Deutsche Bank AG, Deutsche Bank Securities, Inc. or any subsidiary or affiliate of Deutsche Bank AG or Deutsche Bank Securities, Inc. (collectively, “Deutsche Bank”) or ICE Futures U.S., Inc. or any subsidiary or affiliate of ICE Futures U.S., Inc. (collectively, “ICE”). The Deutsche Bank Short USD Currency Portfolio Index – Excess ReturnTM (the “DB Index”) is the exclusive property of Deutsche Bank Securities, Inc. U.S. Dollar Index and USDX are trademarks or service marks of ICE Futures U.S.™, Inc., registered in the United States, Great Britain, the European Union and Japan and used under license. Neither Deutsche Bank, ICE, nor any other party involved in, or related to, making or compiling the DB Index or the U.S. Dollar Index makes any representation or warranty, express or implied, concerning the DB Index, the U.S. Dollar Index, the Fund or the advisability of investing in securities generally. Neither Deutsche Bank, ICE, nor any other party involved in, or related to, making or compiling the DB Index or the U.S. Dollar Index has any obligation to take the needs of Invesco Capital Management LLC, the sponsor of the Fund, or its clients into consideration in determining, composing or calculating the DB Index or the U.S. Dollar Index. Neither Deutsche Bank, ICE, nor any other party involved in, or related to, making or compiling the DB Index or the U.S. Dollar Index is responsible for or has participated in the determination of the timing of, prices at, quantities or valuation of the Fund. Neither Deutsche Bank, ICE, nor any other party involved in, or related to, making or compiling the DB Index or the U.S. Dollar Index has any obligation or liability in connection with the administration or trading of the Fund.
NEITHER DEUTSCHE BANK, ICE, NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX OR THE U.S. DOLLAR INDEX, WARRANTS OR GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DB INDEX, THE U.S. DOLLAR INDEX, OR ANY DATA INCLUDED THEREIN AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER DEUTSCHE BANK, ICE, NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX OR THE U.S. DOLLAR INDEX, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY INVESCO CAPITAL MANAGEMENT LLC FROM THE USE OF THE DB INDEX, THE U.S. DOLLAR INDEX, OR ANY DATA INCLUDED THEREIN. THE LICENSING OF THE DB INDEX BY DEUTSCHE BANK OR ITS AFFILIATES AND THE U.S. DOLLAR INDEX AND USDX TRADEMARKS BY ICE FOR USE IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL FUNDS DOES NOT IN ANY WAY SUGGEST OR IMPLY A REPRESENTATION OR OPINION BY DEUTSCHE BANK, ICE OR ANY OF THEIR AFFILIATES AS TO THE ATTRACTIVENESS OF INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL FUNDS. NEITHER DEUTSCHE BANK, ICE, NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX OR THE U.S. DOLLAR INDEX, IS THE ISSUER OF ANY SUCH SECURITIES OR OTHER FINANCIAL FUNDS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND DEUTSCHE BANK, ICE FUTURES U.S., INC., AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX OR THE U.S. DOLLAR INDEX EACH EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DB INDEX, THE U.S. DOLLAR INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DEUTSCHE BANK, ICE, OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE DB INDEX OR THE U.S. DOLLAR INDEX HAVE ANY LIABILITY FOR DIRECT, INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DEUTSCHE BANK AND INVESCO CAPITAL MANAGEMENT LLC.
No purchaser, seller or holder of the shares of this Fund, or any other person or entity, should use or refer to any Deutsche Bank or ICE trade name, trademark or service mark to sponsor, endorse, market or promote this Fund without first contacting Deutsche Bank or ICE, as applicable to determine whether Deutsche Bank’s or ICE’s, as applicable permission is required. Under no circumstances may any person or entity claim any affiliation with Deutsche Bank or ICE without the written permission of Deutsche Bank or ICE, respectively.

General
The Index is designed to reflect the changes in market value over time, whether positive or negative, from investing in short positions in the first to expire DX Contracts whose changes in market value over time, whether positive or negative, in turn, are tied to the USDX®. The first to expire DX Contracts are the futures contracts that expire in March, June, September and December. DX Contracts are traded exclusively through ICE Futures U.S., under the symbol “DX.”
The changes in market value over time, whether positive or negative, of DX Contracts are related to the six underlying Index Currencies. (Although the Index tracks the changes in market value over time, whether positive or negative, of short positions in the first to expire DX Contracts, the closing levels of the Index is in effect, and in part, a reflection of the changes, whether positive or negative, in the level of the U.S. dollar relative to a basket of the underlying Index Currencies.) The Index Currencies are the Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.
The USDX® is composed of notional amounts of the Index Currencies. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.
The fair value of DX Contracts is based on foreign exchange futures prices for the underlying Index Currencies. The fair value of DX Contracts is calculated in the same way as a spot index. DX Contracts, similar to single currency futures contracts, will trade at a forward premium or discount based on the interest rate differential between the U.S. dollar and the Index Currencies.
The DX Contract price is sized at $1000 times the USDX® closing level. Thus, if the USDX® closing level is 100.00, the DX Contract will be valued $100,000. If the USDX® closing level is 112.50, each DX Contract will have a $112,500 value.
The Index Sponsor is DBSI (the “Index Sponsor”). The Index Sponsor may from time-to-time subcontract the provision of the calculation and other services described below to one or more third parties.
USDX® Composition
The Index reflects the changes in market value over time, whether positive or negative, of a short position in the first to expire DX Contracts. In turn, the changes in market value over time, whether positive or negative, of DX Contracts are related to the changes, positive and negative, in the level of the USDX®.
The USDX® provides a general indication of the international value of the U.S. dollar and is composed of notional amounts of the Index Currencies. The countries with Index Currencies reflected in the USDX® have well-developed foreign exchange markets with rates freely determined by market participants. In addition, many currencies not included in the USDX® move in close correlation with those that are included. The USDX® is computed 24 hours a day, seven days a week based on exchange rates supplied to Reuters by some 500 banks worldwide.
The following table reflects the index base weights (“Index Base Weights”) of each Index Currency as of March 1973 with respect to the USDX®:

Index Currency	Index Base Weight (%)
Euro	57.60
Japanese Yen	13.60
British Pound	11.90
Canadian Dollar	9.10
Swedish Krona	4.20
Swiss Franc	3.60
Closing Level at Inception:	100.00
The USDX® has been calculated since inception in March 1973. The closing level at inception was 100.00.

The Euro was included in the USDX® in 1999 and replaced the following currencies that were originally included in the USDX®: Belgian Franc, Dutch Guilder, German Mark, French Franc and Italian Lira.
There are no regularly scheduled adjustments or rebalancings of the USDX®. The USDX® has only been adjusted once, when the Euro, as noted in the above paragraph, was introduced as the common currency for the European Union bloc of countries. Without any other adjustments, the combination of components and their respective weightings in the USDX® have yielded performance results similar to other commonly used US dollar indexes, whether those index methodologies are based on trade weights or capital flow weights.
Index Calculation
The Index reflects the changes in market value over time, whether positive or negative, of a short position in the first to expire DX Contract relative to the value of the dollar as of December 31, 1986 (“Base Date”). On the Base Date, the closing level was 100.00. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986. A quote of “105.50” means the U.S. dollar’s value has risen 5.50% since the Base Date relative to the underlying basket of Index Currencies which comprise the USDX®.
The Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. The Index reflects the changes in market value over time, whether positive or negative, of short positions in the DX Contracts which expire in March, June, September and December. The use of short positions in DX Contracts in the construction of the Index causes the Index to rise as a result of any downward price movement in the DX Contracts. In turn, this appreciation in the short DX Contracts reflects the fall of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.
Index Rolls
The underlying DX Contracts of the Index are rolled quarterly over three consecutive business days starting on the Wednesday prior to the applicable IMM Date (each an “Index Roll Day”). “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.
This roll takes place over a period of time in order to allow for more efficient execution during the roll period. With respect to each DX Contract, the Fund employs the below rule-based approach when it rolls from one DX Contract to another.
DX Contracts are rolled on each Index Roll Day as follows:
•
On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.
•
On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving the Index as well as the new DX Contracts entering the Index.
•
On all days that are not Index Roll Days, the notional holdings of the DX Contracts in the Index remain constant.
Change in the Methodology of the Index
The Index Sponsor employs the methodology described above and its application of such methodology shall be final. The Index Sponsor can change its methodology at any time for any reason, as it deems appropriate.
The Index Sponsor may also make adjustments to the terms of the Index in any manner, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Index. The Index Sponsor will publish notice of any such adjustment and the effective date thereof as set forth below.

Publication of Closing Levels and Adjustments
In order to calculate the indicative Index level, the Index Sponsor polls Reuters every 15 seconds to determine the real time price of each DX Contract. The Index Sponsor then applies a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules that the Index Sponsor applies at the end of each trading day to calculate the closing level of the Index.
The IIV per Share is based on the prior day’s final NAV, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures positions, which provide a continuously updated estimated NAV per Share.
The Index Sponsor calculates and publishes the closing level of the Index daily. The Managing Owner publishes the NAV of the Fund and the NAV per Share daily. The Index Sponsor also calculates and publishes the intra-day Index level, and the Index Sponsor calculates, and the Managing Owner publishes, the IIV per Share (quoted in U.S. dollars) once every fifteen seconds throughout each trading day.
All of the foregoing information is published as follows:
The intra-day level of the Index (symbol: USDDNX) and the IIV per Share (symbol: UDN.IV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg. The IIV per Share (symbol: UDN.IV) is also published on the Managing Owner’s website at https://www.invesco.com/ETFs, or any successor thereto.
The current trading price per Share (symbol: UDN) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at https://www.invesco.com/ETFs, or any successor thereto.
The most recent end-of-day Index closing level (symbol: USDDNX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg.
The most recent end-of-day NAV of the Fund (symbol: UDN.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at https://www.invesco.com/ETFs, or any successor thereto. In addition, the most recent end-of-day NAV of the Fund is published the following morning on the consolidated tape.
All of the foregoing information with respect to the Index is also published at https://index.db.com.
Any adjustments made to the Index will be published on both https://index.db.com and at https://www.invesco.com/ETFs, or any successor(s) thereto.
Interruption of Index Calculation
Calculation of the Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index, DX Contracts, the USDX® or any Index Currency. Upon the occurrence of such an event, the Index Sponsor may, in its discretion, elect one (or more) of the following options:
•
make such determinations and/or adjustments to the terms of the Index as it considers appropriate to determine any closing level on any such Index business day;
•
defer publication of the information relating to the Index until the next Index business day on which it determines that no force majeure event exists; and/or
•
permanently cancel publication of the information relating to the Index.
Calculation of the Index may also be disrupted by an event that prevents the Index Sponsor from obtaining the closing prices of the underlying DX Contracts. In turn, the Index Sponsor would, in its discretion, either review the price of an instrument, if available, that is substantially similar to the DX Contract, or, if unavailable, obtain all the closing prices for the unaffected Index Currencies, then, with respect to the disrupted Index Currencies, calculate the closing price in respect of the disrupted Index Currency on an alternative basis were such event to occur or exist on a day that is a trading day for futures contracts in such Index Currency on the relevant exchange. If such an Index disruption event occurs and continues for a period of five successive trading days, the Index Sponsor will, in its discretion, either:
•
continue to calculate the relevant closing price for a further period of five successive trading days for the Index Currency on the relevant exchange; or
•
if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the futures contract with respect to the Index Currency and shall make all necessary adjustments to the methodology and calculation of the Index as it deems appropriate.
Historical Closing Levels
The Closing Levels Table presents closing levels for the Index (“Closing Levels”) since January 2011. The historic data shown with respect to the closing prices of the DX Contracts originated from Bloomberg and Reuters. The Index Sponsor has not independently verified the information extracted from this source.
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Closing Levels Table
Deutsche Bank Short USD Currency Portfolio Index – Excess ReturnTM
	CLOSING LEVEL		INDEX CHANGES
	High[1]	Low[2]	Annual[3]	Since Inception[4]
2011	153.04	137.70	0.24%	41.56%
2012	145.74	136.58	1.92%	44.28%
2013	146.15	136.10	0.33%	44.76%
2014	146.91	128.36	-11.33%	28.36%
2015	128.36	114.27	-9.01%	16.79%
2016	124.41	111.05	-3.99%	12.13%
2017	124.42	111.14	9.60%	22.89%
2018	127.18	113.81	-6.27%	15.19%
2019	116.30	109.65	-2.30%	12.54%
2020	120.18	104.17	6.50%	19.86%
2021 (YTD)[5]	120.49	115.42	-0.14%	19.69%
THE PRIOR INDEX LEVELS AND CHANGES TO THE INDEX LEVELS SHOWN ABOVE DO NOT REPRESENT THE FUND’S PERFORMANCE AND ARE NOT INDICATIVE OF THE FUND’S FUTURE PERFORMANCE. THE INDEX DOES NOT REFLECT ANY FEES OR EXPENSES ASSOCIATED WITH OPERATING A FUND OR ACTUAL TRADING.
Notes
1.
“High” under “Closing Level” reflects the highest closing level of the Index during the applicable year.
2.
“Low” under “Closing Level” reflects the lowest closing level of the Index during the applicable year.
3.
“Annual” under “Index Changes” reflects the change to the Index closing level on an annual basis as of December 31 of each applicable year.
4.
“Since Inception” under “Index Changes” reflects the change of the Index closing levels since inception on a compounded annual basis as of December 31 of each applicable year.
5.
For the period January 1, 2021 through May 31, 2021.
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Description of DX Contracts
DX Contracts have traded on ICE Futures U.S. (formerly known as the New York Board of Trade) since 1985. DX Contracts, which are tied to the USDX®, were developed in order to enable the financial community to trade the worldwide value of the dollar through an exchange regulated marketplace.
The DX Contract is traded for 21 consecutive hours exclusively on ICE Futures U.S. from 8:00 p.m. Eastern Standard Time to 5:00 p.m. Eastern Standard Time on the next business day, Sunday to Friday.
The Fund invests in DX Contracts, which are futures contracts on the USDX®. The USDX® provides a comprehensive and continuous statistical indication of the international value of the U.S. dollar. The changes in market value over time, whether positive or negative, of DX Contracts is related to the changes of the USDX®, whether positive or negative, in the level of the U.S. dollar relative to a basket of the Index Currencies. Because the U.S. dollar serves as the world’s principal currency, movements in the value of the U.S. dollar may have a significant impact upon international trade. For example, major global commodities such as oil are priced in U.S. dollars. Changes in the strength of the U.S. dollar relative to the Index Currencies provide potential investment opportunities. An indirect investment in DX Contracts through an investment in the Fund potentially provides a solution with respect to foreign exchange risk management and may meet the needs of currency overlay managers, institutional investors and corporations. Furthermore, the Fund may also serve as an investment vehicle for traders to establish a directional position with respect to the U.S. dollar.
Investing in the Fund to gain an exposure to the underlying DX Contracts may provide potential cost advantages over alternative methods of investing in foreign currency futures contracts. For example, an investor in the Fund will gain an exposure to the Index Currencies through an investment in the Fund, instead of alternatively establishing and trading corresponding positions on each Index Currency. Because the Fund does not currently invest in futures contracts on each Index Currency, the Fund potentially saves the additional corresponding brokerage and execution fees and expenses.
Prior to the launch of DX Contracts, no efficient methods existed for market participants to make directional trades on the U.S. dollar. Instead, positions involving the U.S. dollar were taken against another currency on a single currency-by-currency basis, such as the Canadian dollar. Because the exchange rates associated with the U.S. dollar and the counter currency adjusted to pressures affecting both the U.S. dollar and the counter currency, the exchange rates associated with these bilateral positions tended to be more sensitive and would move more adversely than multilateral positions, even when the general direction of the U.S. dollar was correctly anticipated. The DX Contracts may benefit from a decrease in the amount of risk due to the diversification provided by the Index Currencies.
Because the DX Contracts’ performance reflects the performance of the U.S. dollar relative to the six Index Currencies, the DX Contracts may reflect macro trends more efficiently than foreign exchange rate products that are linked to the relationship between the dollar and other currencies individually. Although developments in a certain nation may have an important impact on one specific currency, such events may have a minimal impact on the DX Contracts, and in turn, the Fund.
The price of DX Contracts responds to short-term interest rate differentials. Because interest rates fluctuate, DX Contracts may trade at either a premium or at a discount from time to time.

Use of Proceeds
Proceeds of the offering of the Shares are used by the Fund to trade DX Contracts, which are futures on its Index with a view to tracking the changes, positive or negative, in the level of the Index over time. As of May 31, 2021, the Fund’s allocation to DX Contracts (based on the notional value of such contracts) was as follows, with negative numbers reflecting short futures positions:
Futures Contracts	-96.50%
ICE U.S. Dollar Index	-96.50%

Proceeds of the offering are also used to pay the Fund’s fees, expenses, and other costs. Approximately 3% of the Fund’s NAV was posted as collateral with respect to its holdings of DX Contracts as of May 31, 2021. Collateral requirements are initially set by the applicable futures exchanges. The Commodity Broker applies an additional collateral requirement based on a number of factors, including, but not limited to, volatility, concentration, percentage of open interest, and position size with respect to the Fund’s DX Contracts. For purposes of calculating the approximate percentage of the Fund’s NAV that was posted as collateral, the Fund’s aggregate assets under management reflected the sum of the Fund’s holdings of Treasury Securities, money market mutual funds, T-Bill ETFs, cash and the value of the DX Contracts that have been marked to market as of May 31, 2021.
The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the USDX®. The USDX®, and in turn, the Index, provides a general indication of the international value of the U.S. dollar relative to the six major world currencies (“Index Currencies”), which comprise the USDX® — the Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.
The Fund’s portfolio also holds Treasury Securities for deposit with the Fund’s Commodity Broker as margin and Treasury Securities, cash and money market mutual funds (affiliated or otherwise) for deposit with the Fund’s Custodian (for margin and/or cash management purposes) and may be held by the Fund’s Commodity Broker as margin, to the extent permissible under CFTC rules. In addition, the Fund gains exposure to Treasury Securities with a maximum remaining maturity of up to twelve months through its holdings of T-Bill ETFs (affiliated or otherwise). Such holdings of T-Bill ETFs are also on deposit with the Custodian (for cash management purposes) and may be held by the Fund’s Commodity Broker as margin, to the extent permissible under CFTC rules.
With respect to the Fund trading futures contracts on United States exchanges, the assets deposited by the Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments, principally U.S. government obligations.
Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Fund estimates that:
(i)
up to approximately 3% of the NAV of the Fund will be maintained in segregated accounts in the name of the Fund with the Commodity Broker (or another eligible financial institution, as applicable) to margin the Fund’s DX Contracts positions. Those funds are segregated pursuant to CFTC rules;
(ii)
up to approximately 97% of the NAV of the Fund is maintained in segregated accounts with the Custodian.
The Managing Owner is responsible for overseeing the use of proceeds for margin purposes with the Commodity Broker and for the investment of proceeds held with the Custodian for cash management purposes. As of May 31, 2021, the Fund’s allocation to Treasury Securities and money market mutual funds for cash management purposes was as follows:
Money Market Mutual Funds	41.18%
United States Treasury Securities	58.93%
While the Fund’s performance will reflect the appreciation or depreciation of those holdings, the Fund’s performance – whether positive or negative – will be driven primarily by trading DX Contracts with the aim of seeking to track the Index.
The Fund receives 100% of its Treasury Income, Money Market Income and T-Bill ETF Income.
While the Fund may invest in swaps, as of the date of this Prospectus, none of the Fund’s assets were invested in swaps.

Charges
See “Breakeven Analysis” for breakeven related information.
Management Fee
The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Managing Owner’s services related to the management of the Fund’s business and affairs, including the provision of currency futures trading advisory services.
The Fund may, for margin and/or cash management purposes, invest in money market mutual funds and/or T-Bill ETFs that are managed by affiliates of the Managing Owner. The indirect portion of the management fees that the Fund may incur through such investments is in addition to the Management Fee paid to the Managing Owner. The Managing Owner has contractually agreed to waive indefinitely the fees that it receives in an amount equal to the indirect management fees that the Fund incurs through its investments in affiliated money market mutual funds and/or affiliated T-Bill ETFs. The Managing Owner may terminate this fee waiver on 60 days’ notice.
Organization and Offering Expenses
Expenses incurred in connection with organizing the Fund and the initial offering of the Shares were paid by the Fund’s predecessor managing owner (the “Predecessor Managing Owner”). Expenses incurred in connection with the continuous offering of Shares from commencement of the Fund’s trading operations up to and excluding February 23, 2015 were also paid by the Predecessor Managing Owner. Expenses incurred in connection with the continuous offering of Shares on and after February 23, 2015 were and are paid by the Managing Owner. The Managing Owner aggregates the offering expenses related to the Fund and other commodity and currency pools within the Invesco DB fund suite, and allocates the costs associated to each Fund for payment by the Managing Owner on behalf of the Fund. The Managing Owner expects that the expenses incurred in connection with the continuous offering of Shares of the Invesco DB fund suite may be approximately 0.06% of the average of the funds’ NAV during the life of the Fund’s currently effective registration statement. These costs may vary considerably during the life of the Fund’s current registration statement, but the Managing Owner retains the obligation to pay those expenses in lieu of the Fund.
Offering expenses relating to the Fund means those expenses incurred in connection with the continuous offering of the Shares of the Fund, including, but not limited to, expenses such as:
•
registration fees, filing fees and taxes;
•
costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and this Prospectus;
•
the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;
•
travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares; and
•
accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.
The Managing Owner will not allocate to the Fund the indirect expenses of the Managing Owner.
Brokerage Commissions and Fees
The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $6.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner estimates the brokerage commissions and fees will be approximately 0.02% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.
Routine Operational, Administrative and Other Ordinary Expenses
The Managing Owner pays all routine operational, administrative and other ordinary expenses of the Fund. These expenses include, but are not limited to, the fees and expenses of the Trustee, license and service fees paid to DBSI as Index Sponsor, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. The Fund does not reimburse the Managing Owner for the routine operational, administrative and other ordinary expenses of the Fund. The Managing Owner aggregates the routine operational, administrative and other ordinary expenses related to the Fund and the other funds within the Invesco DB fund suite, and allocates the costs associated to each fund. The expenses may vary, but the Managing Owner retains the obligation to pay those expenses in lieu of the Fund. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of the Invesco DB fund suite will be approximately 0.22% per annum of the average of the funds’ NAV.
Non-Recurring Fees and Expenses
The Fund pays all non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Agreement) of the Fund generally, if any, as determined by the Managing Owner. Non-recurring and unusual fees and expenses include items such as legal claims and liabilities, litigation costs, indemnification expenses and other expenses that are not currently anticipated obligations of the Fund or of managed futures funds in general.
Management Fee and Expenses to be Paid First out of Treasury Income, Money Market Income and/or T-Bill ETF Income
The Management Fee and the brokerage commissions and fees of the Fund are paid first out of Treasury Income, Money Market Income and T-Bill ETF Income, as applicable, on deposit with the Commodity Broker as margin, the Custodian, or otherwise. If the sum of the Treasury Income, the Money Market Income and the T-Bill ETF Income, as applicable, is not sufficient to cover the fees and expenses of the Fund that are payable by the Fund during any period, the excess of such fees and expenses over such Treasury Income, Money Market Income and T-Bill ETF Income, as applicable, will be paid out of income from futures trading, if any, or from sales of the Fund’s Treasury Securities and/or holdings in money market mutual funds and/or holdings in T-Bill ETFs. The Fund holds Treasury Securities, money market mutual funds and T-Bill ETFs for margin and/or cash management purposes only.
Selling Commission
Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
The offering of Creation Units is being made in compliance with Conduct Rule 2310 of the Financial Industry Regulatory Authority (“FINRA”). The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may, depending on the facts and circumstances, be deemed to be underwriting compensation by the FINRA Corporate Financing Department.

Who May Subscribe
Creation Units may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

Creation and Redemption of Shares
The Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 100,000 Shares. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Creation Unit and are subject to an additional processing charge for failure to timely deliver such orders. From time to time, the Managing Owner, in its sole discretion, may reimburse Authorized Participants for all or a portion of the processing fees from the Managing Owner’s own assets. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Fund to other investors.
Authorized Participants are the only persons that may place orders to create and redeem Creation Units. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to Invesco Distributors, the Administrator or the Transfer Agent, without consent from any Shareholder or Authorized Participant. The Participant Agreement may be amended by the Managing Owner only with the consent of the Authorized Participant, while the procedures attached thereto may be amended with notice to the Authorized Participant. Shareholder consent is not required in either case. To compensate the Transfer Agent for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Creation Units. Authorized Participants who purchase Creation Units from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.
Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act of 1933 (the “Securities Act”), as described in “Plan of Distribution.”
Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.
Persons interested in purchasing Creation Units should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.
Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities as a result of:
•
any breach by the Managing Owner, the Fund, or any of their respective agents or employees, of any provision of the Participant Agreement, including any representations, warranties and covenants by any of them or the Fund therein or in the Officer’s Certificate (as defined in the Participant Agreement);

•
any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in the Participant Agreement;
•
any failure by the Managing Owner to comply with applicable laws and regulations in connection with the Participant Agreement, except that the Managing Owner will not be required to indemnify a Managing Owner Indemnified Party (as defined in the Participant Agreement) to the extent that such failure was caused by the reasonable reliance on instructions given or representations made by one or more Managing Owner Indemnified Parties or the negligence or willful malfeasance of any Managing Owner Indemnified Party;
•
any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC, or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus.
As provided in the Participant Agreements, in the absence of gross negligence, bad faith or willful misconduct, neither the Managing Owner nor an Authorized Participant will be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.
The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Participant Agreement for more detail. The Trust Agreement and the form of Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.
Creation Procedures
On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Units. For purposes of processing both creation and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Creation orders must be placed by 1:00 p.m., Eastern time. The day on which the Transfer Agent receives a valid creation order is the creation order date. The day on which a creation order is settled is the creation order settlement date. As provided below, the creation order settlement date may occur up to two business days after the creation order date. By placing a creation order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.
Creation Units are issued on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the creation order date at the applicable NAV per Share as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is later, on the creation order date, but only if the required payment has been timely received. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to two business days after the creation order date. By placing a creation order, and prior to receipt of the Creation Units, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.
Determination of Required Payment
The total payment required to create each Creation Unit is the NAV of 100,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the creation order date.
Because orders to purchase Creation Units must be placed by 1:00 p.m., Eastern time, but the total payment required to create a Creation Unit will not be determined until 4:00 p.m., Eastern time, on the date the creation order is received, Authorized Participants will not know the total amount of the payment required to create a Creation Unit at the time they submit the creation order for the Creation Unit. The Fund’s NAV and the total amount of the payment required to create a Creation Unit could rise or fall substantially between the time a creation order is submitted and the time the amount of the purchase price in respect thereof is determined.
Rejection of Creation Orders
The Managing Owner or the Transfer Agent may reject a creation order if:
•
The Managing Owner or the Transfer Agent determines that the creation order is not in proper form;
•
The Managing Owner believes that the acceptance or receipt of the creation order would have adverse tax consequences to the Fund or its Shareholders; or
•
Circumstances outside the control of the Managing Owner or the Transfer Agent make it, for all practical purposes, not feasible to process creations of Creation Units.
The Managing Owner will not be liable for the rejection of any creation order.
The Fund also may not be able to create new Creation Units if a legal or operational impediment to creating new Creation Units arises.
Redemption Procedures
The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Units. Redemption orders must be placed by 1:00 p.m., Eastern time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. The day on which a redemption order is settled is the redemption order settlement date. As provided below, the redemption order settlement date may occur up to two business days after the redemption order date. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in an amount equal to one or more whole Creation Units and only through an Authorized Participant.
By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the Fund not later than the redemption order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the redemption order date. Upon submission of a redemption order, the Authorized Participant may request the Managing Owner to agree to a redemption order settlement date up to two business days after the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.
Determination of Redemption Proceeds
The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at 2:45 p.m., Eastern time, on the redemption order settlement date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.
Delivery of Redemption Proceeds
The redemption proceeds due from the Fund are delivered to the Authorized Participant at 2:45 p.m., Eastern time, on the redemption order settlement date if, by such time, the Fund’s DTC account has been credited with the Creation Units to be redeemed. If the Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent of whole Creation Units received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Creation Units received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on such next business day. Any further outstanding amount of the redemption order will be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on the redemption order settlement date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book entry system on such terms as the Managing Owner may determine from time to time.
Suspension, Postponement or Rejection of Redemption Orders
The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption order settlement date (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Managing Owner or the Transfer Agent may reject a redemption order if the order is not in proper form as described in the Participant Agreement. The Managing Owner or the Transfer Agent will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.
Creation and Redemption Transaction Fee
To compensate the Transfer Agent for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Creation Units. An order may include multiple Creation Units. From time to time, the Managing Owner, in its sole discretion, may reimburse Authorized Participants for all or a portion of the processing fees from the Managing Owner’s own assets. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Creation Units until 30 days after the date of the notice.

Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at https://www.invesco.com/ETFs. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

The Commodity Broker
A variety of executing brokers execute futures transactions on behalf of the Fund. Executing brokers give-up all such transactions to the Commodity Broker, Morgan Stanley & Co. LLC (“MS&Co.”). MS&Co. is a Delaware limited liability company with its main business office located at 1585 Broadway, New York, New York 10036. Among other registrations and memberships, MS&Co. is registered as a futures commission merchant and is a member of the NFA. In its capacity as clearing broker, MS&Co. may execute or receive transactions executed by others and clears all of the Fund’s futures transactions and performs certain administrative and custodial services for the Fund.
MS&Co. is a wholly-owned, indirect subsidiary of Morgan Stanley, a Delaware holding company. Morgan Stanley files periodic reports with the SEC as required by the Exchange Act, which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning Morgan Stanley and its subsidiaries, including MS&Co. As a consolidated subsidiary of Morgan Stanley, MS&Co. does not file its own periodic reports with the SEC that contain descriptions of material litigation, proceedings and investigations. As a result, we refer you to the “Legal Proceedings” section of Morgan Stanley’s SEC 10-K filings for 2020, 2019, 2018, 2017, and 2016.
In addition to the matters described in those filings, in the normal course of business, each of Morgan Stanley and MS&Co. has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Each of Morgan Stanley and MS&Co. is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including Morgan Stanley and MS&Co.
Regulatory and Governmental Matters
In the normal course of business, Morgan Stanley receives subpoenas and requests for information from certain federal and state regulatory and governmental entities, including among others various members of the RMBS Working Group of the Financial Fraud Enforcement Task Force, such as the United States Department of Justice, Civil Division and several state Attorney General’s Offices, concerning the origination, financing, purchase, securitization and servicing of subprime and non-subprime residential mortgages and related matters such as residential mortgage backed securities (“RMBS”), collateralized debt obligations (“CDOs”), structured investment vehicles (“SIVs”), and credit default swaps backed by or referencing mortgage pass-through certificates. These matters, some of which are in advanced stages, include, but are not limited to, investigations related to MS&Co.’s due diligence on the loans that it purchased for securitization, MS&Co.’s communications with ratings agencies, MS&Co.’s disclosures to investors, and MS&Co.’s handling of servicing and foreclosure related issues.
On February 25, 2015, MS&Co. reached an agreement in principle with the United States Department of Justice, Civil Division and the United States Attorney’s Office for the Northern District of California, Civil Division (collectively, the “Civil Division”) to pay $2.6 billion to resolve certain claims that the Civil Division indicated it intended to bring against MS&Co. That settlement was finalized on February 10, 2016.
In October 2014, the Illinois Attorney General’s Office (“ILAG”) sent a letter to MS&Co. alleging that MS&Co. knowingly made misrepresentations related to RMBS purchased by certain pension funds affiliated with the State of Illinois and demanding that MS&Co. pay ILAG approximately $88 million. MS&Co. and ILAG reached an agreement to resolve the matter on February 10, 2016.
On January 13, 2015, the New York Attorney General’s Office (“NYAG”), which is also a member of the RMBS Working Group, indicated that it intends to file a lawsuit related to approximately 30 subprime securitizations sponsored by MS&Co. NYAG indicated that the lawsuit would allege that MS&Co. misrepresented or omitted material information related to the due diligence, underwriting and valuation of the loans in the securitizations and the properties securing them and indicated that its lawsuit would be brought under the Martin Act. MS&Co. and NYAG reached an agreement to resolve the matter on February 10, 2016.
On July 23, 2014, the SEC approved a settlement by MS&Co. and certain affiliates to resolve an investigation related to certain subprime RMBS transactions sponsored and underwritten by those entities in 2007. Pursuant to the settlement, MS&Co. and certain affiliates were charged with violating Sections 17(a)(2) and 17(a)(3) of the Securities Act, agreed to pay disgorgement and penalties in an amount of $275 million and neither admitted nor denied the SEC’s findings.
On April 21, 2015, the Chicago Board Options Exchange, Incorporated (“CBOE”), and the CBOE Futures Exchange, LLC (“CFE”), filed statements of charges against MS&Co. in connection with trading by one of MS&Co.’s former traders of EEM options contracts that allegedly disrupted the final settlement price of the November 2012 VXEM futures. CBOE alleged that MS&Co. violated CBOE Rules 4.1, 4.2 and 4.7, Sections 9(a) and 10(b) of the Exchange Act, and Rule 10b-5 thereunder. CFE alleged that MS&Co. violated

CFE Rules 608, 609 and 620. The matters were resolved on June 28, 2016, in which there were no findings of fraud, but MS&Co. was jointly and severally liable for a $400,000 fine and $152,664 in disgorgement.
On June 18, 2015, MS&Co. entered into a settlement with the SEC and paid a fine of $500,000 as part of the MCDC Initiative to resolve allegations that MS&Co. failed to form a reasonable basis through adequate due diligence for believing the truthfulness of the assertions by issuers and/or obligors regarding their compliance with previous continuing disclosure undertakings pursuant to Rule 15c2-12 in connection with offerings in which MS&Co. acted as senior or sole underwriter.
On August 6, 2015, MS&Co. consented to and became the subject of an order by the CFTC to resolve allegations that MS&Co. violated CFTC Regulation 22.9(a) by failing to hold sufficient U.S. dollars in cleared swap segregated accounts in the United States to meet all U.S. dollar obligations to cleared swaps customers. Specifically, the CFTC found that while MS&Co. at all times held sufficient funds in segregation to cover its obligations to its customers, on certain days during 2013 and 2014, it held currencies, such as euros, instead of U.S. dollars, to meet its U.S. dollar obligations. In addition, the CFTC found that MS&Co. violated Regulation 166.3 by failing to have in place adequate procedures to ensure that it complied with Regulation 22.9(a). Without admitting or denying the findings or conclusions and without adjudication of any issue of law or fact, MS&Co. accepted and consented to the entry of findings, the imposition of a cease and desist order, a civil monetary penalty of $300,000, and undertakings related to public statements, cooperation, and payment of the monetary penalty.
On December 20, 2016, MS&Co. consented to and became the subject of an order by the SEC in connection with allegations that MS&Co. willfully violated Sections 15(c)(3) and 17(a)(1) of the Exchange Act and Rules 15c3-3(e), 17a-5(a), and 17a-5(d) thereunder, by inaccurately calculating its Reserve Account requirement under Rule 15c3-3 by including margin loans to an affiliate in its calculations, which resulted in making inaccurate records and submitting inaccurate reports to the SEC. Without admitting or denying the underlying allegations and without adjudication of any issue of law or fact, MS&Co. consented to a cease and desist order, a censure, and a civil monetary penalty of $7,500,000.
On September 28, 2017, the CFTC issued an order filing and simultaneously settling charges against MS&Co. regarding violations of CFTC Rule 166.3 by failing to diligently supervise the reconciliation of exchange and clearing fees with the amounts it ultimately charged customers for certain transactions on multiple exchanges. The order and settlement required MS&Co. to pay a $500,000 penalty and cease and desist from violating Rule 166.3.
On November 2, 2017, the CFTC issued an order filing and simultaneously settling charges against MS&Co. for non-compliance with applicable rules governing Part 17 Large Trader reports to the CFTC. The order requires MS&Co. to pay a $350,000 penalty and cease and desist from further violations of the Commodity Exchange Act.
Civil Litigation
On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against MS&Co., styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al., which is pending in the Supreme Court of the State of New York, New York County (“Supreme Court of NY”). The complaint relates to a $275 million credit default swap referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that MS&Co. misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that MS&Co. knew that the assets backing the CDO were of poor quality when it entered into the credit default swap with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the credit default swap, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, fees and costs. On February 28, 2011, the court denied MS&Co.’s motion to dismiss the complaint. On December 21, 2018, the court denied MS&Co.’s motion for summary judgement and granted in part MS&Co.’s motion for sanctions related to the spoliation of evidence. On January 18, 2019, CDIB filed a motion to clarify and resettle the portion of the court’s December 21, 2018 order granting spoliation sanctions. On January 24, 2019, CDIB filed a notice of appeal from the court’s December 21, 2018 order, and on January 25, 2019, MS&Co. filed a notice of appeal from the same order. On March 7, 2019 the court denied the relief requested by CDIB in its January 24, 2019 appeal. On December 5, 2019, the Appellate Division, First Department heard the parties’ cross-appeals. On May 21, 2020, the First Department modified the order of the Supreme Court of NY to deny the MS&Co.’s motion for sanctions relating to spoliation of evidence and otherwise affirmed the denial of the MS&Co.’s motion for summary judgment. On June 19, 2020, MS&Co. moved for leave to appeal the First Department’s decision to the Court of Appeals, which the First Department denied on July 24, 2020. On March 22, 2021, the parties entered into a settlement agreement, the terms of which are confidential. On April 16, 2021, the court entered a stipulation of voluntary discontinuance, with prejudice.
On October 15, 2010, the Federal Home Loan Bank of Chicago filed a complaint against MS&Co. and other defendants in the Circuit Court of the State of Illinois, styled Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. A corrected amended complaint was filed on April 8, 2011, which alleges that defendants made untrue statements and material omissions in the sale to the plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans and asserts claims under Illinois law. The total amount of certificates allegedly sold to the plaintiff by MS&Co. at issue in the action was approximately $203 million. The complaint seeks, among other things, to rescind the plaintiff’s purchase of such certificates. The defendants filed a motion to dismiss the corrected amended complaint on May 27, 2011, which was denied on September 19, 2012. On December 13, 2013, the court entered an order dismissing all claims related to one of the securitizations at issue. On January 18, 2017, the court entered an order dismissing all claims related to an additional securitization at issue. After those dismissals, the remaining amount of certificates allegedly issued by MS&Co. or sold to the plaintiff by MS&Co. was approximately $65 million. At June 25, 2018, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $37 million and the certificates had not yet incurred actual losses. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $37 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.
On May 17, 2013, a plaintiff in IKB International S.A. in Liquidation, et al. v. Morgan Stanley, et al. filed a complaint against MS&Co. and certain affiliates in the Supreme Court of NY. The complaint alleges that the defendants made material misrepresentations and omissions in the sale to the plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to the plaintiff was approximately $133 million. The complaint alleges causes of action against MS&Co. for common law fraud, fraudulent concealment, aiding and abetting fraud, and negligent misrepresentation, and seeks, among other things, compensatory and punitive damages. On October 29, 2014, the court granted in part and denied in part MS&Co.’s motion to dismiss. All claims regarding four certificates were dismissed. After these dismissals, the remaining amount of certificates allegedly issued by MS&Co. or sold to the plaintiff by MS&Co. was approximately $116 million. On August 26, 2015, MS&Co. perfected its appeal from the court’s October 29, 2014 decision. On August 11, 2016, the Appellate Division, First Department affirmed the trial court’s decision denying in part MS&Co.’s motion to dismiss the complaint. At June 25, 2018, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $24 million, and the certificates had incurred actual losses of $58 million. Based on currently available information, MS&Co. believes it could incur a loss in this action up to the difference between the $24 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against MS&Co., or upon sale, plus pre- and post-judgment interest, fees and costs. MS&Co. may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.
In August of 2017, MS&Co. was named as a defendant in a purported antitrust class action in the United States District Court for the United States District Court for the Southern District of New York styled Iowa Public Employees’ Retirement System et al. v. Bank of America Corporation et al. Plaintiffs allege, inter alia, that MS&Co., together with a number of other financial institution defendants, violated U.S. antitrust laws and New York state law in connection with their alleged efforts to prevent the development of electronic exchange-based platforms for securities lending. The class action complaint was filed on behalf of a purported class of borrowers and lenders who entered into stock loan transactions with the defendants. The class action complaint seeks, among other relief, certification of the class of plaintiffs and treble damages. On September 27, 2018, the court denied the defendants’ motion to dismiss the class action complaint.
Settled Civil Litigation
On December 23, 2009, the Federal Home Loan Bank of Seattle filed a complaint against MS&Co. and another defendant in the Superior Court of the State of Washington, styled Federal Home Loan Bank of Seattle v. Morgan Stanley & Co. Inc., et al. The amended complaint, filed on September 28, 2010, alleges that defendants made untrue statements and material omissions in the sale to the plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to the plaintiff by MS&Co. was approximately $233 million. The complaint raises claims under the Washington State Securities Act and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On January 23, 2017, the parties reached an agreement to settle the litigation, the terms of which are confidential.
On March 15, 2010, the Federal Home Loan Bank of San Francisco filed a complaint against MS&Co. and other defendants in the Superior Court of the State of California styled Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc. et al. An amended complaint, filed on June 10, 2010, alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by MS&Co. was approximately $276 million. The complaint raises claims under both the federal securities laws and California law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On December 21, 2016, the parties reached an agreement to settle the litigation, the terms of which are confidential.
On March 15, 2010, the Federal Home Loan Bank of San Francisco filed a complaint against MS&Co. and other defendants in the Superior Court of the State of California styled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al. An amended complaint filed on June 10, 2010 alleged that the defendants made untrue statements and material omissions in connection with the sale to the plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to the plaintiff by MS&Co. was approximately $704 million. The complaint raised claims under both the federal securities laws and California law and sought, among other things, to rescind the plaintiff’s purchase of such certificates. On January 26, 2015, as a result of a settlement with certain other defendants, the terms of which are confidential, the plaintiff requested and the court subsequently entered a dismissal with prejudice of certain of the plaintiff’s claims, including all remaining claims against MS&Co.
On July 9, 2010 and February 11, 2011, Cambridge Place Investment Management Inc. filed two separate complaints against MS&Co. and/or its affiliates and other defendants in the Superior Court of the Commonwealth of Massachusetts, both styled Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al. The complaints asserted claims on behalf of certain clients of the plaintiff’s affiliates and allege that the defendants made untrue statements and material omissions in the sale of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co. and/or its affiliates or sold to the plaintiff’s affiliates’ clients by MS&Co. and/or its affiliates in the two matters was approximately $263 million. On February 11, 2014, the parties entered into an agreement to settle the litigation, the terms of which are confidential. On February 20, 2014, the court dismissed the action.
On October 25, 2010, MS&Co., certain affiliates and Pinnacle Performance Limited, a special purpose vehicle (“SPV”), were named as defendants in a purported class action in the United States District Court for the Southern District of New York (“SDNY”), styled Ge Dandong, et al. v. Pinnacle Performance Ltd., et al. On January 31, 2014, the plaintiffs in the action, which related to securities issued by the SPV in Singapore, filed a second amended complaint, which asserted common law claims of fraud, aiding and abetting fraud, fraudulent inducement, aiding and abetting fraudulent inducement, and breach of the implied covenant of good faith and fair dealing. On July 17, 2014, the parties reached an agreement, the terms of which are confidential, to settle the litigation, which received final court approval on July 2, 2015.
On July 5, 2011, Allstate Insurance Company and certain of its affiliated entities filed a complaint against MS&Co. in the Supreme Court of NY, styled Allstate Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on September 9, 2011, and alleges that the defendants made untrue statements and material omissions in the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued and/or sold to the plaintiffs by MS&Co. was approximately $104 million. The complaint raised common law claims of fraud, fraudulent inducement, aiding and abetting fraud, and negligent misrepresentation and seeks, among other things, compensatory and/or recessionary damages associated with the plaintiffs’ purchases of such certificates. On January 16, 2015, the parties reached an agreement to settle the litigation, the terms of which are confidential.
On July 18, 2011, the Western and Southern Life Insurance Company and certain affiliated companies filed a complaint against MS&Co. and other defendants in the Court of Common Pleas in Ohio, styled Western and Southern Life Insurance Company, et al. v. Morgan Stanley Mortgage Capital Inc., et al. An amended complaint was filed on April 2, 2012 and alleges that the defendants made untrue statements and material omissions in the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of the certificates allegedly sold to plaintiffs by MS&Co. was approximately $153 million. On June 8, 2015, the parties reached an agreement to settle the litigation, the terms of which are confidential.
On September 2, 2011, the Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae and Freddie Mac, filed 17 complaints against numerous financial services companies, including MS&Co. and certain affiliates. A complaint against MS&Co. and certain affiliates and other defendants was filed in the Supreme Court of NY, styled Federal Housing Finance Agency, as Conservator v. Morgan Stanley et al. The complaint alleges that the defendants made untrue statements and material omissions in connection with the sale to Fannie Mae and Freddie Mac of residential mortgage pass-through certificates with an original unpaid balance of approximately $11 billion. The complaint raised claims under federal and state securities laws and common law and seeks, among other things, rescission and compensatory and punitive damages. On February 7, 2014, the parties entered into an agreement to settle the litigation, the terms of which are confidential. On February 20, 2014, the court dismissed the action.
On April 25, 2012, Metropolitan Life Insurance Company and certain affiliates filed a complaint against MS&Co. and certain affiliates in the Supreme Court of NY, styled Metropolitan Life Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on June 29, 2012, and alleges that the defendants made untrue statements and material omissions in the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten, and/or sold by MS&Co. was approximately $758 million. The amended complaint raised common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, rescission, compensatory, and/or rescissionary damages, as well as punitive damages, associated with the plaintiffs’ purchases of such certificates. On April 11, 2014, the parties entered into a settlement agreement, the terms of which are confidential.
On April 25, 2012, The Prudential Insurance Company of America and certain affiliates filed a complaint against MS&Co. and certain affiliates in the Superior Court of the State of New Jersey, styled The Prudential Insurance Company of America, et al. v. Morgan Stanley, et al. On October 16, 2012, the plaintiffs filed an amended complaint. The amended complaint alleged that the defendants made untrue statements and material omissions in connection with the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. was approximately $1.073 billion. The amended complaint raises claims under the New Jersey Uniform Securities Law, as well as common law claims of negligent misrepresentation, fraud, fraudulent inducement, equitable fraud, aiding and abetting fraud, and violations of the New Jersey RICO statute, and includes a claim for treble damages. On January 8, 2016, the parties reached an agreement to settle the litigation, the terms of which are confidential.
In re Morgan Stanley Mortgage Pass-Through Certificates Litigation, which had been pending in the SDNY, was a putative class action involving allegations that, among other things, the registration statements and offering documents related to the offerings of certain mortgage pass-through certificates in 2006 and 2007 contained false and misleading information concerning the pools of residential loans that backed these securitizations. On December 18, 2014, the parties’ agreement to settle the litigation, the terms of which are confidential, received final court approval, and on December 19, 2014, the court entered an order dismissing the action.
On November 4, 2011, the FDIC, as receiver for Franklin Bank S.S.B, filed two complaints against MS&Co. in the District Court of the State of Texas. Each was styled Federal Deposit Insurance Corporation as Receiver for Franklin Bank, S.S.B v. Morgan Stanley & Company LLC F/K/A Morgan Stanley & Co. Inc. and alleged that MS&Co. made untrue statements and material omissions in connection with the sale to the plaintiff of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly underwritten and sold to the plaintiff by MS&Co. in these cases was approximately $67 million and $35 million, respectively. On July 2, 2015, the parties reached an agreement to settle the litigation, the terms of which are confidential.
On February 14, 2013, Bank Hapoalim B.M. filed a complaint against MS&Co. and certain affiliates in the Supreme Court of NY, styled Bank Hapoalim B.M. v. Morgan Stanley et al. The complaint alleges that the defendants made material misrepresentations and omissions in the sale to the plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to the plaintiff was approximately $141 million. On July 28, 2015, the parties reached an agreement to settle the litigation, the terms of which are confidential, and on August 12, 2015, the plaintiff filed a stipulation of discontinuance with prejudice.
On April 20, 2011, the Federal Home Loan Bank of Boston filed a complaint against MS&Co. and other defendants in the Superior Court of the Commonwealth of Massachusetts styled Federal Home Loan Bank of Boston v. Ally Financial, Inc. F/K/A GMAC LLC et al. An amended complaint was filed on June 29, 2012 and alleges that the defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co. or sold to the plaintiff by MS&Co. was approximately $385 million. The amended complaint raises claims under the Massachusetts Uniform Securities Act, the Massachusetts Consumer Protection Act and common law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On May 26, 2011, the defendants removed the case to the United States District Court for the District of Massachusetts. The defendants’ motions to dismiss the amended complaint were granted in part and denied in part on September 30, 2013. On November 25, 2013, July 16, 2014, and May 19, 2015, respectively, the plaintiff voluntarily dismissed its claims against MS&Co. with respect to three of the securitizations at issue. After these voluntary dismissals, the remaining amount of certificates allegedly issued by MS&Co. or sold to the plaintiff by MS&Co. was approximately $332 million. On February 6, 2017, the action was remanded to the Superior Court of the Commonwealth of Massachusetts. On July 13, 2018, the parties reached an agreement in principle to settle the litigation the terms of which are confidential.
On May 3, 2013, plaintiffs in Deutsche Zentral-Genossenschaftsbank AG et al. v. Morgan Stanley et al. filed a complaint against MS&Co., certain affiliates, and other defendants in the Supreme Court of NY. The complaint alleges that the defendants made material misrepresentations and omissions in the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to the plaintiff was approximately $634 million. The complaint alleges causes of action against MS&Co. for common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission and seeks, among other things, compensatory and punitive damages. On June 26, 2018, the parties entered an agreement to settle the litigation, the terms of which are confidential.
On September 23, 2013, the plaintiff in National Credit Union Administration Board v. Morgan Stanley & Co. Inc., et al. filed a complaint against MS&Co. and certain affiliates in the SDNY. The complaint alleged that the defendants made untrue statements of material fact or omitted to state material facts in the sale to the plaintiff of certain mortgage pass-through certificates issued by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co. to the plaintiffs in the matter was approximately $417 million. The complaint alleged violations of federal and various state securities laws and sought, among other things, rescissionary and compensatory damages. On November 23, 2015, the parties reached an agreement to settle the matter, the terms of which are confidential.
On September 16, 2014, the Virginia Attorney General’s Office filed a civil lawsuit, styled Commonwealth of Virginia ex rel. Integra REC LLC v. Barclays Capital Inc., et al., against MS&Co. and several other defendants in the Circuit Court of the City of Richmond related to RMBS. The lawsuit alleged that MS&Co. and the other defendants knowingly made misrepresentations and omissions related to the loans backing RMBS purchased by the Virginia Retirement System. The complaint asserts claims under the Virginia Fraud Against Taxpayers Act, as well as common law claims of actual and constructive fraud, and seeks, among other things, treble damages and civil penalties. On January 6, 2016, the parties reached an agreement to settle the litigation, the terms of which are confidential. An order dismissing the action with prejudice was entered on January 28, 2016.
On April 1, 2016, the California Attorney General’s Office filed an action against MS&Co. in California state court styled California v. Morgan Stanley, et al., on behalf of California investors, including the California Public Employees’ Retirement System and the California Teachers’ Retirement System. The complaint alleges that MS&Co. made misrepresentations and omissions regarding residential mortgage-backed securities and notes issued by the Cheyne SIV, and asserts violations of the California False Claims Act and other state laws and seeks treble damages, civil penalties, disgorgement, and injunctive relief. On September 30, 2016, the court granted MS&Co.’s demurrer, with leave to replead. On October 21, 2016, the California Attorney General filed an amended complaint. On January 25, 2017, the court denied MS&Co.’s demurrer with respect to the amended complaint. On April 24, 2019, the parties reached an agreement to settle the litigation, the terms of which are confidential.
On December 30, 2013, Wilmington Trust Company, in its capacity as trustee for Morgan Stanley Mortgage Loan Trust 2007-12, filed a complaint against MS&Co. styled Wilmington Trust Company v. Morgan Stanley Mortgage Capital Holdings LLC et al., pending in the Supreme Court of NY. The complaint asserted claims for breach of contract and alleged, among other things, that the loans in the trust, which had an original principal balance of approximately $516 million, breached various representations and warranties. The complaint sought, among other relief, unspecified damages, attorneys’ fees, interest and costs. On February 28, 2014, defendants filed a motion to dismiss the complaint, which was granted in part and denied in part on June 14, 2016. Plaintiff filed a notice of appeal of that order on August 17, 2016. On July 11, 2017, First Department affirmed in part and reversed in part an order granting in part and denying in part MS&Co.’s motion to dismiss. On August 10, 2017, plaintiff filed a motion for leave to appeal that decision. On September 26, 2017, the First Department denied plaintiff’s motion for leave to appeal to the Court of Appeals. On October 31, 2018, the parties entered into an agreement to settle the litigation. On September 10, 2019, the court entered a final judgment and order granting final approval of the settlement. On November 11, 2019, the parties filed a stipulation of voluntary discontinuance, dismissing the action with prejudice.
On September 19, 2014, FGIC filed a complaint against MS&Co. in the Supreme Court of NY, styled Financial Guaranty Insurance Company v. Morgan Stanley ABS Capital I Inc. et al. relating to a securitization issued by Basket of Aggregated Residential NIMS 2007-1 Ltd. The complaint asserted claims for breach of contract and alleges, among other things, that the net interest margin securities (“NIMS”) in the trust breached various representations and warranties. FGIC issued a financial guaranty policy with respect to certain notes that had an original balance of approximately $475 million. The complaint sought, among other relief, specific performance of the NIMS breach remedy procedures in the transaction documents, unspecified damages, reimbursement of certain payments made pursuant to the transaction documents, attorneys’ fees and interest. On November 24, 2014, MS&Co. filed a motion to dismiss the complaint, which the court denied on January 19, 2017. On February 24, 2017, MS&Co. filed a notice of appeal of the denial of its motion to dismiss the complaint and perfected its appeal on November 22, 2017. On September 13, 2018, the court affirmed the lower court’s order denying MS&Co.’s motion to dismiss the complaint. On November 13, 2019, the parties entered into an agreement to settle the litigation. On December 4, 2019, the parties filed a stipulation of voluntary discontinuance, dismissing the action with prejudice.
Beginning on March 25, 2019, MS&Co. was named as a defendant in a series of putative class action complaints filed in the Southern District of New York, the first of which is styled Alaska Electrical Pension Fund v. BofA Secs., Inc., et al. Each complaint alleges a conspiracy to fix prices and restrain competition in the market for unsecured bonds issued by the following Government-Sponsored Enterprises: the Federal National Mortgage Associate; the Federal Home Loan Mortgage Corporation; the Federal Farm Credit Banks Funding Corporation; and the Federal Home Loan Banks. The purported class period for each suit is from January 1, 2012 to June 1, 2018. Each complaint raises a claim under Section 1 of the Sherman Act and seeks, among other things, injunctive relief and treble compensatory damages. On May 23, 2019, plaintiffs filed a consolidated amended class action complaint styled In re GSE Bonds Antitrust Litigation, with a purported class period from January 1, 2009 to January 1, 2016. On June 13, 2019, the defendants filed a joint motion to dismiss the consolidated amended complaint. On August 29, 2019, the court denied MS&Co.’s motion to dismiss. On December 15, 2019, MS&Co. and certain other defendants entered into a stipulation of settlement to resolve the action as against each of them in its entirety. On February 3, 2020, the court granted preliminary approval of that settlement.

Additional or replacement Commodity Brokers may be appointed in respect of the Fund in the future.

Conflicts of Interest
General
The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund and the Shareholders.
Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.
The Managing Owner
The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Certain of the professional staff of the Managing Owner may also service other affiliates of the Managing Owner and their respective clients. The Managing Owner may, from time to time, have conflicting demands in respect of its obligations to the Fund and to other commodity pools and accounts. It is possible that current or future pools that the Managing Owner operates or advises may generate larger fees than the fees that the Managing Owner receives from the Fund. In such a scenario, the Managing Owner’s principals and employees may receive a greater portion of the compensation from those other mandates. Any such increase in fee income for the Managing Owner or compensation for its principals and employees would create an incentive to expend greater resources on those other mandates than on operating and advising the Fund. The Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.
The Managing Owner has a conflict of interest in the selection of affiliated money market mutual funds and/or T-Bill ETFs in which the Fund may invest a portion of its cash for margin and/or cash management purposes. The Managing Owner may choose to invest a portion of the Fund’s cash in an affiliated money market mutual fund and/or T-Bill ETF despite the fact that non-affiliated money market mutual funds or T-Bill ETFs may pay a higher dividend and/or make a bigger distribution of capital gains. In addition, the Managing Owner would have a conflict of interest if it sought to redeem the Fund’s interest in an affiliated money market mutual fund or T-Bill ETF in circumstances when such a redemption would be unfavorable for the affiliated fund.
The Trust Agreement provides that in the case of a conflict of interest between the Managing Owner or any of its affiliates, on the one hand, and the Trust or any other person, on the other hand, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of the Trust Agreement or any duty or obligation of the Managing Owner.
Invesco Distributors
Because the Managing Owner and Invesco Distributors are affiliates, the Managing Owner has a disincentive to replace Invesco Distributors. Furthermore, the Managing Owner did not conduct an arm’s length negotiation with respect to Invesco Distributors.
The Commodity Broker
The Commodity Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. For example, the Commodity Broker may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. Customers of the Commodity Broker who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or lesser than the rate paid by the Fund. The Commodity Broker will also benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.
In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite those of the Fund or may compete with the Fund for the same positions. The Managing Owner employs various methods for reviewing the Commodity Broker’s performance.
The Commodity Broker, its principals and its affiliates may trade in the commodity and foreign exchange markets for their proprietary accounts and for the accounts of their clients. In doing so, they may take positions opposite those held by the Fund, may trade ahead of the Fund, may compete with the Fund for positions in the marketplace and may give preferential treatment to these proprietary and non-proprietary accounts. Such trading may create conflicts of interest in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.
Certain officers or employees of the Commodity Broker may be members of United States futures exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.
The Index Sponsor
DBSI, in its capacity as the Fund’s Index Sponsor, has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures. Certain of the professional staff of DBSI may also service other affiliates of DBSI and their respective clients. DBSI, in its capacity as the Fund’s Index Sponsor may, from time to time, have conflicting demands in respect of its obligations to the Fund and to other clients. It is possible that current or future pools that DBSI may become involved with in similar capacities may generate larger fees, which may cause DBSI to devote resources to other clients that otherwise would have been focused on the Fund.
Proprietary Trading/Other Clients
The Managing Owner will not trade proprietary accounts.
The principals of the Managing Owner may trade for their own proprietary accounts (subject to certain internal Invesco Ltd. employee trading policies and procedures) at the same time that they are managing the account of the Fund. As a result, the principals’ own trading activities may result in the principals taking positions in their personal trading accounts that are opposite to those held by the Fund, may trade ahead of the Fund, may compete with the Fund for positions in the marketplace and may give preferential treatment to these proprietary accounts. Records of the Managing Owner’s principals’ personal trading accounts and any written policies related to such trading will not be available for inspection by Shareholders.

Description of the Shares; Certain Material Terms of the Trust Agreement
The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement which is incorporated by reference into this Prospectus and consult with their own advisers concerning the implications of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.
Description of the Shares
The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares are listed on the NYSE Arca under the symbol “UDN.”
The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 100,000 Shares, or Creation Units. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Creation Units.
Principal Office; Location of Records
The Trust is organized in two separate series as a statutory trust under the Delaware Statutory Trust Act. The Trust is managed by the Managing Owner, whose office is located at 3500 Lacey Road, Suite 700, Downers Grove, IL 60515, telephone: (800) 983-0903.
The books and records of the Fund are maintained as follows: all marketing materials are maintained at the offices of Invesco Distributors, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173, telephone number (800) 983-0903; Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10007, telephone number (718) 315-7500. All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Commodity Brokers) are maintained at the Fund’s principal office, c/o Invesco Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515; telephone number (800) 983-0903. Books and records of the Managing Owner (including those related to accounting, portfolio management, compliance, legal, marketing and operations): Iron Mountain, 341 S. Ari Ct., Addison, Illinois 60101; 121 Foster Ave., Bensenville, Illinois, 60106; 2625 W. Roosevelt Rd., Chicago, Illinois 60608; 2425 S. Halsted St., Chicago, Illinois, 60608; 4175 Chandler Dr., Hanover Park, Illinois 60133; 901 S. Menard Ave., Chicago, Illinois 60644; 2221 W. Pershing Rd., Chicago, Illinois 60609; 1301 S. Rockwell St., Chicago, Illinois 60608; 331 S. Swift Rd., Addison, Illinois 60101. Books and records of the Managing Owner that are required by Section 204 of the Investment Advisers Act of 1940 are maintained at the Managing Owner’s office at 1166 Avenue of the Americas, New York, New York, 10036; Invesco Distributors, Inc., 11 Greenway Plaza, Houston, Texas 77046; and the Bank of New York Mellon, 100 Colonial Center Parkway, Lake Mary, Florida, 32746.
The books and records of the Fund and Managing Owner are available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Trust Agreement. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.
The Fund
Solely for the purposes of this sub-section, the term “Fund” or “Funds” refers to all the series of the Trust (including the Fund). The term “UDN Fund” refers to the series that is offered pursuant to this Prospectus. The term the “UUP Fund” refers to the remaining series of the Trust, excluding the Fund.
The Trust was formed and is operated in a manner such that each Fund is liable only for obligations attributable to that Fund and the Shareholders of a Fund are not subject to the losses or liabilities of the other Fund. For example, if any creditor or Shareholder in the UUP Fund asserted against the UDN Fund a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder of the UUP Fund would only be able to recover money from the UUP Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses (collectively, the “Claims”) incurred, contracted for or otherwise existing solely with respect to the UUP Fund are enforceable only against the assets of the UUP Fund and not against the UDN Fund or the Trust generally or any of their respective assets. The assets of either Fund include only those funds and other assets that are paid to, held by or distributed to that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in the Fund (the “Inter-Series Limitation on Liability”). The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally. The Inter-Series Limitation on Liability applies to all series of the Trust, including those that are not being offered through this Prospectus.
In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, any Fund or the Managing Owner on behalf of the Trust or any Fund has acknowledged and consented in writing to the Inter-Series Limitation on Liability with respect to such party’s Claims.
No special custody arrangements are applicable to either Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over either Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust, and each Fund to the Managing Owner.
Although Shares in the UDN Fund need not carry any voting rights, the Trust Agreement gives Shareholders of the UDN Fund voting rights in respect of the business and affairs of the UDN Fund comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee
Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust and the Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.
The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Agreement.
The Trustee serves as the sole trustee of the Trust in the State of Delaware. The Trustee will accept service of legal process on the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Agreement provides that the Trustee is compensated by the Fund and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.
The Trustee’s liability is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.
The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner in accordance with the Managing Owner’s instructions. The Shareholders have no voice in the day-to-day management of the business and operations of the Trust and the Fund, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Fund and the Trust, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund or Trust, as appropriate.
The Trustee is not registered in any capacity with the CFTC.
The Managing Owner
Background and Principals
Invesco Capital Management LLC, a Delaware limited liability company, is the Managing Owner of the Trust and the Fund. The Managing Owner was formed on February 7, 2003 for the purpose of serving as the managing owner of investment vehicles such as ETFs. The Managing Owner has managed non-commodity futures based ETFs since 2003 and a commodity futures based ETF since 2014. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Trust and the Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator since January 1, 2013, a commodity trading advisor since October 1, 2014, and has been a member of the NFA since January 1, 2013. It has been an NFA-approved swap firm since September 8, 2015. Its principal place of business is 3500 Lacey Road, Downers Grove, Illinois 60515, telephone number (800) 983-0903. The Managing Owner is an affiliate of Invesco Ltd. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Trust or the Fund.
In its capacity as a commodity pool operator, the Managing Owner operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner advises others as to the value of or the advisability of buying or selling futures contracts.
The Managing Owner has served as the managing owner, commodity pool operator, and commodity trading advisor of the Fund since February 23, 2015, which is the date upon which the Managing Owner assumed those responsibilities for the Fund from the Predecessor Managing Owner. Please see the chart on page 34 for information regarding past performance of the Fund.
Effective June 4, 2018, the name of the Managing Owner changed from Invesco PowerShares Capital Management LLC to Invesco Capital Management LLC, the name of the Trust changed from PowerShares DB US Dollar Index Trust to Invesco DB US Dollar Index Trust, and the name of the Fund changed from PowerShares DB US Dollar Index Bearish Fund to Invesco DB US Dollar Index Bearish Fund.
Principals
The following principals serve in the below capacities on behalf of the Managing Owner:
Name	Capacity
Anna Paglia	Chief Executive Officer, Board of Managers
Peter Hubbard	Vice President and Director of Portfolio Management
Jordan Krugman	Board of Managers
Annette Lege	Principal
Kelli Gallegos	Principal Financial and Accounting Officer, Investment Pools
Melanie Zimdars	Chief Compliance Officer
John Zerr	Board of Managers
Brian Hartigan	Global Head of ETF Investments
Invesco Group Services Inc. is also a principal of the Managing Owner.
The Managing Owner is managed by a Board of Managers. The Board of Managers is composed of Ms. Paglia and Messrs. Krugman and Zerr.
The Managing Owner has designated Mr. Hubbard as the trading principal of the Fund.
Anna Paglia (46) has been Chief Executive Officer of the Managing Owner since June 2020. In this role, she has general oversight responsibilities for all of the Managing Owner’s business. Ms. Paglia has been a Member of the Board of Managers of the Managing Owner since June 2020. Additionally, Ms. Paglia is a Managing Director and Global Head of ETFs and Indexed Strategies of Invesco Ltd., a position in which she first began serving in June 2020. In these roles she is responsible for the management of the Managing Owner’s exchange traded fund business with direct functional reporting responsibilities for the Managing Owner’s portfolio management, products, marketing and capital markets teams. In such capacity, Ms. Paglia also is responsible for managing the operations of the Invesco Funds. Previously, Ms. Paglia was Head of Legal, US ETFs at Invesco, beginning in September 2010. In that role, she was responsible for the registration and listing of ETFs, as well as providing support to the US ETF Board, serving as a global ETF expert and resource to the US ETF Board and personnel of the Managing Owner and providing day-to-day support to the Managing Owner. In addition, she was a team leader for, and provided legal support to, Invesco’s unit investment trusts. Ms. Paglia earned a JD from L.U.I.S.S. Law School in Rome, a law school certificate from Kingston University School of Law in London and a master’s degree from Northwestern University School of Law in Chicago. She is admitted to practice law in Illinois and New York. Ms. Paglia was listed as a principal of the Managing Owner on June 11, 2020.
Peter Hubbard (40) joined the Managing Owner in May 2005 as a portfolio manager and has been Vice President, Director of Portfolio Management since September 2012. In his role, Mr. Hubbard manages a team of eight portfolio managers. His responsibilities include facilitating all portfolio management processes associated with more than 200 equity and fixed income Invesco Funds listed in the United States, Canada and Europe. He is a graduate of Wheaton College with a B.A. degree in Business & Economics. Mr. Hubbard was listed as a principal and registered as an associated person of the Managing

Owner on November 15, 2012 and January 1, 2013, respectively. Mr. Hubbard was registered as a swap associated person of the Managing Owner effective as of September 8, 2015.
Jordan Krugman (43) is Chief Financial Officer of the Americas for Invesco Ltd., a global investment management company affiliated with the Managing Owner. He was appointed to this position in October 2020. In this capacity, Mr. Krugman is responsible for general management support, in addition to executing on various strategic initiatives and overseeing the financial framework for the business units operating within the Americas division of Invesco Ltd. He has also served as a Member of the Board of Managers of the Managing Owner since October 2020. From March 2019 to October 2020, Mr. Krugman served as the Global Head of Financial Planning and Analysis at Invesco Ltd. In this role, he was responsible for overseeing Invesco's forecasting, budgeting strategic planning and financial target setting processes, including analytics and decision support for Invesco Ltd.'s executive team. From March 2017 to March 2019, Mr. Krugman served as Invesco Ltd.'s Head of Finance & Corporate Strategy, North America. In this role, Mr. Krugman was responsible for strategic and financial planning for Invesco Ltd.'s global investments organization including global real estate, private equity and global fixed income. Prior to that, Mr. Krugman was Invesco Ltd.'s Treasurer and Head of Investor Relations from May 2011 to March 2017. In this role, he was responsible for management of Invesco Ltd.'s liquidity and capital management programs. Additionally, Mr. Krugman managed the communication with Invesco Ltd.'s external stakeholders including equity shareholders, debt investors, rating agencies, and research analysts. Mr. Krugman earned a BA degree in American civilizations, with a US history concentration, from Middlebury College in Vermont in 1999, and earned an MBA from Santa Clara University in California in 2007. He is a Certified Treasury Professional (CTP). Mr. Krugman was listed as a principal of the Managing Owner on November 12, 2020.
Annette Lege (51) has been a Chief Accounting Officer and Head of Finance and Corporate Services (“FCS”) Business Services for Invesco Ltd. since March 2017. In this role, she is responsible for all aspects of Corporate Accounting including group financial reporting, internal controls and group accounting policies. Ms. Lege also manages Invesco’s Finance operations and shared service centers and has held this role since September 2015. Previously, Ms. Lege was Head of FCS Transformation Office from October 2013 through September 2015, with responsibility for business transformation initiatives taking place across FCS at Invesco. Before assuming that role in October 2013, Ms. Lege held the position of North American Corporate Controller at Invesco from March 2007 to October 2013. Ms. Lege is also a CPA, is licensed by FINRA as a Financial Operations Principal, and is a member of the Texas State Board of Public Accountants. Ms. Lege earned a BBA in accounting from the University of Houston. Ms. Lege was listed as a principal of the Managing Owner on March 30, 2017 and was listed as a principal of Invesco Advisers, Inc., a registered investment adviser affiliated with the Managing Owner, on March 22, 2017.
Kelli Gallegos (49) has been Principal Financial and Accounting Officer – Investment Pools for the Managing Owner since September 2018. Additionally, since September 2018, Ms. Gallegos has been Principal Financial and Accounting Officer – Investment Pools of Invesco Specialized Products, LLC (sponsor to a suite of currency exchange-traded funds, “ISP”), Head of North America Fund Reporting of Invesco, Ltd. (“Invesco”, a global investment management company), and Vice President and Treasurer of Invesco Exchange Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust, and Invesco Exchange-Traded Self-Indexed Fund Trusts (each a registered investment company offering series of exchange-traded funds, the “Invesco ETFs”). She also serves as Vice President (since March 2016), Principal Financial Officer (since March 2016) and Assistant Treasurer (since December 2008) for a suite of mutual funds advised by Invesco Advisers, Inc., a registered investment adviser (the “Invesco Funds”). In her roles with the Managing Owner, ISP, Invesco, the Invesco ETFs, and the Invesco Funds, Ms. Gallegos has financial and administrative oversight responsibilities for, and serves as Principal Financial Officer of the Invesco ETFs, the Fund and the exchange-traded funds for which ISP serves as sponsor (the “CurrencyShares Trusts”). Previously, she was Director of Fund Financial Services from December 2008 to September 2018, Assistant Treasurer for the Managing Owner from January 2013 to September 2018, Assistant Treasurer of ISP from April 2018 to September 2018, Assistant Treasurer for the Invesco ETFs from September 2014 to September 2018 and Assistant Vice President for the Invesco

Funds from December 2008 to March 2016. In such roles, Ms. Gallegos managed the group of personnel responsible for the preparation of fund financial statements and other information necessary for shareholder reports, fund prospectuses, regulatory filings, and for the coordination and oversight of third-party service providers of the Fund, the Invesco ETFs, the Invesco Funds, and the CurrencyShares Trusts. Ms. Gallegos earned a BBA in accounting from Harding University in Searcy, AR. Ms. Gallegos was listed as a principal of the Managing Owner on September 25, 2018.
Melanie H. Zimdars (44) has been Chief Compliance Officer of the Managing Owner since November 2017. In this role she is responsible for all aspects of regulatory compliance for the Managing Owner. Ms. Zimdars has also served as Chief Compliance Officer of Invesco Exchange-Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust and Invesco Actively Managed Exchange-Traded Commodity Fund Trust since November 2017. From September 2009 to October 2017, she served as Vice President and Deputy Chief Compliance Officer at ALPS Holdings, Inc. where she was Chief Compliance Officer for six different mutual fund complexes, including active and passive ETFs and open-end and closed-end funds. Through its subsidiary companies, ALPS Holdings, Inc. is a provider of investment products and customized servicing solutions to the financial services industry. Ms. Zimdars received a BS degree from the University of Wisconsin-La Crosse. Ms. Zimdars was listed as a principal of the Managing Owner on February 1, 2018.
John Zerr (58) has been a Member of the Board of Managers of the Managing Owner since September 2006. Mr. Zerr has also served as Chief Operating Officer of the Americas for Invesco Ltd. since February 2018. Prior to his current position, Mr. Zerr served as Managing Director and General Counsel – U.S. Retail of Invesco Management Group, Inc., a registered investment adviser affiliated with the Managing Owner, from March 2006 until February 2018, where he was responsible for overseeing the U.S. Retail Legal Department for Invesco Ltd. and its affiliated companies. Mr. Zerr has also been a Senior Vice President and Secretary of IDI since March 2006 and June 2006, respectively. He also served as a Director of that entity until February 2010. Mr. Zerr has served as Senior Vice President of Invesco Advisers, Inc., a registered investment adviser affiliated with the Managing Owner, since December 2009. Mr. Zerr serves as a Director, Vice President and Secretary of Invesco Investment Services, Inc., a registered transfer agency since May 2007. Mr. Zerr has served as Director, Senior Vice President, General Counsel and Secretary of a number of other Invesco Ltd. wholly-owned subsidiaries which service or serviced portions of Invesco Ltd.’s U.S. Retail business since May 2007 and since June 2010 with respect to certain Van Kampen entities engaged in the asset management business that were acquired by Invesco Ltd. from Morgan Stanley. In each of the foregoing positions Mr. Zerr is responsible for overseeing legal operations. In such capacity, Mr. Zerr also is responsible for overseeing the legal activities of the Invesco Funds. Mr. Zerr earned a BA degree in economics from Ursinus College. He graduated cum laude with a J.D. from Temple University School of Law. Mr. Zerr was listed as a principal of the Managing Owner on December 6, 2012.
Brian Hartigan (42) joined the Managing Owner in May 2015 as Global Head of ETF Investments. In his role, Mr. Hartigan manages the portfolio management function at the Managing Owner, with the Director of Portfolio Management reporting to him. Previously from June 2010 until May of 2015, Mr. Hartigan was the Head of Portfolio Management and Research for Invesco Capital Markets, Inc., the sponsor of unit investment trusts. In that role, he oversaw portfolio management of Invesco unit trusts. He earned his B.A. from the University of St. Thomas in Minnesota and an MBA in finance from DePaul University. He is a CFA charterholder and a member of the CFA Society of Chicago. Mr. Hartigan was listed as a principal and registered as an associated person of the Managing Owner on February 21, 2018 and May 29, 2018, respectively.
Invesco Group Services Inc., which is a wholly owned, indirect subsidiary of Invesco Ltd., has been a principal of the Managing Owner since September 27, 2018 and has periodically been listed with NFA as a principal of other NFA members since May 17, 1990.
Ownership or Beneficial Interest in the Fund
As of the date of this Prospectus, the Managing Owner and the principals of the Managing Owner own less than 1% of the Shares.

Management; Voting by Shareholders; Negative Consent
The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Trust or the Fund. Shareholders, voting together as a single series may, however, remove and replace the Managing Owner as the managing owner of the Trust and the Fund, and may amend the Trust Agreement, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (not including Shares held by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Trust and the Fund. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Agreement to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general interests in the Fund, are non-voting.
Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. The written consents will be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Trust, the Fund or any Shareholder, as contemplated by the Trust Agreement, is solicited by the Managing Owner, the solicitation will be effected by notice to each Shareholder given in the manner provided by the Trust Agreement.
The Trust Agreement permits the approval of actions through the negative consent of Shareholders. As provided in the Trust Agreement, the vote or consent of each Shareholder so solicited will be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in the Trust Agreement and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. Because the Trust Agreement provides for negative consent (e.g., that Shareholders are deemed to have consented unless they timely object), a Shareholder’s consent will be deemed conclusively to have been granted with respect to any matter for which the Managing Owner may solicit Shareholder consent unless the Shareholder expresses written objection in the manner required by the Trust Agreement and a Shareholder’s written objection is actually received by the Trust within twenty (20) days after the notice of solicitation is effected. This means that not responding to the vote or consent solicitation would have the same effect as responding with affirmative written consent. For example, in the context of a consent solicitation to change the managing owner or any other action, a Shareholder’s lack of a response will have the same effect as if the Shareholder had provided affirmative written consent for the proposed action.
The Managing Owner and all persons dealing with the Trust will be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the negative consent provision and will be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on this deemed vote or consent of one or more Shareholders will not be void or voidable by reason of timely communication made by or on behalf of all or any of these Shareholders in any manner other than as expressly provided in the Trust Agreement.
The Managing Owner has the unilateral right to amend the Trust Agreement as it applies to the Fund, provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances, for example, if doing so is necessary to comply with certain regulatory requirements.
Recognition of the Trust and the Fund in Certain States
A number of states do not have “business trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Agreement provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, the Fund itself indemnifies all of its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner.
Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders
The Shares are limited liability investments; investors may not lose more than the amount that they invest including any appreciation in their investments. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement. In addition, Shareholders agree in the Trust Agreement that they will indemnify the Fund for any harm suffered by it as a result of:
•
Shareholders’ actions unrelated to the business of the Fund; or
•
taxes separately imposed on the Fund by any state, local or foreign taxing authority.
Shares Freely Transferable
The Shares trade on the NYSE Arca and provide institutional and retail investors with direct access to the Fund. The Shares may be bought and sold on the NYSE Arca.
Book-Entry Form
Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
Reports to Shareholders
The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust and the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at https://www.invesco.com/ETFs. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.
The Managing Owner will notify Shareholders of any change in the fees paid by the Trust or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at http://www.sec.gov and at the Managing Owner’s website at https://www.invesco.com/ETFs. Any such notification will include a description of Shareholders’ voting rights.
NAV
NAV means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open futures contracts traded on a U.S. exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable U.S. exchange on the date with respect to which NAV is being determined; provided, that if a futures contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted. The current market value of all open futures contracts traded on a non-U.S. exchange, to the extent applicable, will be based upon the settlement price for that particular futures contract traded on the applicable non-U.S. exchange on the date with respect to which NAV is being determined; provided further, that if a futures contract traded on a non-U.S. exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted. The current market value of all open forward contracts entered into by the Fund, if any, shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which NAV is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable. Interest earned on the Fund’s foreign exchange futures brokerage account is accrued at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.
NAV per Share is the NAV of the Fund divided by the number of outstanding Shares.
Termination Events
The Trust, or as the case may be, the Fund will dissolve at any time upon the happening of any of the following events:
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The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the NAV of the Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust (“ Reconstituted Trust”) on the same terms and provisions as set forth in the Trust Agreement (whereupon the Managing Owner and the Trustee shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a managing owner to the Reconstituted Trust. If such an election is made, all Shareholders shall be bound thereby and continue as Shareholders of the series of the Reconstituted Trust.
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The occurrence of any event which would make unlawful the continued existence of the Trust or the Fund, as the case may be.

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In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator or commodity trading advisor under the Commodity Exchange Act, or membership as a commodity pool operator or commodity trading advisor with the NFA (if, in either case, such registration is required under the Commodity Exchange Act or the rules promulgated thereunder) unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.
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The Trust or the Fund, as the case may be, becomes insolvent or bankrupt.
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The Shareholders holding Shares representing at least a majority (over 50%) of the NAV (which excludes the Shares of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.
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The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate NAV of the Trust as of the close of business on any business day declines below $10 million.
•
The Trust or the Fund is required to be registered as an investment company under the 1940 Act.
•
DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Distributions
The Managing Owner has discretionary authority over all distributions made by the Fund. To the extent that the Fund’s actual and projected Treasury Income, Money Market Income and T-Bill ETF Income exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Managing Owner currently does not expect to make distributions with respect to the Fund’s capital gains. Depending on the Fund’s performance for the taxable year and a Shareholder’s tax situation for such year, a Shareholder’s income tax liability for the taxable year for the allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions the Shareholder receives with respect to such year.

The Administrator, Custodian and Transfer Agent
The Bank of New York Mellon is the administrator of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as the Custodian, and has entered into the Custody Agreement in connection therewith. The Bank of New York Mellon serves as the Transfer Agent of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.
The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 240 Greenwich Street, New York, New York 10007. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the NAV of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s office identified above.
The Administrator retains, separately for the Fund, certain financial books and records, including: Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10007, telephone number (718) 315-7500.
A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.
The Administrator’s monthly fees of up to 0.03% per annum are paid on behalf of the Fund by the Managing Owner out of the Fund’s Management Fee.
The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.
The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.
The Transfer Agent receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Creation Units in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund. From time to time, the Managing Owner, in its sole discretion, may reimburse Authorized Participants for all or a portion of the processing fees from the Managing Owner’s own assets.
The Trust may retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

Invesco Distributors, Inc.
Invesco Distributors assists the Managing Owner with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact Invesco Distributors toll-free in the U.S. at (800) 983-0903.
Invesco Distributors retains all marketing materials for the Fund, at the offices of Invesco Distributors, Inc., 11 Greenway Plaza, Suite 1000, Houston, Texas 77046-1173; telephone number (800) 983-0903.
The Managing Owner, out of the Management Fee, pays Invesco Distributors $25,000 annually ($6,250 per quarter) for performing its duties on behalf of the Fund. Such services may include, among other services, reviewing distribution related legal documents and contracts, consulting on marketing or sales strategy, maintaining certain books and records in respect of the Fund and performing additional marketing and distribution related services as may be agreed upon by Invesco Distributors and the Managing Owner. Invesco Distributors is affiliated with the Managing Owner.

Index Sponsor
The Managing Owner, on behalf of the Fund, has appointed DBSI to serve as the Index Sponsor. On February 1, 2021, the provision of index sponsor services transferred back to DBSI from DWS Investment Management Americas, Inc., to whom DBSI had previously assigned such responsibility. The Index Sponsor calculates and publishes the daily index levels and the indicative intraday index levels. The Index Sponsor also calculates the IIV per Share throughout each Business Day. The Index Sponsor may subcontract its services from time to time to one or more third parties.
The Managing Owner pays the Index Sponsor a licensing fee and an index services fee out of the Management Fee for performing its duties. These fees constitute a portion of the routine operational, administrative and other ordinary expenses and are paid from out of the Management Fee and are not charged to or reimbursed by the Fund.

Neither the Managing Owner nor any affiliate of the Managing Owner has any rights to influence the selection of the futures contracts underlying the Index.
The Index Sponsor is not affiliated with the Fund or the Managing Owner. The Managing Owner has entered into a license agreement with the Index Sponsor to use the Index.
The Index Sponsor makes no representation regarding the advisability of investing in Shares.
There is no relationship between the Index Sponsor and the Managing Owner or the Fund other than a services agreement and a license by the Index Sponsor to the Managing Owner of certain of the Index Sponsor’s trademarks and trade names, and the Index, for use by the Managing Owner or the Fund. Such trademarks, trade names and the Index have been created and developed by the Index Sponsor without regard to, and independently of, the Managing Owner and the Fund, their business, and/or any prospective investor. The Fund and the Managing Owner have arranged with the Index Sponsor to license the Index for possible inclusion in funds which the Managing Owner independently intends to develop and promote. The Index Sponsor is not responsible for, and has not participated in the determination of, the prices and amount of Shares or the timing of the issuance or sale of Shares or in the determination of any financial calculations relating thereto. The Index Sponsor has no obligation or liability in connection with the administration of the Fund, or marketing of the Shares. The Index Sponsor does not guarantee the accuracy and/or the completeness of the Index or any data included therein. The Index Sponsor shall have no liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to results to be obtained by the Managing Owner, the Fund or owners of Shares, or any other person or entity, from the use of the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein, the Fund, or the Shares. DBSI has entered into a services agreement with the Managing Owner. The agreement between the Managing Owner and DBSI as Index Sponsor relates to the Managing Owner’s sponsorship not only of the Fund but of other commodity pools and ETFs. The agreement is for an initial one-year term which commenced on January 31, 2021, with additional one-year renewal terms unless terminated.
Both the Managing Owner and DBSI have the right to terminate on notice subject to payment of a termination fee, both with respect to a given fund and with respect to all funds subject to these agreements. Each party also has the right to terminate for cause, although the Managing Owner’s ability to exercise this right is restricted to a narrow set of circumstances during the initial one-year term. Accordingly, there may be circumstances where the Managing Owner would otherwise believe cause exists to terminate DBSI but where it would have to rely on its right to terminate at will. The termination fee payable by the Managing Owner would be based on anticipated fee payments under these agreements during the remainder of the initial one-year term, and therefore could be sufficiently high as to deter the Managing Owner from exercise of these termination rights. These termination fees would also be triggered by certain other termination rights of DBSI, including in the event of a change of control of the Managing Owner or changes of law affecting the licenses or services to be provided by DBSI. As a consequence of these termination fee rights, DBSI may elect to terminate these licenses and services under certain circumstances where, were these being provided under stand-alone arrangements in respect of the Fund, it might not elect to terminate the business relationship. Termination of the agreements between DBSI and the Managing Owner could result in disruption to the affairs of the Fund, including the need to adopt new indices and engage a replacement index sponsor.
Without limiting any of the foregoing, in no event shall the Index Sponsor have any liability for any special, punitive, indirect, or consequential damages (including lost profits) resulting from the use of the Index or any data included therein, the Fund, or the Shares, even if notified of the possibility of such damages.
The Index Sponsor shall not be liable to the Managing Owner, the Fund, or the owners of any Shares for any loss or damage, direct or indirect, arising from (i) any inaccuracy or incompleteness in, or delays, interruptions, errors or omissions in the delivery of the Index or any data related thereto, the Index Data, or (ii) any decision made or action taken by any customer or third party in reliance upon the Index Data. The Index Sponsor does not make any warranties, express or implied, to the Managing Owner, the Fund or owners of Shares or anyone else regarding the Index Data, including without limitation, any warranties with respect to the timeliness, sequence, accuracy, completeness, currentness, merchantability, quality, or fitness for a particular purpose or any warranties as to the results to be obtained by the Managing Owner, the Fund or owners of Shares or anyone else in connection with the use of the Index Data. The Index Sponsor shall not be liable to the Managing Owner, the Fund or owners of Shares or anyone else for loss of business revenues, lost profits or any indirect, consequential, special or similar damages whatsoever, whether in contract, tort or otherwise, even if advised of the possibility of such damages.
The Managing Owner does not guarantee the accuracy and/or the completeness of the Index or any Index Data included therein, and the Managing Owner shall have no liability for any errors, omissions, or interruptions therein. The Managing Owner makes no warranty, express or implied, as to results to be obtained by the Fund, owners of the Shares or any other person or entity from the use of the Index or any Index Data included therein. The Managing Owner makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to each Underlying Index or any Index Data included therein. Without limiting any of the foregoing, in no event shall the Managing Owner have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Index even if notified of the possibility of such damages.

The Securities Depository; Book-Entry-Only System; Global Security
DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.
Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.
Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.
Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.
DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.
The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits
If the Managing Owner believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Creation Unit.

Material Contracts
Brokerage Agreement
The Commodity Broker and the Managing Owner (on behalf of the Fund) entered into a brokerage agreement with respect to the Fund (the “Brokerage Agreement”). As a result, the Commodity Broker:
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acts as the clearing broker;
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acts as custodian of the Fund’s assets in connection with the clearing of transactions; and
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performs such other services for the Fund as the Managing Owner may from time to time request.
As clearing broker for the Fund, the Commodity Broker receives orders for trades from the Managing Owner.
Confirmations of all executed trades are given to the Fund by the Commodity Broker. The Brokerage Agreement incorporates the Commodity Broker’s standard customer agreements and related documents, which generally include provisions that:
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the assets of the Fund held in its account with the Commodity Broker and all contracts and rights to payment thereunder are held as security for the Fund’s obligations to the Commodity Broker;
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the Commodity Broker shall have the right to limit the size of open positions (net or gross) of the Fund with respect to its account at any time only as necessary to comply with the applicable law or applicable position limits and shall promptly notify the Fund of any rejected order;
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the Fund must make all applicable original margin, variation margin, intra-day margin and premium payments to the Commodity Broker; the Commodity Broker may, among other things, close out positions, sell securities or other property held in the Fund’s account, purchase futures or cancel orders at any time upon the default of the Fund under the Brokerage Agreement, without the consent of the Managing Owner on behalf of the Fund; and

•
absent a separate written agreement with the Fund with respect to give-up transactions, the Commodity Broker, in its sole discretion, may accept from other brokers contracts executed by such brokers and to be given up to the Commodity Broker for clearance or carrying in any account.
Administrative functions provided by the Commodity Broker to the Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating balances and margin requirements.
In respect of the transactions effected pursuant to the Brokerage Agreement, the Commodity Broker will charge the Fund a fee for the services it has agreed to perform, including brokerage charges, give-up fees, commissions and services fees as may be agreed upon by the Fund and the Commodity Broker; exchange, clearing house, NFA or other regulatory fees; the amount necessary to hold the Commodity Broker harmless against all taxes and tax-related liabilities of the Fund; any debit balance or deficiency in the Fund’s account; interest on any debit balances or deficiencies in the Fund’s account and on monies advanced to the Fund; and any other agreed upon amounts owed by the Fund to the Commodity Broker in connection with the Fund’s account or transactions therein.
The Brokerage Agreement is terminable by the Fund at any time by written notice to the Commodity Broker, or by the Commodity Broker without penalty upon ten (10) days’ prior written notice.
The Brokerage Agreement provides that except to the extent of its gross negligence, fraud or willful misconduct, the Commodity Broker shall not be liable for any loss, liability or expense incurred by the Fund in connection with or arising out of the Brokerage Agreement, transactions in or for the Fund or any actions taken by the Commodity Broker at the request or direction of the Fund.
Administration Agreement
Pursuant to the Administration Agreement among the Trust, on behalf of itself and on behalf of the Fund, and the Administrator, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including NAV calculations, accounting and other fund administrative services.
The Administration Agreement will continue in effect unless terminated on at least 90 days prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with respect to the Fund upon 30 days prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Custody Agreement by the Fund.
The Administrator is both exculpated and indemnified under the Administration Agreement.
Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Trust or the Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Trust, the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.
Subject to limitations, the Trust and/or the Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust or the Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for the Fund, or arising out of transactions or other activities of the Fund which occurred prior to the commencement of the Administration Agreement; provided, that neither the Trust nor the Fund will indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of each of the Trust, the Fund and their respective successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Trust and/or the Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third-party described in the Administration Agreement or by or on behalf of the Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Trust, on behalf of the Fund, or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Trust or the Fund or its own counsel; (iv) any improper use by the Trust or the Fund or their respective agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing NAV; or (vi) any valuations or NAV provided by the Fund.
Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trust, on behalf of the Fund, or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.
Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Fund; (b) the taxable nature or effect on the Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by the Fund to their respective shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.
Custody Agreement
The Bank of New York Mellon serves as the Fund’s Custodian. Pursuant to the Custody Agreement, the Custodian serves as custodian of all the Fund’s securities and cash at any time delivered to Custodian during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts for the Fund pursuant to the Custody Agreement. The Custodian will maintain separate and distinct books and records segregating the assets of the Fund.
The Trust, on behalf of the Fund, independently, and the Custodian may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Trust, on behalf of the Fund, gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Trust, on behalf of the Fund, such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.
The Custodian is both exculpated and indemnified under the Custody Agreement.
Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively referred to in this section as “losses”), incurred by or asserted against the Trust or the Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by the Trust or the Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to the Trust or the Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Trust or the Fund or any third-party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.
The Trust, on behalf of the Fund, as applicable, will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.
The Trust, on its own behalf and on behalf of the Fund, will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Fund; provided however, that the Trust, on its own behalf and on behalf of the Fund, as applicable, will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Trust, on its own behalf and on behalf of the Fund, as applicable, their successors and assigns, notwithstanding the termination of the Custody Agreement.
Transfer Agency and Service Agreement
The Bank of New York Mellon serves as the Fund’s Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Trust, on its own behalf and on behalf of the Fund, and the Transfer Agent, the Transfer Agent serves as the Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.
The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one-year term or, unless earlier terminated as provided below:

•
Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Trust, on behalf of the Fund, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within ninety (90) days of receipt of such notice.
•
The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days prior written notice in the event that the Managing Owner determines to liquidate the Trust or the Fund and terminate its registration with the SEC other than in connection with a merger or acquisition of the Trust.
The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.
Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Trust or the Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or losses, arising out of or attributable to:
•
All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.
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The Trust’s or the Fund’s gross negligence or willful misconduct.
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The breach of any representation or warranty of the Trust thereunder.
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The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust, on its own behalf or on behalf of the Fund, or any other person or firm on behalf of the Trust or the Fund including but not limited to any previous transfer agent or registrar.
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The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Trust, on its own behalf and on behalf of the Fund.
•
The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.
Distribution Services Agreement
Invesco Distributors provides certain distribution services to the Fund. Pursuant to the Distribution Services Agreement, as amended from time to time, between the Trust, with respect to the Fund and Invesco Distributors, Invesco Distributors will assist the Managing Owner with certain functions and duties relating to distribution and marketing including reviewing and approving marketing materials.
The date of the Distribution Services Agreement is the effective date and such Agreement will continue automatically for successive annual periods. The Distribution Services Agreement is terminable without penalty on sixty days’ written notice by the Fund’s Managing Owner or by Invesco Distributors. The Distribution Services Agreement will automatically terminate in the event of its assignment.
Pursuant to the Distribution Services Agreement, the Fund will indemnify Invesco Distributors as follows:
The Fund indemnifies and holds harmless Invesco Distributors and each of its directors and officers and each person, if any, who controls Invesco Distributors within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, Statement of Additional Information, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the Securities Act or any other statute or the common law. However, the Fund does not agree to indemnify Invesco Distributors or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of Invesco Distributors. In no case:
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is the indemnity of the Fund in favor of Invesco Distributors or any person indemnified to be deemed to protect Invesco Distributors or any person against any liability to the Fund or its security holders to which Invesco Distributors or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement; or
•
is the Fund to be liable under its indemnity agreement with respect to any claim made against Invesco Distributors or any person indemnified unless Invesco Distributors or such person, as the case may be, will have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon Invesco Distributors or any such person (or after Invesco Distributors or such person will have received notice of service on any designated agent).
However, failure to notify the Fund of any claim will not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense will be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, Invesco Distributors, its officers or directors or controlling person(s) or defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse Invesco Distributors, its officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify Invesco Distributors promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

Material U.S. Federal Income Tax Considerations
The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where explicitly noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:
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dealers in securities, commodities or currencies;
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financial institutions;
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RICs;
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real estate investment trusts;
•
tax-exempt organizations;
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insurance companies;
•
persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;
•
accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements;

•
traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or
•
persons liable for federal alternative minimum tax.
Furthermore, the discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below, which may adversely affect the Fund and/or its shareholders.
A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;
•
a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax advisor.
No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of items of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.
Status of the Fund
Under current law and assuming full compliance with the terms of the Trust Agreement and applicable law (and other relevant documents), in the opinion of Morgan, Lewis & Bockius LLP, the Fund will be classified as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, the Fund generally will not be a taxable entity for U.S. federal income tax purposes and will not incur U.S. federal income tax liability.
The opinion of Morgan, Lewis & Bockius LLP, is based on various assumptions relating to the Fund’s organization, operation, assets and activities, including assumptions that the Fund will not invest in any assets except those specifically provided for currently in this Prospectus, and that neither the Trust Agreement nor any other relevant document will be otherwise amended. The opinion of Morgan, Lewis & Bockius LLP further assumes that all factual representations and statements set forth in all relevant documents, records, and instruments are true and correct, all actions described in this Prospectus are completed in a timely fashion and that the Fund will at all times operate in accordance with the method of operation described in the Trust Agreement and this Prospectus, and is conditioned upon factual representations and covenants made by the Fund and the Managing Owner regarding the Fund’s organization, operation, assets, activities and the conduct of the Fund’s operations, and assumes that such representations and covenants are accurate and complete.

Special Rules for Publicly Traded Partnerships
A partnership generally is not a taxable entity and generally incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The DX Contracts held by the Fund are regulated as commodities and are traded on a commodities exchange, and, although there is no specific authority directly addressing the issue, such contracts should be treated as futures contracts with respect to commodities under Section 7704(d) of the Code. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.
The IRS may assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s Managing Owner will use its best efforts to cause the Fund to operate in such manner as is necessary for the Fund to continue to meet the qualifying income exception.
If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on the Fund’s tax return rather than being passed through to the Shareholders, and the Fund’s net income would be taxed to it at the 21% income tax rate applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.
The discussion below is based on Morgan, Lewis & Bockius LLP’s opinion that the Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.
U.S. Shareholders
Treatment of Fund Income
A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in the Fund will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

In the case of non-corporate shareholders, for taxable years beginning before January 1, 2026, there is a 20% deduction for “qualified publicly traded partnership income” within the meaning of Section 199A(e)(4) of the Code. In general, “qualified publicly traded partnership income” for this purpose is an item of income, gain, deduction or loss that is effectively connected with a United States trade or business and includable income for the year, but does not include certain investment income. It is currently not expected that the Fund’s income will be eligible for such deduction because as discussed below, although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund will not result in the Fund being engaged in a trade or business within the United States. Potential investors should consult their tax advisors regarding the availability of such deduction for their allocable share of the Fund’s items of income, gain, deduction and loss.
Shareholders will take into account their respective shares of ordinary income realized by the Fund from accruals of interest on Treasury Securities (“T-Bills”) held in the Fund’s portfolio. The Fund may hold T-Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt instruments with “market discount.” Upon disposition of such obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders in the Fund will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund. Shareholders will take into account their respective shares of any dividends received by the Fund from the Fund’s investments in the money market mutual funds and certain T-Bill ETFs.
It is expected that the DX Contracts held by the Fund will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to certain futures and options contracts subject to Section 1256 of the Code (“Section 1256 Contracts”). Section 1256 Contracts include certain regulated futures contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year.
If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.
Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.
In addition to the DX Contracts, the Fund may also invest in other futures contracts, forward agreements, swaps or other OTC derivatives as described above under “Investment Objectives.” The Fund’s investment in these other futures contracts, forward agreements, swaps or other OTC derivatives may have various tax consequences, requiring Shareholders to recognize ordinary income or loss or capital gain or loss. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Fund.

Allocation of the Fund’s Profits and Losses
For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Trust Agreement, unless an allocation under such agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the Shareholders’ interests in the Fund.
If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Trust Agreement could be increased or reduced or the character of the income or loss could be modified or both.
As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. The rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, loss, deduction and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.
Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations
In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.
Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated items of income, gain, loss and deduction realized after the date of transfer.
Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement. If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Treasury Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention was sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).
In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of the Fund’s items of income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or reverse Section 704(c) allocations (described below). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.
As with the other allocations described above, the Fund generally will use a monthly convention for purposes of so-called reverse Section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the revaluation convention. As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition.
The Code and applicable Treasury Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Treasury Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.
Section 754 Election
The Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.
The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs, the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.
In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of the beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares and its interest in the inside basis in the Fund’s assets.
Treatment of Distributions
Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “Disposition of Shares” below).
Creation and Redemption of Creation Units
Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If the Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated to Shareholders. An Authorized Participant’s creation or redemption of a Creation Unit also may affect the Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.
Disposition of Shares
If a U.S. Shareholder transfers Shares and such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.
U.S. Shareholders whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Fund’s income, gain, loss, deduction, or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares. These rules, however, should not affect the amount or timing of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.
Tax Basis in Fund Shares
A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S.

Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.
Limitations on Interest Deductions
The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates. A Shareholder’s distributive share of certain interest paid or accrued by the Fund, or certain entities in which the Fund invests may be treated as “business interest,” which is subject to separate limitations on deductibility.
Organization, Syndication and Other Expenses
Currently, “miscellaneous itemized deductions” are not permitted for taxable years beginning before January 1, 2026. In general, for taxable years beginning after December 31, 2025, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:
•
3% of the individual’s adjusted gross income in excess of certain threshold amounts; or
•
80% of the amount of certain itemized deductions otherwise allowable for the taxable year.
In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a non-corporate U.S. Shareholder. The Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to the U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees the Fund will pay will constitute miscellaneous itemized deductions.
Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund has made a Section 709(b) election. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.
Passive Activity Income and Loss
Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Treasury Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.
Tax on Net Investment Income
A 3.8% tax will be imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, it is expected that all or a substantial portion of a Shareholder’s share of Fund income will be net investment income. In addition, certain Fund expenses may not be deducted in calculating a Shareholder’s net investment income.
Reporting by the Fund to its Shareholders
The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from T-Bills, short-term and long-term capital gain or loss with respect to the DX Contracts, Money Market Income, T-Bill ETF Income and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.
Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.
Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Treasury Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.
Tax Agent
The beneficial owners who are of a type, as identified by the nominee through whom their Shares are held, that do not ordinarily have U.S. federal tax return filing requirements (collectively, “Certain K-1 Unitholders”), have designated the Managing Owner as their tax agent (the “Tax Agent”) in dealing with the Trust. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the Trust will provide to the Tax Agent Certain K-1 Unitholders’ statements (as described in Treasury Regulation section 1.6031(b)-1T(a)(3), as amended from time to time).
Audits and Adjustments to Tax Liability
Pursuant to the governing documents, the Managing Owner has been appointed the “partnership representative” of the Fund within the meaning of Section 6223 of the Code (the “Partnership Representative”), to act on the Fund’s behalf in connection with IRS audits and related proceedings. Under the Centralized Partnership Audit Regime, the Partnership Representative’s actions, including the Partnership Representative’s agreement to adjustments of the Fund’s income in settlement of an IRS audit of the Fund, will bind all Shareholders, and opt-out rights available to certain Shareholders in connection with certain actions of the tax matters partner under the partnership audit rules in effect prior to January 1, 2018 will no longer be available.
Under the Centralized Partnership Audit Regime, Shareholders are not required to receive notice of any audit of a Fund tax return and are not entitled to participate in any such audit, and any adjustment made in a Fund audit will be binding on all of the Shareholders. Any tax arising from an audit of a Fund tax return, as well as any resulting interest and penalties, is generally payable by the Fund in the year in which the determination becomes final unless the Fund elects to send statements (“Adjustment Statements”) to its Shareholders for the audited year informing them of their share of the adjustments made on audit. If the Fund sends Adjustment Statements, Shareholders are generally required to pay any tax, interest and penalties arising from such adjustments as if the adjustments were made in the audited year and any other affected year, as applicable, but are not required to amend their tax returns for any prior year. In general, if the Fund pays the tax resulting from the adjustment, the amount is determined by applying the highest rate of tax in effect for the audited year to the net adjustment amount, subject to possible reduction, with the approval of the IRS, to account for certain types of income and for tax-exempt Shareholders. Treasury Regulations provide guidance as to how the tax is paid if a partnership or other flow-through entity (“Pass-Through Partner”) receives an Adjustment Statement from a lower-tier partnership in which it holds an interest. In general, such Treasury Regulations provide that a Pass-Through Partner may pay the amount shown on the Adjustment Statement it receives or send statements to its interest holders for the audited year to which the Adjustment Statement relates informing them of their share of the adjustments shown on the Adjustment Statement. If the Pass-Through Partner sends such statements to its interest holders, then the interest holders are generally required to pay the amount of tax, interest and penalties reported on such statements. A Pass-Through Partner must file and furnish such statements to its affected interest holders in accordance with forms, instructions and other guidance to be prescribed by the IRS. It is also possible that state and local taxing jurisdictions will enact similar provisions.
Shareholders should discuss with their own tax advisors the possible implications of the Centralized Partnership Audit Regime with respect to an investment in the Fund.
Non-U.S. Shareholders
The Fund intends to conduct its activities in such a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States is not expected to be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of T-Bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation and certification requirements. In addition, with respect to certain distributions made to non-U.S. Shareholders, no withholding is required and the distributions by the Fund that relate to dividends paid to the Fund by money market mutual funds and T-Bill ETFs that are RICs generally will not be subject to federal income tax if (i) the distributions are properly reported by us as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be given that any of our distributions would be designated as eligible for this exemption.
Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares or on the non-U.S. Shareholder’s share of the Fund’s capital gains. However, in general the purchaser or transferee of a partnership interest is required to withhold 10% on the “amount realized” by a Non-U.S. Shareholder on the sale or exchange of Shares, unless the transferor certifies that it is not a non-U.S. person. However, the U.S. Department of the Treasury and the IRS have suspended these rules for transfers of certain publicly traded partnership interests, including transfers of our common units, that occur before January 1, 2022. Such withholding will be required on open market transactions occurring on or after January 1, 2022, but in the case of a transfer made through a broker, the obligation to withhold is generally imposed on the transferor’s broker. A Non-U.S. Shareholder also could be liable for state/local income taxes, and could have corresponding state/local tax filing requirements.
In the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of capital gains if the non-U.S. Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.
Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.
Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.
Regulated Investment Companies
The Fund does not believe that it will be classified as a qualified publicly traded partnership within the meaning of Section 851(h) of the Code. Accordingly, a RIC that invests in Shares will be treated as owning a proportionate share of the Fund’s assets and will take into account its allocable share of the Fund’s items of income, gain, loss, and deduction when testing the various compliance requirements specifically applicable to RICs. Under current interpretation of the RIC qualification rules, a RIC’s allocable share of income from the Fund’s DX Contracts and interest income from its investment in debt obligations should be treated as qualifying income. The U.S. Treasury has specific statutory authority (granted in 1986) to promulgate Treasury Regulations excluding from the definition of qualifying income foreign currency gains which are not directly related to a RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities), although to date no such Treasury Regulations have been issued or proposed. For this reason, there are some RICs which do not invest in foreign currencies except as a way to hedge risk for investments which may be denominated in or affected by certain foreign currency fluctuations. RIC investors face a risk that future Treasury Regulations will recharacterize foreign currency gains received by them as nonqualifying income and be retroactive in application. If the IRS determines that the DX Contracts do not produce qualifying income under Section 851(b) of the Code, the Fund may become classified as a “qualified publicly traded partnership” within the meaning of Section 851(h) of the Code. RICs are limited to investing up to 25% of their assets in “qualified publicly traded partnerships” and net income derived from such investments is qualifying income for RICs under Section 851(b) of the Code. A prospective RIC investor is encouraged to consult a tax advisor regarding the treatment of its investment in Shares under the current tax rules.
Tax-Exempt Organizations
An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.
UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.
UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.
All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares is not expected to incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Tax-exempt entities are not permitted to offset losses from one trade or business against the income or gain of another trade or business. Certain net losses incurred prior to January 1, 2018 are permitted to offset gain and income created by an unrelated trade or business, if otherwise available.
Certain State and Local Taxation Matters
Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares. These considerations arise under various taxing schemes, which include taxes imposed on entities treated as partnerships for U.S. federal income tax purposes, withholding on the distributive share of a nonresident partner, franchise and capital taxes, gross income taxes, net income taxes, value added taxes, and gross receipts taxes.
State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit for state net income tax purposes. For Shareholders that are taxed as entities for state or local tax income tax purposes, the taxable nexus, income, and apportionment factors of the Fund may flow through to the Shareholder and such flow-through may disproportionately impact the taxability of the Shareholder in one or more jurisdictions relative to that Shareholder’s distributive share from the Fund. For Shareholders that are individuals, the taxable nexus and apportioned income of the Fund will generally flow through to the Shareholder and the Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local income tax purposes in the jurisdiction in which the Shareholder is a resident.
The Fund may have a taxable nexus with one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file a state and local tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction(s) in which the Shareholder is resident.
Tax Shelter Disclosure Rules
There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Fund or the Shareholders (1) if a Shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, the Fund’s material advisors could be required to maintain a list of persons investing in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.
U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.
Backup Withholding
The Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders that do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.
Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.
FATCA
The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) (“Withholdable Payments”). While the 30% withholding tax would have applied also to payments of gross proceeds from the sale or other disposition on or after January 1, 2019 of property that would give rise to U.S. source interest or dividends, proposed Treasury Regulations eliminate such withholding on payments of gross proceeds entirely. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed Treasury Regulations pending their finalization. As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership.
The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by the Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.
Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.
Euroclear System
Any participant of the Euroclear System that holds Shares in the Euroclear System will be deemed to have represented to and agreed with the Fund and Euroclear Bank as a condition to Shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, among other courses of action, block trades in the Shares and related income distributions of such participant.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

Purchases by Employee Benefit Plans
Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations — ‘Tax-Exempt Organizations’” below. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.
General
The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as Plans, and such fiduciaries with investment discretion being referred to herein as Plan Fiduciaries). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.
In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.
Each Plan Fiduciary of an ERISA Plan must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role such an investment in the Fund plays in the Plan’s investment portfolio. Each such Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the documents of the Plan and related trust.
EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES SHOULD CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.
“Plan Assets”
ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being treated as assets of the Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” (the “Insignificant Participation Exception”), or certain other exceptions apply.
The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares should be considered to be publicly-offered securities. First, the Shares are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act, and the Shares were timely registered under the Exchange Act. Second, it appears that the Shares are freely transferable because the Shares may be freely bought and sold on NYSE Arca. Third, the Shares have been owned by at least 100 investors independent of the Fund and of each other from the date the Shares were first sold. Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.
Ineligible Purchasers
In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, Invesco Distributors, the Trustee, the Index Sponsor, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give “investment advice” as defined by U.S. Department of Labor regulations with respect to such plan assets, for a fee; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code absent an available exemption from the prohibited transaction rules.
Form 5500 Reporting
Certain ERISA Plans may be required to report certain compensation paid by the Fund to the Fund’s service providers on Schedule C to the Plan’s annual Form 5500. To the extent applicable, any descriptions of such compensation herein are intended to satisfy the disclosure requirements for “eligible indirect compensation” for purposes of the alternative reporting option on Schedule C.
Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will make the foregoing statements incorrect or incomplete.
THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.
This section does not address any laws, regulations, or statutes that may apply to prospective investors that are employee benefit plans not subject to ERISA or Section 4975 of the Code, such as U.S. federal, state and local governmental plans and certain church plans (as well as foreign plans). These other laws, regulations or statutes may impose fiduciary responsibility requirements in connection with the investment of plan assets that may be similar to ERISA. Such investors should consult their own professional advisors about these matters.

Plan of Distribution
Authorized Participants
The Fund issues Shares in Creation Units to Authorized Participants continuously on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create a Creation Unit is accepted by the Fund. The creation or redemption will be at the NAV of 100,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Creation Unit is accepted by the Fund. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to two business days after the creation order date.

Authorized Participants may offer to the public, from time to time, Shares from any Creation Units they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may, depending on the facts and circumstances, be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
The Fund has entered into the Distribution Services Agreement with Invesco Distributors to assist the Managing Owner with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. In consideration for the services provided by Invesco Distributors, the Managing Owner reimburses Invesco Distributors for actual costs associated with the performance of such services, capped at $25,000 annually ($6,250 per quarter). See also “Material Contracts – Distribution Services Agreement.”
As of the date of this Prospectus, each of ABN AMRO Clearing Chicago LLC, Bank of America Merrill Lynch, BMO Capital Markets Corp., BNP Paribas Securities Corp., Cantor Fitzgerald & Co., Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co., Goldman Sachs Execution & Clearing LP, Interactive Brokers LLC, Jefferies LLC, JP Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. LLC, Nomura Securities International Inc., RBC Capital Markets LLC, UBS Securities LLC, Virtu Americas LLC and Virtu Financial Capital Markets LLC has executed a Participant Agreement and are the only Authorized Participants.
Likelihood of Becoming a Statutory Underwriter
The Fund issues Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, may occur at any point. An Authorized Participant, other broker-dealer firm or its client may be deemed a statutory underwriter, and thus may be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Creation Unit from the Fund, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution, under certain interpretations of applicable law, in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.
Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(a)(3) of the Securities Act.
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Summary of Items of Value Paid Pursuant to FINRA Rule 2310
Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
Selling Commission	Authorized Participants	Shareholders	No greater than 0.99% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Creation Units.
Distribution Services Fee	Invesco Distributors	Managing Owner	Capped at $25,000 per annum, not to exceed 0.25% of the gross offering proceeds
Assisting the Managing Owner
with certain functions and
duties relating to distribution
and marketing, including
reviewing and approving
marketing materials,
consulting with FINRA and
ensuring compliance with
FINRA marketing rules and
maintaining certain books and
records pertaining to the Trust
and the Fund.

For additional details, see below.
General
Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.
The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.
The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10% of the gross offering proceeds of the Fund’s Shares.
The Authorized Participants will not charge a commission of greater than 0.99% of the gross offering proceeds of the offering.
The Distribution Services Agreement provides for Invesco Distributors to be paid $25,000 per annum ($6,250 per quarter). The Managing Owner pays these fees to the Distributor out of its own assets.
The payments to Invesco Distributors will not, in the aggregate (of the Trust, and not on a Fund by Fund basis), exceed 0.25% of the gross offering proceeds of the offering. Invesco Distributors will monitor compensation received in connection with the Trust to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Fund’s Shares trade on the NYSE Arca under the symbol “UDN.”

Legal Matters
Morgan, Lewis & Bockius LLP has advised the Managing Owner in connection with the Shares being offered hereby. Morgan, Lewis & Bockius LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust and the Fund. Morgan, Lewis & Bockius LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Morgan, Lewis & Bockius LLP has not represented, nor will it represent, the Trust or the Fund or the Shareholders in matters relating to the Trust or the Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.
Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, has advised the Trust in connection with the legality of the Shares being offered hereby.

Experts
The financial statements of the Fund and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Additional Information
This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. As further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

Recent Financial Information and Annual Reports
The Managing Owner will furnish you with an annual report of the Fund within ninety (90) calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at https://www.invesco.com/ETFs. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Incorporation by Reference of Certain Documents
The SEC allows the Fund to “incorporate by reference” into this Prospectus the information that the Fund files with it, meaning the Fund can disclose important information to Shareholders by referring Shareholders to those documents already on file with the SEC.
The information the Fund incorporates by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede some of this information. The Fund incorporates by reference the documents listed below.
This Prospectus incorporates by reference the following documents, which the Fund has previously filed with the SEC, in response to certain disclosures:
•
The Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 26, 2021;
•
The Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed on May 7, 2021 and August 6, 2021, respectively; and
•
Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.
Because the Fund is incorporating by reference future filings with the SEC, this Prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this Prospectus. This means that Shareholders must look at all of the SEC filings that are incorporated by reference to determine if any of the statements in this Prospectus or in any document previously incorporated by reference have been modified or superseded.
The Fund will provide to Shareholders a copy of the filings that have been incorporated by reference in this Prospectus upon request, at no cost. Any request may be made by writing or calling the following address or telephone number:
Invesco Capital Management LLC
3500 Lacey Road, Suite 700
Downers Grove, IL 60515
Telephone: (800) 983-0903
These documents may also be accessed through our website at https://www.invesco.com/ETFs or as described herein under “Additional Information.” The information and other content contained on or linked from our website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.
The Fund files annual, quarterly, current reports and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Fund.
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Part Two
Statement of Additional Information

Invesco DB US Dollar Index Bearish Fund
Shares of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.
Past performance is not necessarily indicative of future results.
See “Risk Factors” beginning at page 12 in Part One.
THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.
THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION. YOU MUST READ THE STATEMENT OF ADDITIONAL INFORMATION IN CONJUNCTION WITH THE DISCLOSURE DOCUMENT.
August 17, 2021

Invesco Capital Management LLC
Managing Owner

Part Two
Statement of Additional Information
Table of Contents
General Information Relating to Invesco Capital Management LLC	98
The Futures Markets	98

General Information Relating to Invesco Capital Management LLC
Invesco is an independent firm dedicated to delivering an investment experience that helps people get more out of life. We are privileged to manage more than $1,505 billion in assets on behalf of clients in more than 120 countries. Our capabilities span global regions, asset classes and investment vehicles, and our investment teams have the intellectual freedom to capitalize on their expertise. To learn more, visit https://www.invesco.com/us.

The Futures Markets
Futures Contracts
Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December wheat on a futures exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock, financial or economic indices approved by the CFTC, or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.
Hedgers and Speculators
The two broad classes of persons who trade futures contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.
Futures Exchanges
Futures exchanges provide centralized market facilities for trading futures contracts and options thereon (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.
Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes a guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades. Members effecting futures transactions on an organized exchange typically need not worry about the solvency of the party on the opposite side of the trade but, rather, their concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.
Regulations
Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.
The Commodity Exchange Act and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of the Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Fund is not registered with the CFTC in any capacity.
The Commodity Exchange Act requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.
The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.
Shareholders are afforded certain rights for reparations under the Commodity Exchange Act. Shareholders may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.
Pursuant to authority in the Commodity Exchange Act, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for derivatives professionals. NFA members are subject to NFA standards relating to fair trade practices, market integrity, and consumer protection. As the self-regulatory body of the derivatives industry, the NFA promulgates rules governing the conduct of derivatives professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and swap dealers, among others, and their respective associated persons, as applicable, and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Fund is not required to become a member of the NFA).

The CFTC has no authority to regulate trading on foreign futures exchanges and markets but permits direct access to such markets from the United States with respect to foreign boards of trade that are registered as such with the CFTC.
Margin
“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contract that the trader purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract.
Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.
Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.
P-DBUDN-PRO-1
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PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement (other than selling commissions).

Approximate Amount
Securities and Exchange Commission Registration Fee	$(1)
Printing Expenses	$125,000
Fees of Independent Registered Public Accounting Firm	$27,500
Fees of Counsel	$93,000

Total	$(2)

(1)

Applicable SEC registration fees have been deferred in accordance with Rules 456(d) and 457(u) of the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.

(2)

Because an indeterminable amount of securities is covered by this registration statement, the total expenses in connection with the issuance and distribution of the securities are, therefore, not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Section 4.7 of the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Trust filed as an exhibit to this Registration Statement, as amended from time-to-time (the “Trust Agreement”), provides for the indemnification of Invesco Capital Management (the “Managing Owner”) and its Affiliates (as such term is defined in the Trust Agreement) (the Managing Owner and its Affiliates collectively, “Covered Persons”). Under the Trust Agreement, each Covered Person shall be indemnified by the Trust to the fullest extent permitted by law against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any action, suit, or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or to the Limited Owners (as such term is defined in the Trust Agreement) by reason of willful misconduct or gross negligence of such Covered Person. Any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Managing Owner. The source of payments made in respect of indemnification under the Trust Agreement shall be the assets of the Trust.

Item 16.	Exhibits.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION

1.1	Form of Initial Purchaser Agreement [1]

4.1	Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Registrant [2]

4.1.1	Amendment No. 1 to the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Registrant [3]

4.1.2	Amendment No. 2 to the Fifth Amended and Restated Declaration of Trust and Trust Agreement of the Registrant [4]

4.2	Form of Participant Agreement [5]

4.2.1	Amendment to Form of Participant Agreement [5]

5.1	Opinion of Richards, Layton & Fingers as to legality [6]

8.1	Opinion of Morgan, Lewis & Bockius LLP as to income tax matters [6]

10.1	Form of Customer Agreement [7]

10.2	Form of Administration Agreement [8]

10.3	Form of Global Custody Agreement [8]

10.4	Form of Transfer Agency and Service Agreement [9]

10.5	Distribution Services Agreement [10]

23.1	Consent of Richard, Layton & Fingers is included as part of Exhibit 5.1

23.2	Consent of Morgan, Lewis & Bockius LLP as tax counsel is included as part of Exhibit 8.1

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney [6]

1	Previously filed as an exhibit to Pre-Effective Amendment No. 2 to a Registration Statement on Form S-1 on January 17, 2007 and incorporated herein by reference.
2	Previously filed as an exhibit to Form 8-K on February 25, 2015 and incorporated herein by reference.
3	Previously filed as an exhibit to Form 8-K on June 20, 2016 and incorporated herein by reference.
4	Previously filed as an exhibit to Form 8-K on June 4, 2018 and incorporated herein by reference.
5	Previously filed as an exhibit to Form 10-Q on November 6, 2020 and incorporated herein by reference.
6	Previously filed as an exhibit to a Registration Statement Form S-3 on June 22, 2021 and incorporated herein by reference.
7	Previously filed as an exhibit to Form 8-K on November 28, 2016 and incorporated herein by reference.
8	Previously filed as an exhibit to Form 8-K on October 1, 2019 and incorporated herein by reference.
9	Previously filed as an exhibit to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 on October 16, 2006 and incorporated herein by reference.
10	Previously filed as an exhibit to Form 8-K on May 19, 2020 and incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant and co-registrant hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant and co- registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant and co- registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant and co- registrant are relying on Rule 430B:

(A) Each prospectus filed by the registrant and co- registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant and co- registrant are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant and co- registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant and co- registrant undertake that in a primary offering of securities of the undersigned registrant and co- registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant and co- registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant and co- registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant and co- registrant or used or referred to by the undersigned registrant and co- registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant and co- registrant or their securities provided by or on behalf of the undersigned registrant and co- registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant and co- registrant to the purchaser.

(b) The undersigned registrant and co- registrant hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant and co- registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant and co- registrant hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant and co- registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant and co- registrant pursuant to the foregoing provisions or otherwise, the registrant and co- registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant and co- registrant of expenses incurred or paid by a director, officer or controlling person of the registrant and co- registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant and co- registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and the Co- Registrant certifies that it has reasonable grounds to believe that the Registrant and Co-Registrant meet all of the requirements of filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on the 17th day of August, 2021.

Invesco DB US Dollar Index Trust

By:	Invesco Capital Management LLC,
its Managing Owner

By:	*
Name: Anna Paglia
Title: Chief Executive Officer of the Managing Owner

Invesco DB US Dollar Index Bearish Fund, a series of Invesco DB US Dollar Index Trust

By:	Invesco Capital Management LLC,
its Managing Owner

By:	*
Name: Anna Paglia
Title: Chief Executive Officer of the Managing Owner

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Adam Henkel, Anita De Frank and William McAllister as his or her true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, a registration statement on Form S-3 (or other appropriate form) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any other documents in support thereof or supplemental or amendatory thereto, and any and all other amendments (including post-effective amendments) to such registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all further amendments, including post-effective amendments, thereto)), and each hereby ratifies and confirms the signature of such person as it may be signed by said attorneys-in-fact, and each of them individually, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Managing Owner of the Registrant and the Co- Registrant in the capacities and on the date indicated.

* Name: Anna Paglia	Chief Executive Officer and Manager (principal executive officer)	August 17, 2021

* Name: Kelli Gallegos	Principal Financial and Accounting Officer, Investment Pools (principal financial officer and principal accounting officer)	August 17, 2021

* Name: Jordan Krugman	Manager	August 17, 2021

* Name: John Zerr	Manager	August 17, 2021

*By:	/s/ Adam Henkel
Attorney-in-Fact